AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2026
REGISTRATION NO. 333-283684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-3 TO FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PRUCO LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in its Charter)

ARIZONA
(State or other jurisdiction of incorporation or organization)
22-1944557
(I.R.S. Employer Identification Number)
C/O PRUCO LIFE INSURANCE COMPANY
213 WASHINGTON STREET
NEWARK, NEW JERSEY 07102-2992
(973) 802-7333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
3800 North Central Avenue, Suite 460
Phoenix, Arizona 85012
(602) 248-1145
(Name, address, including zip code, and telephone number, including area code, of agent for service)
COPIES TO:
ELIZABETH L. GIOIA
VICE PRESIDENT
PRUCO LIFE INSURANCE COMPANY
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
(203) 402-1624

As soon as practicable after the effective date of Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer

Non-accelerated filer	X	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.
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Explanatory Note
Pruco Life Insurance Company (“Pruco”) is changing the registration form for the Contracts from Form S-3 to Form S-1 to facilitate Pruco’s intended reliance on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”). Rule 12h-7 exempts insurance companies from the 1934 Act’s periodic and current reporting requirements with respect to non-variable insurance products that are registered under the Securities Act of 1933, provided that certain conditions are satisfied. While registration on Form S-1 is not an express condition of Rule 12h-7, the eligibility requirements of Form S-3 require Registrant to file 1934 reports, making reliance on Rule 12h-7 and registration on Form S-3 generally incompatible.

Pruco decided to initially register the Contracts on Form S-3 in order to realize the benefits associated with that registration form (e.g., shorter-form prospectus and financials forward incorporated by reference). In light of certain business decisions, Pruco has decided that suspending 1934 Act reporting (by relying on Rule 12h-7) outweighs the benefits associated with Form S-3. Accordingly, Pruco is taking the necessary step of registering the Contracts on Form S-1.

PRUCO LIFE INSURANCE COMPANY
A Prudential Financial Company
751 Broad Street, Newark, NJ 07102-3777

ActiveIncome
Individual Contingent Deferred Annuity
Prospectus Dated [May 1, 2026]

This prospectus describes ActiveIncome, an individual contingent deferred annuity (“Contract”) offered by Pruco Life Insurance Company (“Pruco Life,” “we,” “our” or “us”). The Contract is offered to eligible investors who have engaged an Investment Adviser Representative (“Financial Professional”) to provide advice on the management of an investment account (“Account”) held with an investment firm (“Financial Firm”) approved by us.

The Contract is designed to allow you to withdraw a certain amount from the Account, that fluctuates annually and can be reduced significantly, based on the Account’s investment performance, until we are obligated to make guaranteed payments, if ever. You (or your Financial Professional, on your behalf) control the assets in your Account, not us. However, the Contract’s benefits are subject to the Contract’s rules regarding withdrawals, contributions, permissible types of investments, and other matters relating to your Account. Violating these rules, or exceeding the limits established by these rules, may significantly reduce the value of your benefit, and may even cause your Contract to terminate.

The Contract provides a longevity benefit in certain circumstances. The Contract differs from many other longevity focused annuity products available, including conventional Contingent Deferred Annuities, in that the amount you are permitted to withdraw may fluctuate from year to year and it does not guarantee a minimum Lifetime Income Amount or protect against poor investment performance of your Account Assets. If your Account Value is depleted due to poor investment performance, your resulting Lifetime Income Amount may be nominal. Conversely, if your Account Value increases due to investment performance, your resulting Lifetime Income Amount may be higher than other annuity benefits. See "Appendix C - Hypothetical Annual Income Amounts and Insured Income Payments Based on Hypothetical Investment Performance" showing the impact of hypothetical investment performance on a hypothetical Account Value.

The minimum issue age for this Contract is 50 based on the youngest Annuitant. You may designate whether you choose single or joint income with your spouse at any time before you begin the Income Stage. Please see the sections titled "Purchasing the Contract and Making Account Value Contributions" on page 45 and "Contract Designations" on page 46 for additional information.
This prospectus describes all material rights and obligations of the Contracts. Clients seeking information regarding their particular investment needs should contact a Financial Professional. The Contract is offered as an individual annuity contract and has features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Contract. All Annuity Payments and Insured Income Payments under this Contract are subject to our creditworthiness and claims-paying ability.

The Contract and certain features may not be available in all states. Material state variations for the Contract are listed in “Appendix A – Special Contract Provisions for Contracts Issued in Certain States.” This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

The principal underwriter for the Contract is Prudential Annuity Distributors, Inc. (“PAD”), who distributes the Contract through selling firms with whom PAD has entered into a selling agreement. Currently, all features are available through all selling firms. In the future, the Contract and certain features may not be available through all selling firms. In that event, we will amend this prospectus to describe the differences by each selling firm. Financial Professionals may be compensated for the sale of the Contract. Please speak to your Financial Professional for further details.

The minimum initial value under the Contract is $50,000.

PLEASE READ THIS PROSPECTUS
This prospectus sets forth information about the Contract that you should know before purchasing. Please read this prospectus and keep it for future reference. Certain terms are capitalized in this prospectus. Those terms are defined either in the “Glossary of Terms” section or in the context of the particular section.
This Contract should not be used to meet income needs in retirement. It is intended to provide a contingent longevity benefit for Contract Owners concerned about outliving the income provided by the Account, but willing to accept the risk that the income available in connection with the Contract will fluctuate and may be nominal in the event of Non-Income Withdrawals, Excess Withdrawals or sustained negative investment performance, net of fees.
The Contract provides a contingent guarantee to provide lifetime income payments if the Account is depleted due to permitted withdrawals. The Contract is designed to allow Contract owner(s) to take permitted withdrawals from their Account, until the Account Value has been exhausted, at which time Insured Income Payments will begin. The likelihood of you depleting your Account before death depends on how long you live, meaning we may never make any income payments to the Contract owner and the chance we will have to make payments may be minimal. Similarly, the Insured Income Payment may be nominal, if your Account experiences significant negative market performance, net of fees, or if you take Excess or Non-Income Withdrawals. The annuity is not meant to protect against asset depletion due to negative market performance or to provide guaranteed income prior to asset depletion.

PLAZACTINC-DFA

We set the Income Percentage and Income Deferral Rates for the Contract based on the average assumed lifetime of expected contract holders. This assumption is intended to minimize the risk that the Account will be reduced to zero before your death thereby requiring us to make lifetime income payments to you. You may only receive Insured Income Payments if you outlive this average future lifetime.
If your Account Value is reduced due to Contract Fees, Advisory Fees and/or negative investment performance, your Income Base may be reduced by more than the amount of the fees or performance loss. This could result in the amount of your Insured Income Payments being nominal.
This Contract is designed for prospective purchasers who have already established an investment management account on the Dimensional Fund Advisors UMA Platform and want to add a benefit to the Account that allows you to take a certain amount of Withdrawals each year. You may not purchase this Contract if you do not maintain your Account on the Dimensional Fund Advisors UMA Platform.
You will begin paying Contract Fees as of the date the Contract is issued. You may pay Contract Fees without ever realizing the financial benefit of the Contract, or the benefits you receive under the Contract may not offset the fees paid over the life of the Contract.
This Contract may not be appropriate if you intend to make frequent or large Non-Income Withdrawals from the account during the Pre-Income Stage, or if you intend to make withdrawals from the account during the Income Stage of the Contract that exceed the Annual Income Amount. Such withdrawals could significantly reduce the contingent guarantee and even terminate the Contract.
The Contract may be terminated by us as a result of many different circumstances, including Non-Income or Excess Withdrawals that reduce the Income Base to $0, failure to pay Contract Fees when due and failure to adhere to the investment restrictions of the Contract.
There are Account investment restrictions that must be followed to maintain the Contract and its contingent guarantee. Any additional investment restrictions we impose in the future will be to allow us to appropriately hedge our risk related to the Contract, by matching our liability under the Contract to liquid hedge assets.
We may, at any time, restrict a Contract holder’s ability to make additional contributions to the Account.
Contingent deferred annuity contracts are complex insurance vehicles. Refer to the “Summary Risk Factors” section of this prospectus on page 4 for a summary of the Contract’s risks, and “Risk Factors” beginning on page 16 for a full discussion of the Contract’s risks.
You should work with your Financial Professional to decide whether the Contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

RIGHT TO CANCEL
You may cancel this Contract within 30 days after you receive it (or such longer period, as required by state law. See "Appendix A" for details). The amount of the refund will equal any Contract Fees paid as of the date your Contract is cancelled.

OTHER CONTRACTS
We offer a variety of annuity contracts. They offer features and have fees and charges that are different from the Contract offered by this prospectus. Not every annuity contract we issue is offered through every selling firm. Upon request, your Financial Professional can show you information regarding other Pruco Life annuity contracts that your Financial Professional sells. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts.

AVAILABLE INFORMATION
Additional information about us and this offering is available in the registration statement and the exhibits thereto, as well as in documents incorporated by reference into this prospectus (which means they are legally part of this prospectus). You may review and obtain copies of these materials at no cost to you by contacting us. They may also be obtained through the Securities and Exchange Commission’s Internet Website (www.sec.gov), which the SEC maintains for us and other registrants that file electronically with the SEC. Please see “How to Contact Us” later in this prospectus for our Service Office address.

In compliance with U.S. law, Pruco Life delivers this prospectus to current Contract Owners that reside outside of the United States. However, we may not market or offer the Contract to prospective purchasers who are outside of the United States.

THE CONTRACT IS NOT A DEPOSIT OR OBLIGATION OF, OR ISSUED, GUARANTEED OR ENDORSED BY, ANY BANK, AND IS NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT WWW.PRUDENTIAL.COM/ANNUITIES.

APPENDIX C – HYPOTHETICAL ANNUAL INCOME AMOUNTS AND INSURED INCOME PAYMENTS BASED ON HYPOTHETICAL INVESTMENT PERFORMANCE	C-1
APPENDIX D – PRUCO LIFE INSURANCE COMPANY FORM S-1 MANAGEMENT DISCUSSION & ANALYSIS AND PRUCO LIFE INSURANCE COMPANY GAAP FINANCIAL STATEMENTS	D-i

GLOSSARY OF TERMS
Account: Your investment account at your Financial Firm that holds the covered assets relating to your Contract and that is managed through the Dimensional Fund Advisors UMA Platform.
Account Owner(s): The natural person(s) or entity who has all rights to the Account.
Account Value: The value of the assets in your Account as of the close of business on a Valuation Day. For the purposes of the Contract, once the Account Value has been determined on a Valuation Day, it does not change until the close of business on the next Valuation Day.
Additional Account Value Contribution: Amounts contributed to the Account by you, or on your behalf, after the Contract Date, as permitted under the Contract, and acknowledged by us.
Advisory Fees: The amount your Financial Firm deducts from your Account in consideration of the investment advisory services provided in relation to the Account.
Annual Income Amount: During the Income Stage, the annual amount determined for each Contract Year that can be withdrawn without being considered an Excess Withdrawal. During the Income Stage, the Annual Income Amount will vary and can be higher or lower in one Contract Year than in the prior Contract Year. During the Insured Income Stage, the Annual Income Amount is the annual amount distributed in the form of Insured Income Payments. The Annual Income Amount will not change during the Insured Income Stage.
Annuitant(s): The natural person(s) whose life expectancy(ies) is the basis for Insured Income Payments or Annuity Payments under the Contract. The Contract Owner is the Annuitant or, if more than one Contract Owner, the first named Contract Owner in the Contract Schedule will be the Annuitant and the other Contract Owner will be the Co-Annuitant. If the Contract Owner is an entity that we allow, the Annuitant and, if applicable, Contingent Annuitant, is a natural person who has a beneficial interest in the Account and entity and is named by the Contract Owner at issuance of the Contract. Annuitant, Co-Annuitant and Contingent Annuitant may be collectively referred to herein as the Annuitants.
Annuitization (Annuitization option): The Contract feature that allows you to convert your entire remaining Account Value into a guaranteed stream of Annuity Payments from us.
Annuity Date: The date on which the Account is permanently converted into payments from us, either in the form of Annuity Payments or in the form of Insured Income Payments.
Annuity Payments: Payments we make to the Annuitant(s), designated payee, or the Beneficiary(ies) on or after the Annuity Date based on the Account Value transferred to us and the Annuitization option selected by you.
Beneficiary(ies): The natural person(s) or entity named as beneficiary on or after the Annuity Date to receive any remaining period certain Annuity Payments, if applicable, at the death of the Annuitant(s).
Code or Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
Company: Pruco Life Insurance Company (also referred to as “Prudential,” “we,” “us” or “our”).
Contract: The contingent deferred annuity contract described in this prospectus.
Contract Date: The Valuation Day on which this Contract becomes effective.
Contract Date Anniversary: Each annual anniversary of the Contract Date, or the next following Valuation Day if the annual anniversary does not fall on a Valuation Day.
Contract Fee: The amounts paid to maintain this Contract.
Contract Owner(s): The natural persons or entity to whom a Contract is issued (also referred to as “you” or “your,” where applicable). All ownership rights with respect to any issued Contract belong to the Contract Owner(s), or as determined through the operation of applicable law.
Contract Year: The first Contract Year begins on the Contract Date and continues through and includes the day immediately preceding the first Contract Date Anniversary. Subsequent Contract Years begin on the Contract Date Anniversary and continue through and include the day immediately preceding the next Contract Date Anniversary. For a Qualified Account, once the Income Stage begins, the next Contract Year will begin on the first Valuation Day of the calendar year that immediately follows the Contract Year in which the Income Stage began. Each subsequent Contract Year will then correspond to the calendar year.
Custodial IRA Account: A custodial or trust account to hold retirement assets pursuant to the provisions of Section 408(a) of the Internal Revenue Code.
Custodial Roth IRA Account: A custodial or trust account to hold retirement assets pursuant to the provisions of Section 408A and 408(a) of the Internal Revenue Code.
Due Proof of Death: Due Proof of Death is satisfied when we receive, in Good Order, documentation acceptable to us and all representations required or mandated by applicable law or regulation in relation to the Contract.

Eligible Account Assets: Investments that we designate as eligible for coverage under this Contract. After the Contract is issued, we may designate additional investments as Eligible Account Assets. Once we designate an investment as an Eligible Account Asset, we, at any time in the future, may determine that such investment is no longer an Eligible Account Asset. Money market holdings are considered to be an Eligible Account Asset.
Excess Withdrawal: All or any portion of a withdrawal during the Income Stage that exceeds the remaining Annual Income Amount for that Contract Year and any Unused Annual Income Amount. Excess Withdrawals may significantly reduce the value of your Contract’s future benefit and may cause the Contract to terminate.
Financial Firm: The financial institution holding your Account.
Financial Professional: The registered investment adviser who provides investment advisory services in relation to your Account. If your registered investment advisor is not a registered representative or licensed to sell insurance, your Financial Professional will include a person who fulfills those functions.
Good Order: Good Order is a state or condition acceptable to us, in our sole discretion, and determined to be reasonably necessary for the accurate execution of the intended transaction or direction, including: a) being received at our Service Office in a manner that is sufficiently complete and clear that we do not need to exercise any discretion; b) complies with all relevant laws and regulations; c) on specific forms, or by other means we then permit (such as via telephone or electronic transmission); and/or d) with any signatures and dates as we may require. We will notify the Financial Firm, or you when Good Order conditions have not been met.
Income Base: The benefit base that is used to determine the Annual Income Amount. The Income Base is not a cash value available for withdrawal or annuitization.
Income Deferral Rate: The annual percentage that is added as a daily amount to the Income Percentage on each Valuation Day during the Pre-Income Stage.
Income Percentage: The income rate applied to the Income Base to determine the Annual Income Amount.
Income Stage: The time period beginning on the Valuation Day next following the earlier of the first Income Withdrawal or notification by you, received by us in Good Order, to begin the Income Stage and ending on the Annuity Date or termination of the Contract. During the Income Stage, you may take Income Withdrawals from your Account. Income Withdrawals will not reduce your Contract’s benefit. Withdrawals that exceed the Annual Income Amount and any Unused Annual Income Amount (i.e., taking Excess Withdrawals) may significantly reduce the value of your Contract’s future benefit and may cause the Contract to terminate.
Income Withdrawal: A withdrawal during the Income Stage that does not exceed the remaining Annual Income Amount for that Contract Year or any Unused Annual Income Amount. Income Withdrawals will not reduce your Contract’s future Annual Income Amount.
Initial Account Value Contribution: The Account Value on the Contract Date.
Initial Income Percentage: A percentage assigned to the Initial Account Value Contribution on the Contract Date. Also, a percentage assigned to each Additional Account Value Contribution after the Contract Date. The applicable percentage is based on the attained age of the Annuitant, or the younger of the Annuitants, as applicable, on the Contract Date or on the Valuation Day of the Additional Account Value Contribution.
Insured Income Payment: Payments we make to the Annuitant(s) on or after the Annuity Date based on the Annual Income Amount as of the Annuity Date. Insured Income Payments are a fixed amount payable each year until the death of the Annuitant, or last surviving Annuitant, during the Insured Income Stage.
Insured Income Stage: The period of time between the Annuity Date and the date on which our Insured Income Payment obligation under the Contract ends. During the Insured Income Stage, we make Insured Income Payments. The annual amount of Insured Income Payments will equal your Annual Income Amount as of the Annuity Date, adjusted for Additional Account Value Contributions on the Annuity Date, and for Excess Withdrawals that occurred in the same Contract Year as the Annuity Date. The Insured Income Stage will automatically commence if your Account Value is reduced to $0. If you elect to begin the Insured Income Stage at any other time, you will be required to transfer remaining Account Value to us, and notify us of your election.
Minimum Account Value: The minimum account balance your Financial Firm requires to maintain your Account. There may be an additional minimum value for certain investments, and/or you may be charged a higher fee if your account value is less than an amount they establish. You should understand any minimums related to your Account and its investments, as loss of access to Eligible Account Assets or higher fees can negatively impact your benefits under the Contract.
Non-Income Withdrawal: Any amount taken from the Account prior to the start of the Income Stage and indicated as such by you or your Financial Professional. Once you take a withdrawal that you have not designated as a Non-Income Withdrawal, the Income Stage will begin.
Non-Qualified Account: Any Account that is not a Qualified Account.
Performance Adjustment: Amounts applied to your Income Base and Unused Annual Income Amount. Performance Adjustment is applied to the Income Base on each Valuation Day during the Income Stage and is equal to the net percentage change in Account Value since the previous Valuation Day due to investment performance (including interest and dividends and deductions for Contract Fees or Advisory Fees). Increases in

Account Value from Additional Account Value Contributions, and decreases in Account Value from withdrawals, are excluded from Performance Adjustments. A Performance Adjustment is applied to the Unused Annual Income Amount on each Contract Date Anniversary during the Income Stage and is equal to the net percentage change in Account Value since the last Contract Date Anniversary due to investment performance and deductions for Contract Fees or Advisory Fees. Additional Account Value Contributions and Excess Withdrawals may further impact your Income Base. Withdrawals of your Annual Income Amount and Unused Annual Income Amount do not impact your Performance Adjustment. Sustained negative performance may reduce your Annual Income Amount to a nominal amount.
Pre-Income Stage: The initial stage of the Contract that begins on the Contract Date and ends on the earliest of: a) when you enter the Income Stage, b) when you enter the Insured Income Stage, c) when you elect the Annuitization option, or d) when your Contract is terminated.
Qualified Account: An Account maintained pursuant to an eligible retirement plan as defined in Code Section 402(c)(8)(B), including a Custodial IRA Account as defined by Code Section 408(a) and a Custodial Roth IRA Account as defined by Code Section 408A, but not including a custodial account described in Code Section 403(b)(7).
Required Minimum Distribution: The annual distribution that must be taken from an IRA, other than a Roth IRA, or a qualified plan during the life of the Annuitant. The Required Minimum Distribution will be computed based on Internal Revenue Code requirements (including Internal Revenue Service guidance).
Service Office / Service Office Address: Certain requests must be sent directly to us at the location shown under “Other Information – How to Contact Us.” The Service Office Address may be changed at any time. We will notify you in advance of any change in address.
Unused Annual Income Amount: Any portion of the Annual Income Amount not withdrawn in a Contract Year during the Income Stage will be carried over, immediately subject to the Performance Adjustment, to allow for Income Withdrawals above the Annual Income Amount in future Contract Years until the Annuity Date. Your Unused Annual Income Amount is subject to a Performance Adjustment on each Contract Date Anniversary during the Income Stage.
Valuation Day: Every day the New York Stock Exchange is open for regular trading or any other day that the Securities and Exchange Commission requires mutual funds, exchange traded funds or unit investment trusts registered under the Investment Company Act of 1940 to be valued.
Withdrawal (withdrawal / withdrawn): During the Pre-Income Stage, withdrawals include any amounts deducted from the Account, including amounts deducted to pay Contract Fees or Advisory Fees. During the Income Stage, withdrawals include any amounts deducted from the Account other than amounts deducted to pay Contracts Fees or Advisory Fees.

SUMMARY OF THE CONTRACT
SUMMARY RISK FACTORS

•This Contract provides a contingent guarantee for lifetime income in connection with permitted withdrawals, but is not designed to protect against outliving your assets due to negative investment performance, Non-Income Withdrawals, or Excess Withdrawals.
•If your Account Value is reduced due to negative investment performance, Non-Income Withdrawals, Excess Withdrawals, Contract Fees, or Advisory Fees, the amount of your Income Base will decrease, perhaps significantly and perhaps by more than the amount your Account Value has decreased. Therefore, future corresponding Annual Income Amounts and anticipated lifetime Insured Income Payments will decrease, perhaps significantly. If your Account is depleted to $0 for any reason other than Non-Income Withdrawals or Excess Withdrawals, then the Insured Income Stage will begin and you will receive fixed payments for your life, or the life of you and your spouse. Those fixed payments may be nominal in the event of sustained negative investment performance.
•Contingent deferred annuity contracts are complex insurance vehicles. You should speak with a Financial Professional about the Contract’s features, benefits, risks and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.
•This Contract provides a contingent longevity benefit. The Contract has no surrender value, cash value, or death benefit and does not guarantee a specific level of income until the Insured Income Phase. If you purchase the Contract in connection with a Qualified Account, the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. There is no tax deferral if you purchase the Contract in connection with a Non-qualified Account.
•All Annuity Payments and Insured Income Payments under this Contract are subject to our creditworthiness and claims-paying ability.
•Your Account assets are subject to investment risk. The Contract does not protect your Account assets from negative investment performance or any investment risks that could result in loss. You could lose your principal investment in your Account.
•This Contract may not be appropriate for you if you expect to take frequent or large Non-Income Withdrawals from your Account during the Pre-Income Stage. Non-Income Withdrawals may significantly reduce the value of your future benefit and could cause your Contract to terminate if they deplete your Account Value or reduce it below your Financial Firm's Minimum Account Value.
•This Contract may not be appropriate for you if you expect to take Excess Withdrawals from your Account during the Income Stage. Excess Withdrawals may significantly reduce the value of your future benefit and could cause your Contract to terminate; upon termination, the Annual Income Amount would no longer be available nor would there be an Account Value relative to this Contract.
•This Contract may not be appropriate for you if you intend to use your Account Value for a financial need other than retirement income.
•You should carefully consider when to begin taking Income Withdrawals. The longer you wait before starting the Income Stage, the less time you have to benefit from the Contract because as time passes, your life expectancy is reduced. However, the longer you wait to start the Income Stage, the higher the Annual Income Amount due to the Income Deferral Rate. If you never begin the Income Stage, Contract Fees will not be refunded, so you will have paid Contract Fees without having realized the financial benefit of the Contract.
•Your Income Base (and, therefore, your Annual Income Amount) and Account Value remain subject to investment risk until we are obligated to make Insured Income Payments or Annuity Payments.
•The amount available to you as an Income Withdrawal may be less than the amount your Financial Professional would advise you to take from your Account if you did not own the Contract.
•Your Account Value may deplete more quickly because of Contract Fees and potentially higher Income Withdrawals than your Financial Professional would otherwise recommend.
•The events that trigger Insured Income Payments from us may never occur. We set the Income Percentage and Income Deferral Rates for the Contract based on the average assumed lifetime of expected contract holders. This assumption is intended to minimize the risk that the Account will be reduced to zero before your death thereby requiring us to make lifetime income payments to you. You may only receive Insured Income Payments if you outlive this average future lifetime.

•You could die before you begin receiving Insured Income Payments, or if you elect the joint income option, you and your spouse could both die before receiving Insured Income Payments. If you never receive Insured Income Payments from us, you will have paid Contract Fees without having realized the financial benefit of the Contract.
•If your Account Value drops below your Financial Firm’s Minimum Account Value, you may need to change Financial Firms or transfer all assets to us to maintain any benefits under the Contract. As this Contract is intended for decumulation of assets, it is important to understand what the Minimum Account Value is at your Financial Firm and the impact that can have on the Contract before purchasing this Contract.
•You may lose access to all or some Eligible Account Assets if your Financial Firm restricts access to investments based on your Account Value. You should understand your Financial Firm’s minimum investment requirements before purchasing this Contract.
•Your Financial Firm may charge additional fees for lower Account Values, which can negatively impact the Performance Adjustment. As this Contract is intended for decumulation of assets, it is important to understand your Financial Firm’s requirements and restrictions before purchasing this Contract.
•You may not always be permitted to make Additional Account Value Contributions under the Contract. If we limit, restrict, suspend or reject any contribution as an Additional Account Value Contribution, you may no longer be able to increase the Annual Income Amount through contributions, and this could also impact your ability to make annual contributions for Qualified Accounts. If a contribution to the Account is not accepted by us as an Additional Account Value Contribution, the contribution must be removed from the Account or we will terminate the Contract.
•You will begin paying Contract Fees immediately rather than the date you begin taking Income Withdrawals or receiving Insured Income Payments or Annuity Payments under the Contract. You could be paying Contract Fees for many years before receiving Insured Income Payments or Annuity Payments.
•We reserve the right to increase your annual fee percentage, subject to the maximum fee percentage. You may reject an increase; however, your Income Percentage will be subject to a one time and permanent reduction. This reduction could reduce your Annual Income Amount.
•We may terminate your contract under certain circumstances, such as:
◦Upon the death of a Contract Owner or Annuitant as specified in this prospectus;
◦The death of the Annuitant if Income Withdrawals have not begun and a surviving spouse does not remain or become an owner of the Account and/or continue this Contract as described in the “Contract Designations” section;
◦On the date of death of the Annuitant (or the last surviving of the Annuitant(s)), if Income Withdrawals or Insured Income Payments have begun;
◦If the Contract is owned by a non-natural person and the Annuitant is changed, section 72(s) of the Code treats the change as the death of the Annuitant unless there is a Contingent Annuitant and the change results in the Contingent Annuitant becoming the Annuitant as described in the “Contract Designations” section.
◦Upon a change in Account Owner to someone other than one of the Annuitants;
◦Upon satisfying our Annuity Payment obligations if the Annuitization option has been elected;
◦During the Pre-Income Stage or Income Stage, if your Account Value and Income Base equals $0, as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage);
◦If the Account Value is reduced below the Minimum Account Value, and you have not elected to enter the Insured Income Stage or the Annuitization option within 7 days;
◦During the Pre-Income Stage or Income Stage, upon violation of the Contract’s investment restrictions and you fail to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional;
◦During the Pre-Income Stage or Income Stage, upon failure of your Financial Firm to provide the following information in a timely manner: Account Value, Additional Account Value Contributions, withdrawals, fee transactions and investment holdings.
◦Upon a failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional;
◦If you add funds to your Account that are not permitted by us as an Additional Account Value Contribution and you fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or

◦Upon full liquidation of the Account, unless you re-established the Account Value within an Account at a Financial Firm where this Contract is available, or you elect to begin the Insured Income Stage or elect the Annuitization option. See "Options Upon Financial Firm Changes" for the timeframes required to move to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change.
•If we exercise our right to terminate your Contract, unless otherwise specified, you will not have the ability to reverse this action. As outlined above, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving an opportunity to correct the violation, if applicable.
•If your Contract is terminated for any reason, you will have no interest remaining in the Contract. You will receive written notice of the Contract's termination.
•We may change Eligible Account Assets at any time. It is possible that your Financial Firm may not offer any Eligible Account Assets. If this happens, you may need to change your Financial Firm, or affirmatively elect to enter the Insured Income Stage or exercise the Annuitization option, or your Contract will terminate. Your Account Value must be fully allocated to Eligible Account Assets at all times. A change to Eligible Account Assets that requires reallocation of your Account could impact Account performance and result in higher investment expenses and have adverse tax implications. You should discuss with your Financial Professional whether the Eligible Account Assets are suited for their financial needs and risk tolerance.
•This Contract is not available in all states. Please see "Appendix A" for a list of states in which this Contract is currently available and any variations applicable in those states.
PURPOSE OF THE CONTRACT
The Contract is an individual contingent deferred annuity. This Contract provides that we will make periodic payments for your lifetime, or the lifetime of you and your spouse, beginning at the time Eligible Account Assets are depleted to the Minimum Account Value due to contractually permitted withdrawals, market performance, Contract Fees and/or Advisory Fees. The Contract is designed to offer contingent longevity protection on the assets in your Account, by providing lifetime income if your Account is depleted to $0, for any reason other than Non-Income Withdrawals or Excess Withdrawals. The amount of your benefit may be nominal if your Account has sustained negative investment performance. You may also elect to begin receiving Insured Income Payments from us at any time, including if your Account Value falls below the Minimum Account Value for any reason, provided you transfer the remaining assets to us. This Contract is not designed to protect against negative investment performance or account depletion caused by Non-Income or Excess Withdrawals. The Contract’s Income Base fluctuates (up or down) based on your Account’s investment performance (net of fees, meaning fees decrease investment performance) until we are obligated to make Insured Income Payments, or you elect to begin receiving Annuity Payments. Until then, you bear the risk that your Account’s investment performance will not be sufficient to maintain or increase your Annual Income Amount.
You can use the Contract for retirement or other long-term financial planning purposes. You (or your Financial Professional, on your behalf) control the assets in your Account, not us. However, the Contract’s benefits are subject to the Account being administered pursuant to the Contract’s rules regarding withdrawals, contributions, investment allocations, and other matters relating to your Account. Violating these rules, or exceeding the limits established by these rules, may significantly reduce the benefits of this annuity, and may even cause your Contract to terminate.
The Contract may be more appropriate for an investor who is seeking to reduce:
◦longevity risk: this solution reduces the risk of living longer than your retirement savings can support, as well as the opportunity to increase the Annual Income Amount through positive investment performance in exchange for accepting the risk of decreases in the Annual Income Amount when investment performance declines.
◦sequence of return risk: because the Income Base is not reduced by Income Withdrawals, this solution mitigates the risk that withdrawals, combined with lower returns in the early years of retirement, will limit your portfolio’s ability to recover and provide income throughout retirement.
◦withdrawal risk: the risk of taking too much income which may deplete your savings too early or taking too little income which limits your ability to fulfill your desired retirement lifestyle, is mitigated by having an Annual Income Amount determined based on your age and your unique investment performance.
Your Financial Professional can help you decide whether this Contract is right for you. The Contract has no cash value, surrender value, or death benefit. If you purchase the Contract in connection with a Qualified Account, the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. There is no tax deferral if you purchase the Contract in connection with a Non-Qualified Account.

OVERVIEW OF THE CONTRACT’S PRIMARY FEATURES
Income Withdrawals and Insured Income Payments. Subject to the Contract’s terms, after the Pre-Income Stage, the Contract provides for (i) periodic withdrawals from your Account (“Income Withdrawals”) during the Income Stage, and/or (ii) income payments for life from us (“Insured Income Payments”) during the Insured Income Stage. The annual amount of Income Withdrawals and/or Insured Income Payments available to you under the Contract will depend on your “Annual Income Amount,” The Annual Income Amount increases and decreases according to the Performance Adjustment.
During the Pre-Income Stage, you have not yet started to take Income Withdrawals and therefore the Income Base is equal to the Account Value and any transactions that reduce the Account Value will reduce the Income Base on a dollar for dollar basis (fees, Non-Income Withdrawals, etc.). The Income Percentage during this stage is also increased by the deferral credits until the Income Stage begins. You begin to pay the Contract Fee during this stage. The Contract Fee may be paid through the Account Value or through other means agreed upon by you, your Financial Firm, and the company. If deducted from the Account Value, the Contract Fees will reduce the Income Base on a dollar for dollar basis during the Pre-Income Stage similar to any other fees deducted from the Account Value.

•Income Withdrawals. You decide when to begin taking Income Withdrawals (i.e. you decide when to begin the Income Stage). Once you begin taking Income Withdrawals, you may take withdrawals up to the Annual Income Amount (and any “Unused Annual Income Amount”) each Contract Year during the Income Stage. All such withdrawals will be deemed Income Withdrawals. In any Contract Year that you do not take your full Annual Income Amount, your remaining Annual Income Amount will be available for withdrawal in subsequent Contract Years during the Income Stage as Unused Annual Income Amount (subject to positive or negative Performance Adjustments). Each Income Withdrawal first reduces your remaining Annual Income Amount for that Contract Year, and then Unused Annual Income Amount, if any, on a dollar-for-dollar basis. If you make an Additional Account Value Contribution during the Income Stage, your remaining Annual Income Amount will be immediately increased, making an additional amount of Income Withdrawals available for that Contract Year.
Once your remaining Annual Income Amount for a Contract Year (and Unused Annual Income Amount) equals $0, any additional amount withdrawn during that Contract Year will be deemed an “Excess Withdrawal.” An Excess Withdrawal will reduce your future Annual Income Amount, perhaps significantly, and if an Excess Withdrawal reduces your Account Value and Income Base to $0, your Contract will terminate.
•Insured Income Payments. Insured Income Payments will automatically commence if your Account Value is reduced to $0, provided that it was not reduced to $0 as a result of an Excess Withdrawal or a Non-Income Withdrawal. Provided that certain requirements are satisfied, you may request that Insured Income Payments commence if (a) your Account Value is reduced below the Minimum Account Value for any reason; or (b) you terminate your Account with the Financial Firm, or the Financial Firm no longer has an agreement with us to service this Contract. Please see examples in the section titled "Examples of Calculations" beginning on page 34.
◦For Insured Income Payments to begin in accordance with (a) or (b), you must notify us of your intent and transfer to us all remaining Account Value within 7 calendar days.
Once the Insured Income Stage commences, we will make Insured Income Payments until the death of the Annuitant (for a single income Contract) or surviving Annuitant (for a joint income Contract), at which point we will have satisfied our obligations under the Contract, and it will terminate. In the Contract Year in which the Insured Income Stage begins, the only Insured Income Payment due, if any, equals the Annual Income Amount not yet Withdrawn in that Contract Year plus any Unused Annual Income Amount. In subsequent Contract Years, the Insured Income Payment equals the Annual Income Amount as of the date the Insured Income Payments began, adjusted for any Additional Account Value Contributions on the Annuity Date or Excess Withdrawals that occurred in the same Contract Year as the Insured Income Payments began.
Annual Income Amount. As noted above, your Income Withdrawals and Insured Income Payments are based on your Annual Income Amount. Your Annual Income Amount is calculated at the beginning of the Income Stage and then each Contract Date Anniversary during the Income Stage. The Annual Income Amount is calculated by multiplying your Contract’s current Income Base by your Contract’s current Income Percentage.
•Income Base
◦Your Income Base on the Contract Date will equal your Initial Account Value Contribution. Your Income Base is then subject to change (positive or negative) during the Pre-Income Stage and Income Stage. An increase (or decrease) to your Income Base during these Contract stages will generally increase (or decrease) your future Annual Income Amount.
◦On each Valuation Day during the Pre-Income Stage, your Income Base will equal your Account Value. Positive investment performance (including interest and dividends) and Additional Account Value Contributions will increase your Account Value and your Income Base. Negative investment performance and withdrawals (including deductions to pay Contract Fees or Advisory Fees) will decrease your Account Value and your Income Base.
◦At the beginning of the Income Stage, your Income Base will equal your Income Base at the time we receive your request, in Good Order, to begin the Income Stage or your Income Base immediately before you took your first Income Withdrawal. During the Income Stage:

▪Your Income Base remains subject to investment risk based on the performance of your Account (net of fees). On each Valuation Day during the Income Stage, your Income Base will be subject to a Performance Adjustment, which may be positive or negative.
▪Your Income Base will increase for each Additional Account Value Contribution on a dollar-for-dollar basis.
▪Your Income Base will not change due to an Income Withdrawal.
▪Your Income Base will decrease if you take an Excess Withdrawal. An Excess Withdrawal reduces the Income Base by the ratio of the Excess Withdrawal amount to the Account Value immediately before the Excess Withdrawal. This means an Excess withdrawal will decrease the Income Base on a proportional basis, possibly by more than the reduction in your Account Value.
Example of Excess Withdrawal where the proportional reduction in Income Base exceeds the Account Value reduction

Account Value Immediately before Income Withdrawal	$76,000
Income Base Immediately before Income Withdrawal	$100,000
Remaining Annual Income Amount Immediately before Income Withdrawal	$1,000
Requested Withdrawal Amount	$2,500
Excess Withdrawal Amount (Amount in Excess of Remaining Annual Income Amount)	$1,500	($2,500 - $1,000)
Account Value Immediately after the Deduction of Remaining Annual Income Amount	$75,000	($76,000 - $1,000)
Income Base Immediately after the Deduction of Remaining Annual Income Amount	$100,000	No Change in Income Base
Proportional Reduction Amount	$2,000	($1,500 / $75,000) x $100,000
Account Value Immediately after Requested Withdrawal	$73,500	($75,000 - $1,500)
Income Base Immediately after Requested Withdrawal	$98,000	($100,000 - $2,000)
Remaining Annual Income Amount Immediately after Requested Withdrawal	$0

•Income Percentage
◦Your Income Percentage on the Contract Date will equal the Initial Income Percentage applicable to your Initial Account Value Contribution as shown in your Contract. See "Income Percentage" for more information.
◦Each day during the Pre-Income Stage, we will increase your Income Percentage based on the Income Deferral Rate. The Income Deferral Rate is expressed as an annualized percentage and is applied daily. The applicable Income Deferral Rate depends on your Income Deferral Rate on your Contract schedule and the attained age of the Annuitant (or the younger of the Annuitants) on the Contract Date and each Contract Date Anniversary. The Income Deferral Rate does not accrue after the Pre-Income Stage ends. See "Income Percentage" for more information.
◦If you make an Additional Account Value Contribution during the Pre-Income Stage or the Income Stage, we will recalculate your Income Percentage to reflect a new, weighted Income Percentage. The weighted Income Percentage will be based on your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. In general, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage. If the Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage. Your Income Base and Annual Income Amount will increase as a result of any Additional Account Value Contribution.
See “Annual Income Amount, Income Percentage, and Income Base” for additional information about how the Contract’s benefit is calculated, including examples.

COMPARISON OF PRE-INCOME STAGE, INCOME STAGE, AND INSURED INCOME STAGE
The contingent longevity protection that this Contract provides based on the Annual Income Amount has three stages: the Pre-Income Stage, Income Stage and Insured Income Stage. The table below compares the key features of each Stage.

CONTRACT STAGE
	Pre-Income Stage	Income Stage	Insured Income Stage
When Does the Contract Stage Begin?	On the Contract Date. All Contracts begin in the Pre-Income Stage.	The earlier of your first Income Withdrawal or notification to us, in Good Order, to begin the Income Stage. If you never take your first Income Withdrawal or notify us to begin the Income Stage, the Income Stage will never occur.
When one of the following events occurs and you elect to begin the Insured Income Stage:
(a)your Account Value is reduced to $0, provided that your Income Base was not also reduced to $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), or your Account Value falls below the Minimum Account Value; or
(b)you terminate your Account with your Financial Firm, or your Financial Firm no longer has an agreement with us to service this Contract, and you transfer your Account Value to us.
If neither of these events happens, the Insured Income Stage will never occur.

When Does the Contract Stage End?	When you enter the Income Stage or Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.	When you enter the Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.	Upon the death of the Annuitant (for a single income Contract) or surviving Annuitant (for a joint income Contract).
Is the Annual Income Amount Withdrawn/Paid?	No	Yes, in the form of Income Withdrawals from your Account.	Yes, in the form of Insured Income Payments from us.
Is the Annual Income Amount Subject to Change?	Yes, due to changes in the Income Base (positive or negative) and/or Income Percentage.
Yes, due to changes in the Income Base (positive or negative) and/or Income Percentage.
The Annual Income Amount will be calculated at the beginning of the Income Stage and on each Contract Date Anniversary.
No. The Annual Income Amount will not change, but may be nominal in the event of sustained negative investment performance.
Does Investment Performance Impact the Income Base?	Yes (positive or negative); the Income Base is equal to the Account Value during this stage.
Yes (positive or negative); the Income Base will vary with investment performance of the Account (net of fees). A negative Performance Adjustment will decrease the Income Base on a proportional basis, possibly by more than the reduction in your Account Value.
Not Applicable

CONTRACT STAGE
	Pre-Income Stage	Income Stage	Insured Income Stage
How Do Withdrawals Impact Income Base?
All withdrawals decrease the Income Base on dollar-for-dollar basis (including withdrawals due to Contract Fees or Advisory Fees). We refer to these as “Non-Income Withdrawals.”
Your first Income Withdrawal will be deemed to have been taken during the Income Stage.
		Income Withdrawals do not impact the Income Base. Excess Withdrawals decrease the Income Base on a proportional basis.	Not Applicable
Are Deductions for Advisory Fees or Contract Fees Considered Withdrawals?	Yes. (See “How Do Withdrawals Impact Income Base?” above)
No. Such deductions from your Account will not reduce your remaining Annual Income Amount or Unused Annual Income Amount and will not be Excess Withdrawals.
However, fee deductions are reflected in the Performance Adjustment and reduce the Income Base at the time the fee is deducted in the same proportion as the Account Value, which could be more than the dollar amount the Account is reduced by. Fee deductions are also reflected in the Performance Adjustment applied to the Unused Annual Income Amount on the next Contract Date Anniversary.
Not Applicable
Does the Income Deferral Rate Accrue to the Income Percentage?	Yes. The Income Deferral Rate is applied daily.	No	No
How Do Additional Account Value Contributions Impact the Annual Income Amount?	Additional Account Value Contributions will increase your future Annual Income Amount.	Additional Account Value Contributions will increase your Annual Income Amount.	Not Applicable; no amounts may be added to this Contract during the Insured Income Stage.
Do Unused Annual Income Amounts Carry Over to Future Contract Years?	Not Applicable
Yes, immediately subject to the Performance Adjustment. Unused Annual Income Amounts remain subject to positive or negative adjustments for investment performance (net of fees) on each Contract Date Anniversary.
Not Applicable
Will Required Minimum Distributions be treated as Excess Withdrawals?	Not Applicable; Treated as Non-Income withdrawals, if requested	No, subject to limitations	Not Applicable

CONTRACT STAGE
	Pre-Income Stage	Income Stage	Insured Income Stage
May I Elect the Annuitization Option?	Yes, provided that you have an Account Value greater than $0, and your initial Annuity Payment will be at least $100.	Yes, provided that you have an Account Value greater than $0, and your initial Annuity Payment will be at least $100	No
Do Investment Restrictions Apply?	Yes	Yes	Not Applicable
Do Contract Fees Apply?	Yes	Yes	No

See “The Contract Stages” for additional information about each Contract stage.

Annuitization. At any time on or after the 1st Contract Date Anniversary, provided that you have not elected to begin Insured Income Payments and certain other requirements are satisfied, the Contract allows you to annuitize the assets in your Account, immediately converting your Account Value into a guaranteed stream of income (“Annuity Payments”). We refer to this as the “Annuitization option.”

You must transfer your entire Account Value to us upon electing this option. The amount and duration of your Annuity Payments will depend on the amount of assets annuitized, the age and sex of the Annuitant(s), and the annuitization option you select. After our payment obligations have been satisfied, the Contract will terminate. See “Annuitization Option” for additional information.
POSSIBLE PROGRESSION OF CONTRACT STAGES AND THE ANNUITIZATION OPTION
The following flow chart illustrates the possible progression of Contract stages and the Annuitization option:

During the Pre-Income Stage and Income Stage, your Account is subject to the Contract’s rules and restrictions. Once you enter the Insured Income Stage or elect the Annuitization option, there is no Account to which the Contract relates. As such, once you enter the Insured Income Stage or elect the Annuitization option, the Contract does not impose any rules or restrictions on any assets you continue to maintain with your Financial Firm. The management of those assets will not impact our payment obligations.
In order to elect to enter the Insured Income Stage or Annuitization before your Account Value is reduced to $0 or below the Minimum Account Value because of a withdrawal of your Annual Income Amount, you must notify us of your intent and transfer your remaining Account Value to us.
INVESTMENT RESTRICTIONS
We require that all assets in your Account be managed through the Dimensional Fund Advisors UMA Platform. This means your Account may only hold investments available on that platform (Dimensional Fund Advisors is solely responsible for the investment strategies available in the Dimensional Fund Advisors UMA Platform, the acceptance of securities which may be provided in-kind into the Dimensional Fund Advisors UMA Platform, as well as securities which are eligible for purchase in the Dimensional Fund Advisors UMA Platform) and you must work with a Financial Professional who uses Dimensional Fund Advisors as a sub-advisor and is approved by us. If your Account no longer satisfies these conditions, we will notify you and give you 14 calendar days to take corrective action. At this time, we do not impose any other restrictions on what assets may be in your Account. All investments available to your Account on the Dimensional Fund Advisors UMA Platform are Eligible Account Assets. However, we reserve the right to impose additional investment restrictions at any time, in our sole discretion.
If we impose additional investment restrictions we might deem only certain investments to be Eligible Account Assets. During the Pre-Income Stage and the Income Stage, 100% of your Account Value will be required to be allocated to Eligible Account Assets at all times. We may change the Eligible Account Assets at any time and failure to adhere to the investment restrictions will terminate the Contract. We will notify you of any such violation and give you 14 calendar days to reallocate your Account Value to avoid termination.

Dimensional Fund Advisors implements an integrated investment approach that combines research, portfolio design, portfolio management and trading functions. Dimensional Fund Advisors emphasizes long-term drivers of expected returns identified by research, while balancing risk through broad diversification across companies. Dimensional Fund Advisors is solely responsible for the investment strategies available in the Dimensional Fund Advisors UMA Platform, the acceptance of securities which may be provided in-kind into the Dimensional Fund Advisors UMA Platform, as well as securities which are eligible for purchase in the Dimensional Fund Advisors UMA Platform. Your Financial Professional is solely responsible for the selection of and initial allocation to investment strategies and related eligible assets on the Dimensional Fund Advisors UMA Platform. Dimensional Fund Advisors serves as sub-adviser to your Financial Professional investing in registered securities through the Dimensional Fund Advisors UMA Platform. In order to access the Dimensional Fund Advisors UMA Platform, you and your Financial Professional must engage Dimensional Fund Advisors as a sub-advisor to your Account. This means you will have to pay an additional Advisory Fee with respect to your Account. Neither your Financial Professional nor Dimensional Fund Advisors receive any compensation from us in connection with the Account or Contract.
See “Investment Restrictions” in this prospectus for additional information regarding investment restrictions.
CONTRACT FEES
Contract Fees must be paid during the Pre-Income Stage and Income Stage. We may terminate the Contract if you fail to pay Contract Fees when due.
The maximum annual Contract Fee percentage is 1.50% as a percentage of Account Value. We will assess and charge the Contract Fee quarterly. We may offer additional billing frequencies in the future. Once the Contract Fee is determined for each billing period, we will provide you notice of the amount that must be paid and the due date for payment. The notice will also be provided to your Financial Firm. You and your Financial Firm should decide how to remit payment to us.
We reserve the right to change your annual Contract Fee percentage, subject to the maximum annual Contract Fee percentage. You will have an opportunity to refuse any increase. If you refuse an increase, your annual Contract Fee percentage will not change. However, your Income Percentage will be subject to a one time and permanent reduction of 5% (e.g., if your Income Percentage was 5% your new income percentage would be 4.75%). This reduction will reduce your Annual Income Amount. This reduction will not impact your future Income Deferral Credit if your Contract is still in the Pre-Income Stage.

Example of decreasing Account Value during the Pre-Income Stage with a Quarterly Contract Fee and Quarterly Advisory Fee:

Prior Contract Anniversary Date
Account Value on current Contract Anniversary Date	$250,000
Income Base on current Contract Anniversary Date	$250,000	Equal to Account Value
Income Percentage on current Contract Anniversary Date	4.35%
Deferral Rate on current Contract Anniversary Date	0.20%
Annual Income Amount on current Contract Anniversary Date	$10,875	($250,000 x 4.35%)

3 months after prior Contract Anniversary Date the Quarterly Contract Fee and Quarterly Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Contract Anniversary Date to current date	-1.10%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$247,250	($250,000 x (1 - 1.10%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$247,250	Equal to Account Value
Deferral Credits from the prior Contract Anniversary to current date	0.05%	(0.20% x 3 months / 12 months)
Income Percentage on current date	4.40%	(4.35% + 0.05%)
Annual Income Amount immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$10,879	($247,250 x 4.40%)
Quarterly Contract Fee and Quarterly Advisory Fee	$1,341
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$245,909	($247,250 - $1,341)
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$245,909	Equal to Account Value
Annual Income Amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$10,820	($245,909 x 4.40%)

Example of decreasing Account Value during the Income Stage with a Quarterly Contract Fee and Quarterly Advisory Fee with no withdrawal taken:

Prior Contract Anniversary Date
Account Value on current Contract Anniversary Date	$250,000.00
Income Base on current Contract Anniversary Date	$300,000.00
Income Percentage on current Contract Anniversary Date	4.40%

3 Months after prior Contract Anniversary Date the Contract Fee and Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	-2.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$245,000.00	($250,000.00 x (1 - 2.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$294,000.00	($300,000.00 x (1 - 2.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-2.00000%
Quarterly Contract Fee and Quarterly Advisory Fee	$1,500.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$243,500.00	($245,000.00 - $1,500.00)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,800.00	($294,000.00 x ($1,500.00/$245,000.00))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$292,200.00	($294,000.00 - $1,800.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-2.60000%	(1 - 2.00%) x ($243,500.00/$245,000.00) - 1

6 Months after prior Contract Anniversary Date the Contract Fee and Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	-4.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$233,760.00	($243,500.00 x (1 - 4.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$280,512.00	($292,200.00 x (1 - 4.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-6.49600%	(1 - 2.60%) x (1 - 4.00%) - 1
Quarterly Contract Fee and Quarterly Advisory Fee	$1,460.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$232,300.00	($233,760.00 - $1,460.00)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,752.00	($280,512.00 x ($1,460.00/$233,760.00))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$278,760.00	($280,512.00 - $1,752.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-7.08000%	(1 - 6.49600%) x ($232,300.00/$233,760.00) - 1

9 Months after prior Contract Anniversary Date the Contract Fee and Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	3.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$239,269.00	($232,300 x (1 + 3.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$287,122.80	($278,760 x (1 + 3.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-4.29240%	(1 - 7.08%) x (1 + 3.00%) - 1
Quarterly Contract Fee and Quarterly Advisory Fee	$1,490.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$237,779.00	($239,269 - $1,490)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,788.00	($287,122.80 x ($1,490.00/$239,269))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$285,334.80	($287,122.80 - $1,788.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-4.88840%	(1 - 4.29240%) x ($237,779.00/$239,269.00) - 1

Next Contract Anniversary Date:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	-5.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$225,890.05	($237,779.00 x (1 - 5.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$271,068.06	($285,334.80 x (1 - 5.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-9.64398%	(1 - 4.88840% x (1 - 5.00%) - 1
Quarterly Contract Fee and Quarterly Advisory Fee	$1,410.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$224,480.05	($225,890.05 - $1,410)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,692.00	($271,068.06 x ($1,410.00/$225,890.05))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$269,376.06	($271,068.06 - $1,692.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-10.20798%	(1 - 9.64398%) x ($224,480.05.00/$225,890.05) - 1
Income Percentage on current Contract Anniversary Date	4.40%

Example where an increase in the Contract Fee is refused during the Pre-Income Stage

Prior Contract Anniversary Date
Income Percentage	4.10%
Deferral Rate	0.20%

6 Months after prior Contract Anniversary Date the client refuses an increase to the Contract Fee
Deferral Credits from the prior Contract Anniversary Date to current date	0.10%	(0.20% x 6 months / 12 months)
Income Percentage on current date before the reduction	4.20%	(4.10% + 0.10%)
One time permanent Income Percentage reduction	5.00%
Income Percentage on current date after the reduction	3.99%	(4.20% x (1 - 5.00%))

Next Contract Anniversary Date
Deferral Credits from the prior Contract Rate increase	0.10%	(0.20% x 6 months / 12 months)
Income Percentage on current date	4.09%	(3.99% + 0.10%)

Example where an increase in the Contract Fee is refused during the Income Stage

Prior Contract Anniversary Date
Income Percentage	4.10%

6 Months after prior Contract Anniversary Date the client refuses an increase to the Contract Fee
Income Percentage on current date before the reduction	4.10%
One time permanent Income Percentage reduction	5.00%
Income Percentage on current date after the reduction	3.895%	(4.10% x (1 - 5.00%))

Next Contract Anniversary Date
Income Percentage on current date	3.895%
The current Contract Fee is 1.00% Annually.
See “Contract Fees” in this prospectus for additional information.
TERMINATION
You may terminate this Contract at any time. Upon written notification to you and your Financial Professional, we reserve the right to terminate this Contract upon any of the following events (See “Termination of the Contract” for additional information):
•The death of a Contract Owner or Annuitant as specified in this prospectus;
•The death of the Annuitant if Income Withdrawals have not begun and a surviving spouse does not remain or become an owner of the Account and/or continue this Contract as described in the “Contract Designations” section;
•On the date of death of the Annuitant (or the last surviving of the Annuitant(s)), if Income Withdrawals or Insured Income Payments have begun;
•If the Contract is owned by a non-natural person and the Annuitant is changed, section 72(s) of the Code treats the change as the death of the Annuitant unless there is a Contingent Annuitant and the change results in the Contingent Annuitant becoming the Annuitant as described in the “Contract Designations” section.
•A change in Account Owner to someone other than one of the Annuitants;
•Satisfying our Annuity Payment obligations if the Annuitization option has been elected;
•During the Pre-Income Stage or Income Stage, if your Account Value and Income Base equals $0, as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage);
•If the Account Value is reduced below the Minimum Account Value, and you have not elected to enter the Insured Income Stage or the Annuitization option within 7 calendar days;
•During the Pre-Income Stage or Income Stage, upon violation of the Contract’s investment restrictions, and you fail to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional;
•During the Pre-Income Stage or Income Stage, upon failure of your Financial Firm to timely provide the following information necessary to satisfy our obligations under the Contract: Account Value, Additional Account Value Contributions, withdrawals, fee transactions and investment holdings;
•A failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional;
•If you add funds to your Account that are not permitted by us as an Additional Account Value Contribution and you fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or

•Full liquidation of the Account, unless you re-established the Account Value within an Account at a Financial Firm where this Contract is available, or you elect to begin the Insured Income Stage or elect the Annuitization option. See "Options Upon Financial Firm Changes" for the timeframes required to move to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change.
If your Contract is terminated for any reason, no interest will remain in the Contract. Unless otherwise specified above, you will not have the ability to reverse this action. As outlined above, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving you an opportunity to correct the violation, if applicable.

RISK FACTORS
Contingent deferred annuity contracts are complex insurance vehicles. You should review and understand the following risk factors, and you should speak with a Financial Professional about the Contract’s features, benefits, risks and fees, before purchasing the Contract in order to determine whether the Contract is suited to your financial situation and objectives.
BENEFIT RISKS
You should only purchase the Contract for its contingent longevity benefit.
Contingent longevity protection is the only benefit provided by the Contract. Unlike some other annuity contracts, the Contract has no surrender value, cash value, or death benefit, and does not provide a guaranteed level of income until the Insured Income Stage. In addition, the Contract does not provide tax deferral benefits. If you purchase the Contract in connection with a Qualified Account, the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. There is no tax deferral if you purchase the Contract in connection with a Non-Qualified Account.
You should not purchase this Contract to meet income needs in retirement. It is intended to provide a contingent longevity benefit if you are concerned about outliving the income provided by the Account, but willing to accept the risk that the income available in connection with the Contract will fluctuate and may be nominal in the event of Non-Income Withdrawals, Excess Withdrawals or sustained negative investment performance, net of fees.
You may never receive Insured Income Payments because your Account’s investment performance may be sufficient to support your withdrawal needs.
The Contract is primarily designed to provide income to you if your Account Value is reduced to $0, provided that it and your Income Base was not reduced to $0 as result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), or below the Minimum Account Value. However, your Account’s investment performance may prove to be sufficient for your assets to last your lifetime. If your Account Value is never reduced to $0 or below the Minimum Account Value, our payment obligations under the Contract will never be triggered, unless you affirmatively elect to begin Insured Income Payments or Annuity Payments (which, in either case, will require you to transfer your entire Account Value to us). If our payment obligations under the Contract are never triggered, we will not make any payments under the Contract, even though you have paid Contract Fees over the life of the contract. If our payment obligations under the contract are triggered, they may be nominal if your Account experienced sustained negative investment performance.
The events that trigger Insured Income Payments may never occur, or you could die before we are obligated to make Insured Income Payments.
You have the right to begin Insured Income Payments at the time you choose provided that you satisfy certain requirements. However, if you never exercise those rights, or if the events that otherwise trigger Insured Income Payments from us never occur (e.g., your Account Value is reduced to $0, provided that it was not reduced to $0 as result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), or below the Minimum Account Value), we will never make Insured Income Payments to you under the Contract. In addition, you could die (or, in the case of a joint income Contract, you and your spouse could die) before we are obligated to make Insured Income Payments under the Contract.
We set the Income Percentage and Income Deferral Rates for the Contract based on the average assumed lifetime of expected contract holders. This assumption is intended to minimize the risk that the Account will be reduced to zero before your death thereby requiring us to make lifetime income payments to you. You may only receive Insured Income Payments if you outlive this average future lifetime. If our payment obligations under the Contract are never triggered, we will not make any payments under the Contract, even though you have paid fees over the life of the contract. If you (and your spouse under a joint income Contract) die before we are obligated to make Insured Income Payments, neither you nor your estate will receive any payments from our assets. There is only one circumstance where we will make payments after your death (or your and your spouse’s death under a joint income Contract): if you elected the Annuitization option with a period certain payout prior to death, we would continue to make payments until the end of the period certain.
INSURANCE COMPANY RISK
All Insured Income Payments, Annuity Payments under this Contract are subject to our creditworthiness and claims-paying ability.
The Contract is not a separate account product. This means that the assets supporting our payment obligations are not held in one of our segregated accounts for the exclusive benefit of policyholders. Rather, any payments made by us (i.e., Insured Income Payments, Annuity Payments) come from our General Account, which is not insulated from the claims of other policyholders and our creditors. Thus, your receipt of any payments from us is subject to our financial strength and claims-paying ability. If we experience financial distress, we may not be able to make payments to you. You may obtain information on our financial condition by reviewing our financial statements and other financial information, which appear in “The Insurance Company” section of this prospectus.

RISK OF LOSS
Your Account assets are subject to the risk of loss.
The Contract does not protect your Account assets from negative investment performance or any investment risks that could result in loss. This Contract does not protect you from losing your principal investment in your Account.
RISKS RELATED TO ELIGIBLE ACCOUNT ASSETS
We impose investment restrictions. Your Account may perform better if you weren’t subject to those investment restrictions.
During the Pre-Income Stage and the Income Stage, we impose investment restrictions that require that 100% of your Account Value must be allocated to Eligible Account Assets at all times. If we impose additional investment restrictions, not all investments available through your Financial Professional and/or Financial Firm may be designated as Eligible Account Assets. Our investment restrictions may cause your Account to be managed in a different fashion than you may otherwise prefer. If your Account was not subject to these investment restrictions, your Account may experience different performance. You should consult your Financial Professional to assist you in determining whether the Eligible Account Assets are suited for your financial needs and risk tolerance.
We reserve the right to change the Contract’s Eligible Account Assets at any time. Reallocating Account Value to comply with new Eligible Account Assets may have costs and tax consequences.
If we require your Account Value to be reallocated as a result of a change in Eligible Account Assets, we will provide you with notice and the date by which the reallocation must occur. If Account Value remains allocated to investments that are not Eligible Account Assets on the date communicated, your Contract will be terminated. Complying with new investment requirements could involve transaction expenses (e.g., brokerage commissions), payment of higher fees or expenses on your new investments relative to your old investments, and also may have adverse tax implications.
Your Financial Firm may no longer offer Eligible Account Assets.
If your Financial Firm no longer offers access to Eligible Account Assets (i.e. the Financial Firm no longer uses Dimensional Fund Advisors as a subadvisor), for any reason, while your Contract is in the Pre-Income Stage or the Income Stage, your options will include (a) moving your Account to an approved Financial Firm offering Eligible Account Assets, and remaining in the Pre-Income Stage or Income Stage; (b) electing to enter the Insured Income Stage to begin receiving Insured Income Payments (which requires an affirmative election and transferring all remaining Account Value to us); or (iii) exercising the Annuitization option to begin receiving Annuity Payments (which requires an affirmative election and transferring all remaining Account Value to us).
If you do not exercise one of the options above within 30 days of our notice to you, your Contract will be terminated.

IMPACT OF WITHDRAWALS
This Contract may not be appropriate for you if you may need to take frequent or large Non-Income Withdrawals during the Pre-Income Stage or Excess Withdrawals during the Income Stage. Such withdrawals reduce your Income Base and may significantly reduce the Annual Income Amount and could cause your Contract to terminate.
During the Pre-Income Stage, all withdrawals from your Account (i.e., “Non-Income Withdrawals”) reduce your Account Value, and thus your Income Base, including withdrawals to pay Contracts Fees or Advisory Fees or to satisfy Required Minimum Distributions. Non-Income Withdrawals will reduce your Income Base on a dollar-for-dollar basis. If your Account is fully liquidated for any reason, your Contract will terminate unless certain conditions are satisfied. Your first Income Withdrawal will be deemed to have been taken during the Income Stage.
During the Income Stage, Excess Withdrawals will reduce your Income Base. An Excess Withdrawal will proportionally reduce your Income Base by the ratio of the Excess Withdrawal amount to the Account Value immediately prior to the Excess Withdrawal. The reduction to your Income Base may be greater than the Excess Withdrawal amount. If your Account Value and Income Base are reduced to $0 as a result of an Excess Withdrawal, your Contract will terminate.
Due to the long-term nature of the Contract, there is a risk that you may encounter a financial situation where you need to make a Non-Income Withdrawal during the Pre-Income Stage or an Excess Withdrawal during the Income Stage. Even if investment performance and/or Additional Account Value Contributions increase your Income Base, your Income Base would never be as high as it could have been had you not previously taken a withdrawal that reduced your Income Base.
If you wish to exercise the Annuitization option, you should consider whether to withdraw Unused Annual Income Amount.
To exercise the Annuitization option, you must transfer your entire Account Value to us. The amount of your Annuity Payments will depend on the amount of assets annuitized. If you have any remaining Annual Income Amount or Unused Annual Income Amount when you elect the Annuitization option, you may withdraw it from your Account Value before transferring your Account Value to us. However, your Annuity Payments will be lower because you will be annuitizing fewer assets.

You should carefully consider when to begin the Income Stage.
The date you begin the Income Stage may impact the amounts you receive under the Contract. On one hand, the longer you wait to begin the Income Stage, the less time you have to benefit from the Contract because as time passes, your life expectancy is reduced. On the other hand, the longer you wait to begin the Income Stage, the higher the Annual Income Amount due to the Income Deferral Rate.
PERFORMANCE RISK
Your Income Base is subject to investment risk based on the performance of your Account (net of fees, meaning fees will reduce your performance) until we are obligated to make Insured Income Payments or Annuity Payments. A reduction in your Income Base due to poor investment performance of your Account assets can significantly reduce the amount of any Insured Income Payment, potentially making them nominal.
Your Income Base remains subject to investment risk during both the Pre-Income Stage and the Income Stage. During the Pre-Income Stage, your Income Base is equal to your Account Value. As a result, negative investment performance and withdrawals (including deductions to pay Contract Fees or Advisory Fees) will decrease your Account Value and your Income Base. This will also decrease your future Annual Income Amount.
During the Income Stage, on each Valuation Day, your Income Base will be subject to a Performance Adjustment, which may be negative due to negative investment performance and/or deductions for Contract Fees or Advisory Fees. You should also understand that if your Income Base is greater than your Account Value, the net performance adjustment will have a greater impact (positive or negative) on your Income Base compared to the change in your Account Value in terms of dollar amount, even though they changed by the same percentage.
Dividends, capital gains distributions and interest paid will be part your Performance Adjustment if they are reinvested in your Account.
Dividends and capital gains generated by your Account investments that are distributed to you (i.e., not automatically reinvested) do not impact your Performance Adjustment or your Account Value. Therefore, your Performance Adjustment will be less than it would have been if dividends and capital gains were not distributed to you.
Your Unused Annual Income Amount carries forward to future Contract Years during the Income Stage but is subject to investment risk based on the performance of your Account (net of fees).
You are not required to take annual Income Withdrawals during the Income Stage. In any Contract Year that you do not take your full Annual Income Amount, your remaining Annual Income Amount will be available for withdrawal in subsequent Contract Years during the Income Stage as Unused Annual Income Amount. However, Unused Annual Income Amounts are subject to Performance Adjustments. A Performance Adjustment will apply to any Unused Annual Income Amount on each Contract Date Anniversary during the Income Stage. The Performance Adjustment will equal the net percentage change in Account Value since the last Contract Date Anniversary due to investment performance and deductions for Contract Fees or Advisory Fees. Therefore, a Performance Adjustment may be positive due to positive investment performance or negative due to negative investment performance and/or deductions for Contract Fees or Advisory Fees. A negative Performance Adjustment will reduce your Unused Annual Income Amount for the following Contract Year and a Positive Performance Adjustment will increase your Unused Annual Income Amount for the following Contract Year.
RISKS RELATED TO ADDITIONAL ACCOUNT VALUE CONTRIBUTIONS
Additional Account Value Contributions may impact your Income Percentage.
If you make an Additional Account Value Contribution, it will be assigned its own Initial Income Percentage; however, your Income Deferral Rate will be the same as for your Initial Account Value Contribution. The Initial Income Percentage applicable to your Additional Account Value Contribution may not be based on the Initial Income Percentage schedule in effect at the time you purchased this Contract. The Initial Income Percentage applicable to your Additional Account Value Contribution will be the Initial Income Percentage we are declaring for new sales of the Contract (if we are still selling the Contract) or Additional Account Value Contributions (if we are no longer selling the Contract) based on the age of the Annuitant, or the younger of the Annuitants, on the date of the contribution. We guarantee that the Initial Income Percentage applicable to Additional Account Value Contributions will never be lower than 1%.
When an Additional Account Value Contribution is made, your Income Percentage will be recalculated to be a weighted average of your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. The formula for calculating the weighted Income Percentage is included in this prospectus. See “Annual Income Amount, Income Percentage, and Income Base – Income Percentage.” While any Additional Account Value Contribution will increase your Income Base and Annual Income Amount, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage and, if the Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage.
You should not purchase the Contract if you expect to depend on future Additional Account Value Contributions to increase your benefit. We may decide to stop accepting any Additional Account Value Contributions at any time, in addition to any restrictions in place at the time you purchase your Contract (such as maximum age restrictions).
While we cannot prevent you from adding funds to your Account (i.e., making contributions to your Account), if you wish to maintain this Contract, the addition of funds to your Account is subject to our restrictions. All contributions into your Account during the Pre-Income Stage and Income Stage are subject to our review and approval for purposes of the Contract. There is no guarantee that you will always be permitted to make Additional Account Value Contributions.
You cannot make an Additional Account Value Contribution if the Owner or oldest Owner has reached the maximum issue age for purchasing the Contract. In addition, we reserve the right to further limit, restrict, suspend, or reject any contribution as an Additional Account Value Contribution at any time, but would do so only on a non-discriminatory basis. If we further exercise this right, you may not be able to increase Annual Income Amount to the level you originally intended.
If a contribution to the Account is not accepted by us as an Additional Account Value Contribution, we will provide written notification that the contribution has been rejected. The notification will provide a date by which the relevant funds must be removed from the Account. Failure to remove the funds from the Account by that date will result in the termination of the Contract.
IMPACT OF CONTRACT FEES
You will begin paying Contract Fees immediately rather than the date you begin receiving Income Withdrawals or Insured Income Payments under the Contract.
You should remember that you begin paying Contract Fees on the Contract Date; therefore, you could be paying Contract Fees for many years before receiving payments from us, if ever.
If you pay Contract Fees from your Account, the Contract Fees will reduce your Account Value. If you did not have to pay Contract Fees, or if you paid them from a source other than your Account, your Account Value would be higher, and your investment return (and Performance Adjustment) could be higher.
Contract Fees are wholly separate from and in addition to your Advisory Fees. During the Pre-Income Stage, withdrawals to pay Contract Fees or Advisory Fees will reduce your Account Value and thus your Income Base. During the Income Stage, withdrawals to pay Contract Fees or Advisory Fees will reduce the performance factor that gets applied to your Income Base.
Your obligation to pay Advisory Fees, if any, is solely a matter between you and your Financial Firm and/or Financial Professional. You should understand that any Advisory Fees owed to your Financial Firm and/or Financial Professional are in addition to the Contract Fees owed to us under this Contract.
In addition, you should understand that during the Pre-Income Stage, all withdrawals from your Account reduce your Income Base and, therefore, the Annual Income Amount. This includes withdrawals to pay Contract Fees or Advisory Fees. You could consider paying Contract Fees and Advisory Fees from a source other than the Account during the Pre-Income Stage, if permitted by your Financial Firm and applicable law.
During the Income Stage, deductions to pay Contract Fees or Advisory Fees are not considered withdrawals for purposes of the Contract. Such deductions will not reduce your remaining Annual Income Amount (or Unused Annual Income Amount) and will not be Excess Withdrawals. However, each such deduction will reduce the Performance Adjustment to your Income Base on the next Valuation Day and to your Unused Annual Income Amount on the next Contract Date Anniversary. Please note that if you pay Advisory Fees from your Account to pay your Financial Firm and/or Financial Professional to manage any other amounts or other services, the impact on the net performance adjustment will be greater.
We reserve the right to increase your annual Contract Fee percentage, subject to the maximum fee percentage. You may reject an increase; however, refusing the increase will reduce your Income Percentage used to calculate your Annual Income Amount by 5%.
At any time on or after the 3rd Contract Date Anniversary, we may increase your annual Contract Fee percentage for future Contract Years, subject to the maximum annual Contract Fee. We will notify you in writing at least 60 days in advance of any such increase. You will be given an opportunity to “opt-out” of an increase to your annual Contract Fee percentage. If you opt-out of an increase, your annual Contract Fee percentage will not change, but on the next Contract Date Anniversary, your Income Percentage will be subject to a one time and permanent reduction of 5%.
RISK OF INVOLUNTARY TERMINATION
The Contract may be involuntarily terminated if you violate the terms of the contract. If involuntary termination occurs, you will not have the ability to reverse this action unless otherwise specified in the bullets below. Where specified, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving you an opportunity to correct the violation, if applicable.
The Contract may be involuntarily terminated under certain circumstances, such as upon:
•Change of the Account Owner to someone other than one of the Annuitants;
•Failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional;
•Failure to satisfy our investment restrictions (which may change at any time), and failure to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional;
•Your Account Value and Income Base being reduced to $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage);
•Failure to elect to enter the Insured Income Stage or the Annuitization option within 7 calendar days of the Account Value being reduced below the Minimum Account Value;

•Failure to maintain the Account with a Financial Firm with whom we have an agreement to service the Contract;
•Failure of your Financial Firm to timely provide the following information necessary to satisfy our obligations under the Contract: Account Value, Additional Account Value Contributions, withdrawals, fee transactions, and investment holdings;
•If you add funds to your Account that are not permitted by us as an Additional Account Value Contribution and fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or
•Full liquidation of the Account, failure to move your Account to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change. See "Options Upon Financial Firm Changes" for the timeframes required to move to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change.

For additional termination scenarios outside of involuntary termination, see "Termination of the Contract". If your Contract is terminated for any reason, you will have no interest remaining in the Contract. You will receive written notice of the Contract’s termination.
RISK RELATED TO FINANCIAL FIRM CHANGE
If we remove your Financial Firm from our list of approved Financial Firms or if you change your Financial Firm (collectively, a “Financial Firm Change”), you may need to take certain actions in order to maintain your Contract or the Contract will terminate.
If a Financial Firm Change occurs while your Contract is in the Pre-Income Stage or the Income Stage, your options will include (a) moving your Account to an approved Financial Firm and remaining in the Pre-Income Stage or Income Stage; (b) affirmatively electing to enter the Insured Income Stage to begin receiving Insured Income Payments and transferring your remaining Account Value to us; or (c) affirmatively exercising the Annuitization option to begin receiving Annuity Payments and transferring your remaining Account Value to us.
In the event that we remove your Financial Firm from our list of approved Financial Firms or if your Financial Firm withdraws from servicing your Contract, and you do not exercise one of the options above within 30 days of our notice to you, your Contract will be terminated.
In the event that you voluntarily change your Financial Firm, you will have 30 days after the closure of your Account to exercise one of the options above. In addition, we must receive notice of your election, in Good Order, at least 3 days before your Account Value is transferred to a new Financial Firm (if changing Financial Firms) or us (if electing to enter the Insured Income Stage or Annuitization).
REGULATORY RISKS
You should be aware of the various regulatory protections that do and do not apply to the Contract.
The offer and sale of your Contract has been registered in accordance with the Securities Act of 1933. We are not an investment adviser and do not provide investment advice to you in connection with the Contract or your Account. We also are not an investment company and therefore we are not registered under the Investment Company Act of 1940, as amended, and the protections provided by the Investment Company Act of 1940 are not applicable to this Contract. Your Contract will be governed by and construed in accordance with the laws of the state in which it was issued, and your obligations, rights and remedies will be determined in accordance with such laws.
You should be aware that investing in a single company stock could have adverse tax implications.
The private letter rulings discussed in the "Tax Considerations" section are based on 100% allocation of your Account Value to the Eligible Account Assets. If your Account Value is invested entirely in a single company, you may not be entitled to rely on the private letter ruling's conclusion that the Contract will not be treated as a straddle (offsetting position with respect to personal property) and there could be negative tax consequences to you.

THE CONTRACT STAGES
PRE-INCOME STAGE
Beginning and End. The Pre-Income Stage is the initial stage of the Contract. It begins on the Contract Date and ends when you enter the Income Stage or Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.
Description of Contract Stage. The Pre-Income Stage provides for increases to your Income Percentage through the Income Deferral Rate feature. Non-Income Withdrawals are also permitted during this stage, if needed. This stage does not provide for Income Withdrawals or Insured Income Payments, however, the amount of Income Withdrawals and Insured Income Payments to which you may be entitled in the future are affected by the Pre-Income Stage due to potential changes in your Income Base and Income Percentage.
•On the Contract Date, your Income Base will equal your Initial Account Value Contribution. On each Valuation Day thereafter during the Pre-Income Stage, your Income Base will equal your Account Value. As such, any increase or decrease to your Account Value during the Pre-Income Stage will increase or decrease your Income Base on a dollar-for-dollar basis. Your Account Value and Income Base may increase as a result of positive investment performance or Additional Account Value Contributions. Your Account Value and Income Base may decrease as a result of negative investment performance or any Non-Income Withdrawals. See “Annual Income Amount, Income Percentage, and Income Base – Income Base – Changes to Income Base During Pre-Income Stage” for additional information.
•On the Contract Date, your Income Percentage will equal the Initial Income Percentage applicable to your Initial Account Value Contribution as shown in your Contract. After the Contract Date, your Income Percentage will increase based on the Income Deferral Rate each Valuation Day during the Pre-Income Stage. In addition, if you make an Additional Account Value Contribution, we will recalculate your Income Percentage to reflect a new, weighted Income Percentage. The weighted Income Percentage will be based on your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. In general, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage. If the Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage. Your Income Base and Annual Income Amount will increase as a result of any Additional Account Value Contribution. See “Annual Income Amount, Income Percentage, and Income Base – Income Percentage – Changes to Income Percentage During Pre-Income Stage” for additional information.
During the Pre-Income Stage, you may request a quote from us reflecting what your Annual Income Amount could be if you decided to begin the Income Stage. The quoted Annual Income Amount will be based on the prior Valuation Day.
Treatment of Withdrawals. Any withdrawal from your Account during the Pre-Income Stage (except a withdrawal to pay Contract Fees or Advisory Fees or to satisfy Required Minimum Distributions) will be deemed to be an “Income Withdrawal” unless you instruct us otherwise.
•If you do not specifically designate a withdrawal as a Non-Income Withdrawal, it will be deemed your first Income Withdrawal (and the Pre-Income Stage will end). Your first Income Withdrawal will be treated as having been taken during the Income Stage, rather than the Pre-Income Stage. See “Income Stage” below. If your first Income Withdrawal exceeds the Annual Income Amount calculated on the Valuation Day you take your first Income Withdrawal, a portion of your first Income Withdrawal will be an “Excess Withdrawal.”
•We will notify you when you have activated the Income Stage by taking your first Income Withdrawal. If you did not intend to activate the Income Stage, we will reclassify the withdrawal if you notify us of your intent within 14 days of the date we notify you that the Income Stage has been activated.
•An unlimited number of Non-Income Withdrawals may be taken during the Pre-Income Stage. However, Non-Income Withdrawals reduce your Account Value, and thus your Income Base. Non-Income Withdrawals will reduce your Income Base on a dollar-for-dollar basis.
•In order to designate a withdrawal during the Pre-Income Stage as a Non-Income Withdrawal, we must receive your designation request in Good Order before the withdrawal is taken.
Contract Fees. You must pay Contract Fees during the Pre-Income Stage to maintain the Contract. We may terminate the Contract if Contract Fees are not paid in full when due. See “Contract Fees” in this prospectus for additional information.
Investment Restrictions. During the Pre-Income Stage and the Income Stage, this Contract will have Eligible Account Assets that 100% of your Account Value must be allocated to at all times. We will notify you of any such violation and give you 14 calendar days to reallocate your Account Value to avoid termination. We may terminate the Contract, after giving you an opportunity to reallocate your Account Value, if your Account fails to satisfy these investment restrictions. See “Investment Restrictions” in this prospectus for additional information.
Restrictions on Additional Account Value Contributions. For the addition of new funds to your Account to be considered Additional Account Value Contributions, they must be acknowledged by us as such. There is no guarantee that you will always be permitted to make Additional Account Value Contributions. If we do not allow you to make Additional Account Value Contributions, you may not be able to increase the Contract’s Annual Income Amount to the level you originally intended. If we reject the addition of new funds to your Account as an Additional Account Value Contribution, we will provide notification that the contribution has been rejected. The notification will provide a date by which the relevant funds must be removed from the Account. Failure to remove the funds from the Account by that date will result in the termination of the Contract. See “Purchasing the Contract and Making Account Value Contributions – Restrictions on Additional Account Value Contributions” later in this prospectus for additional information.

INCOME STAGE
Beginning and End. The Income Stage begins on the Valuation Day following the earlier of your first Income Withdrawal (although your first Income Withdrawal will be treated as having been taken during the Income Stage) or upon our receipt of notification to begin the Income Stage in Good Order. If you never take an Income Withdrawal, or notify us to begin the Income Stage, your Contract will never enter the Income Stage. The Income Stage ends when you enter the Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.
Description of Contract Stage. During the Income Stage, you may take Income Withdrawals from your Account. Income Withdrawals will not reduce your Income Base. Your ability to take Income Withdrawals is not unlimited, however. Exceeding the Annual Income Amount for the Contract Year may significantly reduce the value of your future Annual Income Amount and may cause the Contract to terminate.
Any withdrawal from your Account during the Income Stage will be deemed to be either an “Income Withdrawal” or an “Excess Withdrawal” (or a combination of both).
•Income Withdrawals. Each Contract Year during the Income Stage, you may take withdrawals from your Account up to your Annual Income Amount (and any Unused Annual Income Amount). All such withdrawals will be deemed Income Withdrawals. Please note:
◦You are not required to take annual Income Withdrawals during the Income Stage. Nor are you required to take your full amount of available Income Withdrawals each Contract Year during the Income Stage. If you do not take your full amount of Income Withdrawals each Contract Year, and do not use your Unused Annual Income Amount in future Contract Years, it may be less likely that your Account Value will be reduced to $0 or below the Minimum Account Value while this Contract is in force and, thus, you may never receive Insured Income Payments from us.
◦Each Income Withdrawal reduces your remaining Annual Income Amount for that Contract Year (and, if the withdrawal exceeds the Annual Income Amount, Unused Annual Income Amount, if any) on a dollar-for-dollar basis. For example, if your remaining Annual Income Amount is $1,000 and your Unused Annual Income Amount is $0 immediately before a withdrawal, and you take a withdrawal of $250, the entire withdrawal will be an Income Withdrawal. Your remaining Annual Income Amount will be $750, and your Unused Annual Income Amount will be $0 immediately after the Income Withdrawal.
◦Income Withdrawals will be taken first from the current Contract Year’s remaining Annual Income Amount and then from any Unused Annual Income Amount unless you request otherwise.
◦If you make an Additional Account Value Contribution during the Income Stage, your remaining Annual Income Amount will be immediately increased, making an additional amount of Income Withdrawal available for that Contract Year. See “Annual Income Amount, Income Percentage, and Income Base – Annual Income Amount – Immediate Adjustment to Remaining Annual Income Amount for Additional Account Value Contribution” for additional information.
◦In any Contract Year during the Income Stage that you do not take your full Annual Income Amount, your remaining Annual Income Amount will be available in subsequent Contract Years during the Income Stage as Unused Annual Income Amount. However, your Unused Annual Income Amount is subject to a Performance Adjustment on each Contract Date Anniversary during the Income Stage. As a result, a Performance Adjustment could be positive as a result of positive investment performance. Conversely, a Performance Adjustment could be negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees. See “Annual Income Amount, Income Percentage, and Income Base – Annual Income Amount – Unused Annual Income Amount” for additional information.
•Excess Withdrawals. Once your remaining Annual Income Amount (and Unused Annual Income Amount) for a Contract Year equals $0, any additional amounts withdrawn during that Contract Year will be deemed to be Excess Withdrawals. For example, if your remaining Annual Income Amount is $750 and your Unused Annual Income Amount is $0 immediately before a withdrawal, and you withdraw $1,000, the following will apply: (i) $750 of the withdrawal will be an Income Withdrawal; (ii) your remaining Annual Income Amount and Unused Annual Income Amount will be reduced to $0; and (iii) the remaining $250 withdrawn will be an Excess Withdrawal. If you later withdraw $500 during the same Contract Year, the entire withdrawal will be an Excess Withdrawal.
An Excess Withdrawal may significantly reduce the value of your benefit and could cause your Contract to terminate. If your Account Value and Income Base are reduced to $0 as a result of an Excess Withdrawal, your Contract will be terminated. We will notify you of any withdrawal from your Account that we consider to be an Excess Withdrawal. If you believe there has been an error, you should contact us immediately.
Withdrawals to pay Contract Fees or Advisory Fees will not reduce your remaining Annual Income Amount or Unused Annual Income Amount for that Contract Year. They will, however, negatively impact the Performance Adjustments applicable to your Income Base (which will lessen the Annual Income Amount calculated for the following Contract Year) and to any Unused Annual Income Amount. See “Additional Information About Withdrawals – Special Rules for Required Minimum Distributions.”
Calculation of Annual Income Amount. Your Annual Income Amount is subject to change during the Income Stage. The Annual Income Amount is calculated at the beginning of the Income Stage and on the first Valuation Day of each Contract Year (i.e., each Contract Date Anniversary) during the Income Stage. The Annual Income Amount is calculated by multiplying the Income Percentage by the Income Base. Accordingly, an increase (or decrease) to your Income Base during a Contract Year will increase (or decrease) your Annual Income Amount for the next Contract Year.

•Your Income Base is subject to investment risk based on the performance of your Account (net of fees). On each Valuation Day during the Income Stage, your Income Base will be subject to a Performance Adjustment, which could be positive as a result of positive investment performance, or conversely, negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees. Your Income Base may decrease as a result of negative investment performance, even if you have not taken an Excess Withdrawal. Your Income Base (and future Annual Income Amount) would be higher if Contract Fees and Advisory Fees were not deducted from your Account.
•Income Withdrawals will not reduce your Income Base. However, an Excess Withdrawal will proportionally reduce your Income Base by the ratio of the excess amount to the Account Value immediately prior to the Excess Withdrawal. The reduction to your Income Base may be greater than the Excess Withdrawal amount.
•Your Income Base will increase for each Additional Account Value Contribution on a dollar-for-dollar basis.
•Your Income Percentage will not change unless you make an Additional Account Value Contribution, in which case your Income Percentage will be recalculated to reflect a weighted Income Percentage in the same manner as during the Pre-Income Stage.
See “Annual Income Amount, Income Percentage, and Income Base” and "Appendix C" for additional information.

Example of decreasing Account Value during the Pre-Income Stage without a Non-Income Withdrawal:

Account Value on prior Contract Anniversary Date	$105,000
Income Base on prior Contract Anniversary Date	$105,000

Change in Account Value from the prior Contract Anniversary Date to current Contract Anniversary Date	-6.90%
Account Value on current Contract Anniversary Date	$97,755	($105,000 x (1 - 6.90%))
Income Base on current Contract Anniversary Date	$97,755
Example of an increasing Account Value during the Pre-Income Stage without a Non-Income Withdrawal:

Account Value on prior Contract Anniversary Date	$105,000
Income Base on prior Contract Anniversary Date	$105,000

Change in Account Value from the prior Contract Anniversary Date to current Contract Anniversary Date	7.10%
Account Value on current Contract Anniversary Date	$112,455	($105,000 x (1 + 7.10%))
Income Base on current Contract Anniversary Date	$112,455
Example of a decreasing Account Value during the Pre-Income Stage with a Non-Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$105,000
Income Base	$105,000

6 Months After Prior Contract Anniversary Date:
Change in Account Value from the prior Contract Anniversary Date to current date	-2.00%
Account Value Immediately before Non-Income Withdrawal	$102,900	($105,000 x (1 - 2.00%))
Income Base Immediately before Non-Income Withdrawal	$102,900
Non-Income Withdrawal Amount	$2,000
Account Value Immediately After Non-Income Withdrawal	$100,900	($102,900 - $2,000)
Income Base Immediately After Non-Income Withdrawal	$100,900

Next Contract Anniversary Date:
Change in Account Value from prior Non-Income Withdrawal Date to current date	-5.00%
Account Value on current Contract Anniversary Date	$95,855	($100,900 x (1 - 5.00%))
Income Base on current Contract Anniversary Date	$95,855

Example of an increasing Account Value during the Pre-Income Stage with a Non-Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$105,000
Income Base	$105,000

6 Months After Prior Contract Anniversary Date:
Change in Account Value from the prior Contract Anniversary Date to current date	2.00%
Account Value Immediately before Non-Income Withdrawal	$107,100	($105,000 x (1 + 2.00%))
Income Base Immediately before Non-Income Withdrawal	$107,100
Non-Income Withdrawal Amount	$2,000
Account Value Immediately After Non-Income Withdrawal	$105,100	($107,100 - $2,000)
Income Base Immediately After Non-Income Withdrawal	$105,100

Next Contract Anniversary Date:
Change in Account Value from prior Non-Income Withdrawal Date to current date	5.00%
Account Value on current Contract Anniversary Date	$110,355	($105,100 x (1 + 5.00%))
Income Base on current Contract Anniversary Date	$110,355
Example of negative net investment performance bringing the Account Value to zero during the Pre-Income Stage:

Prior Contract Anniversary Date:
Account Value on current Contract Anniversary Date	$10,500
Income Base on current Contract Anniversary Date	$10,500

3 months after prior Contract Anniversary negative net investment performance brings the Account Value to zero:
Change in Account Value from the prior Contract Anniversary Date to current date (underlying investments lose all value)	-100.00%
Account Value after net investment performance to current date	$0	($10,500 x (1 - 100.00%))
Income Base after net investment performance to current date	$0
The Contract is terminated due to negative net performance bringing the Account Value and Income Base to zero
Example of negative net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary Date	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	-6.90%
Account Value on current Contract Anniversary Date	$93,100	($100,000 x (1 - 6.90%))
Income Base on current Contract Anniversary Date	$116,375	($125,000 x (1 - 6.90%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0
Example of positive net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary Date	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	7.10%
Account Value on current Contract Anniversary Date	$107,100	($100,000 x (1 + 7.10%))
Income Base on current Contract Anniversary Date	$133,875	($125,000 x (1 + 7.10%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0

Example of negative net performance adjustment during the Income Stage with an Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	-2.00%
Account Value Immediately before Income Withdrawal	$98,000	($100,000 x (1 - 2.00%))
Income Base Immediately before Income Withdrawal	$122,500	($125,000 x (1 - 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$96,000	($98,000 - $2,000)
Income Base Immediately After Income Withdrawal	$122,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	-5.00%
Account Value on current Contract Anniversary Date	$91,200	($96,000 x (1 - 5.00%))
Income Base on current Contract Anniversary Date	$116,375	($122,500 x (1 - 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$2,793	($3,000 x (1 - 2.00%) x (1 - 5.00%))
Example of positive net performance adjustment during the Income Stage with an Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	2.00%
Account Value Immediately before Income Withdrawal	$102,000	($100,000 x (1 + 2.00%))
Income Base Immediately before Income Withdrawal	$127,500	($125,000 x (1 + 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$100,000	($102,000 - $2,000)
Income Base Immediately After Income Withdrawal	$127,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	5.00%
Account Value on current Contract Anniversary Date	$105,000	($100,000 x (1 + 5.00%))
Income Base on current Contract Anniversary Date	$133,875	($127,500 x (1 + 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$3,213	($3,000 x (1 + 2.00%) x (1 + 5.00%))

Example of negative performance during the Income Stage bringing the Account Value below the Financial Firm's Minimum Account Value:

Prior Contract Anniversary Date:
Minimum Account Value required by Financial Firm	$10,000
Account Value on current Contract Anniversary Date	$10,500
Income Base on current Contract Anniversary Date	$150,000
Income Percentage on current Contract Anniversary Date	4.50%
Annual Income Amount on current Contract Anniversary Date	$6,750	($150,000 x 4.50%)

7 Months after prior Contract Anniversary negative performance brings the Account Value below the required minimum of the Financial Firm:
Change in Account Value from the prior Contract Anniversary Date to current date	-10.00%
Account Value on current date	$9,450	($10,500 x (1 - 10.00%))
Annual Income Amount on current date	$6,750	No Change In Annual Income Amount
Client is notified by the Financial Firm that their Account Value is below their Minimum Account Value

3 days after the client is notified by the Financial Firm that their Account Value is below their Minimum Account Value:
Client notifies Prudential of their intent to transfer all remaining Account Value from their Financial Firm to commence Insured Income Stage
Client elects to withdraw the entire Remaining Annual Income Amount prior to transferring the remaining Account Value

Account Value immediately before Income Withdrawal	$9,639
Income Withdrawal Amount	$6,750	No Change In Annual Income Amount
Account Value immediately after Income Withdrawal	$2,889
Transferred amount from Financial Firm to Prudential	$2,889
Contract starts the Insured Income Stage

Next Contract Anniversary:
Insured Income Stage Annual Income Amount	$6,750	No Change In Annual Income Amount
Example of the Quarterly Contract Fee and Quarterly Advisory Fee during the Income Stage bringing the Account Value below the Financial Firm's Minimum Account Value:

Prior Contract Anniversary Date:
Minimum Account Value required by Financial Firm	$10,000
Account Value on current Contract Anniversary Date	$10,000
Income Base on current Contract Anniversary Date	$150,000
Income Percentage on current Contract Anniversary Date	4.50%
Annual Income Amount on current Contract Anniversary Date	$6,750	($150,000 x 4.50%)

3 Months after prior Contract Anniversary the Quarterly Contract Fee and Quarterly Advisory Fee brings the Account Value below the required minimum of the Financial Firm:
Account Value immediately before the Quarterly Contract Fee and Quarterly Advisory Fee	$10,005
Quarterly Contract Fee and Quarterly Advisory Fee	$50
Account Value immediately after the Quarterly Contract Fee and Quarterly Advisory Fee	$9,955	($10,005 - $50)
Annual Income Amount on current date	$6,750	No Change In Annual Income Amount
Client is notified by the Financial Firm that their Account Value is below their Minimum Account Value

3 days after the client is notified by the Financial Firm that their Account Value is below their Minimum Account Value:
Client notifies Prudential of their intent to transfer all remaining Account Value from their Financial Firm to commence Insured Income Stage
Client elects to withdraw the entire Remaining Annual Income Amount prior to transferring the remaining Account Value
Account Value immediately before Income Withdrawal	$9,481
Income Withdrawal Amount	$6,750	No Change In Annual Income Amount
Account value immediately after Income Withdrawal	$2,731	($9,481 - $6,750)
Transferred amount from Financial Firm to Prudential	$2,731
Contract starts the Insured Income Stage

Next Contract Anniversary:
Insured Income Stage Annual Income Amount	$6,750	No Change In Annual Income Amount

Example of negative net investment performance bringing the Account Value to zero during the Income Stage:

Prior Contract Anniversary Date:
Account Value on current Contract Anniversary Date	$10,500
Income Base on current Contract Anniversary Date	$150,000
Income Percentage on current Contract Anniversary Date	4.50%
Annual Income Amount on current Contract Anniversary Date	$6,750	($150,000 x 4.50%)

3 months after prior Contract Anniversary negative net investment performance brings the Account Value to zero:
Change in Account Value from the prior Contract Anniversary Date to current date (underlying investments lose all value)	-100.00%
Account Value after net investment performance to current date	$0	($10,500 x (1 - 100.00%))
Contract starts the Insured Income Stage

Next Contract Anniversary:
Insured Income Stage Annual Income Amount	$6,750
Contract Fees. You must pay Contract Fees during the Income Stage to maintain the Contract. We may terminate the Contract if Contract Fees are not paid in full when due. See “Contract Fees” later in this prospectus for additional information.
Investment Restrictions. During the Pre-Income Stage and the Income Stage, this Contract will have Eligible Account Assets that 100% of your Account Value must be allocated to at all times. We may terminate the Contract if your Account fails to satisfy these investment restrictions. See “Investment Restrictions” later in this prospectus for additional information.
Restrictions on Additional Account Value Contributions. For the addition of new funds to your Account to be considered Additional Account Value Contributions, they must be acknowledged by us as such. There is no guarantee that you will always be permitted to make Additional Account Value Contributions. If we do not allow you to make Additional Account Value Contributions, you may not be able to increase the Annual Income Amount to the level you originally intended. If we reject the addition of new funds to your Account as an Additional Account Value Contribution, we will provide notification to you and your Financial Professional that the contribution has been rejected. The notification will provide a date by which the relevant funds must be removed from the Account, which is no less than 7 calendar days from the date of notification. Failure to remove the funds from the Account by that date will result in the termination of the Contract. See “Purchasing the Contract and Making Account Value Contributions – Restrictions on Additional Account Value Contributions” later in this prospectus for additional information.
INSURED INCOME STAGE
Beginning and End. The Insured Income Stage will begin if one of the qualifying events identified below occurs, or you elect to begin the Insured Income Stage and transfer any remaining Account Value to us, if applicable. We must receive your election at our Service Office in Good Order. Once we receive your election, it is irrevocable. The date on which the Insured Income Stage begins is the “Annuity Date”. After our Insured Income Payment obligations have been satisfied, the Contract will terminate.
Qualifying Events and Description of Contract Stage. The Insured Income Stage may begin upon the earlier of (a) or (b) below (each a “qualifying event”):
(a)Your Account Value is reduced to $0 during the Income Stage, provided that it and your Income Base was not reduced to $0 as a result of a Non-Income Withdrawal or Excess Withdrawal, or below the Minimum Account Value
or
(b)Provided that the qualifying event in (a) has not yet occurred, you terminate your Account with your Financial Firm, or your Financial Firm no longer has an agreement with us to service this Contract, you make an affirmative election to begin the Insured Income Stage and transfer your remaining Account Value to us.
If a qualifying event occurs and you elect to begin the Insured Income Stage:
•Your Account Value, if any, as of the date of the qualifying event must be transferred directly to us.
•We will make Insured Income Payments until the death of the Annuitant for a single income Contract or until the death of both Annuitants for a joint income Contract. The total Insured Income Payments for each Contract Year will equal the Annual Income Amount as of the Annuity Date, adjusted for any Additional Contributions or Excess Withdrawals that occurred in the same Contract Year as the qualifying event. You may request that we make Insured Income Payments at the frequency you select beginning on the next Valuation Day following the qualifying event. If the Annuitant dies (or the Annuitants die) before we make the first Insured Income Payment, no Insured Income Payments will be due.
•If your Contract is in the Income Stage immediately prior to the qualifying event, please note:
◦If you have any remaining Annual Income Amount or Unused Annual Income Amount for the current Contract Year, you may withdraw it from your Account before transferring your Account Value to us (provided that you have sufficient Account Value to withdraw the remaining amounts). If you withdraw the entire remaining Annual Income Amount and Unused Annual Income

Amount, you will not receive Insured Income Payments until the next Contract Year. If you withdraw only a portion or none, your Insured Income Payments for the rest of the current Contract Year will equal the remaining Annual Income Amount and Unused Annual Income Amount that was not withdrawn. In any case, your total Insured Income Payments for each future Contract Year will equal your Annual Income Amount as of the Annuity Date, adjusted for any Additional Account Value Contributions and Excess withdrawals that occurred in the same Contract Year as the qualifying event.
•In the event that you must transfer remaining Account Value to us to begin the Insured Income Stage, your Insured Income Payments may be impacted if there has been a change in your Account Value as of the date you close your Account at your Financial Firm and the date we receive your Account Value. During the Pre-Income Stage, the Income Base is equal to the Account Value. During the Income Stage, changes to the Account Value will be reflected in the Performance Adjustment applied to the Income Base.
If the total amount due each Contract Year is less than $100, we may limit the frequency of your Insured Income Payments. Insured Income Payments will be made no less frequently than annually. You will be notified of the payment options available to you.
If necessary, and if you transfer any amount of Account Value to us to begin the Insured Income Stage, we will increase the dollar amount of your annual Insured Income Payments so that they are no less than those provided by the application of an equivalent amount to the purchase of a single premium immediate annuity contract offered by us on the Annuity Date to the same Annuitant or Annuitants class for the same payment option.
Additional Information.
•If your Account Value and Income Base are reduced to $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), your Contract will be terminated. You will not receive Insured Income Payments.
•See “Additional Information Related to Your Financial Firm and Financial Professional” for information about your options in the event of a Financial Firm Change.
•You cannot elect the Annuitization option after you elect to begin receiving Insured Income Payments.
•Your Annual Income Amount will not change during the Insured Income Stage.
•You cannot change your Insured Income Payment frequency after the Annuity Date.
•You are not subject to Contract Fees during the Insured Income Stage.
•After the Annuity Date, there is no longer an Account in which this Contract is in relation to.
•See "Appendix C" for additional information.
ANNUITIZATION OPTION
At any time on or after the 1st Contract Date Anniversary, you may convert your entire remaining Account Value into a guaranteed stream of Annuity Payments from us by transferring the remaining Account Value to us. You cannot elect the Annuitization option if you have already elected to begin Insured Income Payments. We must receive your election at our Service Office in Good Order. Once we receive your election, it is irrevocable. The date on which you elect the Annuitization option is also referred to as the “Annuity Date”.
If you elect the Annuitization option, your entire Account Value as of the Annuity Date must be transferred to us. After our Annuity Payment obligations have been satisfied, the Contract will terminate. The amount and duration of your Annuity Payments will depend on the amount of assets annuitized, the age and sex of the Annuitant(s), and the annuity option you select.
Please note:
•You cannot elect the Annuitization option if you have already elected to begin Insured Income Payments. If the initial Annuity Payment would be less than $100, we will not allow you to elect the Annuitization option (except as otherwise specified by applicable law).
•You are not required to elect the Annuitization option under any circumstances. There is no latest Annuity Date under the Contract, and no date as of which the Annuitization option is automatically exercised.
•If you have remaining Annual Income Amount or Unused Annual Income Amount when you elect the Annuitization option, you may withdraw it from your Account Value before transferring your Account Value to us. However, your Annuity Payments will be lower because you will be annuitizing fewer assets.
•If you select an annuity option with a lifetime payout and no period certain, we will increase the dollar amount of your annual Annuity Payments as necessary so that they are no less than the annual Insured Income Payments you would have received during the Insured Income Stage, based on your Annual Income Amount as of the Annuity Date, adjusted for any Additional Account Value Contributions or Excess Withdrawals that occurred the same year as the Annuity Date. For this purpose, if there has been a change in your Account Value as of the date you close your Account at your Financial Firm and the date we receive your Account Value, the following applies: (i) if the Account Value is higher, we will treat the increase as an Additional Account Value Contribution, and (ii) if the Account Value is lower, we will treat the decrease as a withdrawal in accordance with the conditions of the Pre-Income Stage or Income Stage, as applicable to your Contract immediately prior to the Annuity Date.
•You are not subject to Contract Fees after you elect the Annuitization option.
•After the Annuity Date, there is no longer an Account in which this Contract is in relation to.
See “Annuitization Option” later in this prospectus for additional information.

ANNUAL INCOME AMOUNT, INCOME BASE, AND INCOME PERCENTAGE
ANNUAL INCOME AMOUNT
Subject to its terms, the Contract provides for the distribution of an annual amount we call the “Annual Income Amount” from your Account during the Income Stage (Income Withdrawals) and from us over the lifetime of the Annuitant or over the joint lifetimes of the Annuitants during the Insured Income Stage (Insured Income Payments). Because Income Withdrawals and Insured Income Payments will be based on the Annual Income Amount, it is important for you to understand when and how your Annual Income Amount is calculated. It is also important for you to understand which actions and events will cause your Annual Income Amount to increase and decrease.
When the Annual Income Amount is Calculated.
•Pre-Income Stage. You may request a quote from us reflecting what your Annual Income Amount could be if you decided to begin the Income Stage. The quoted Annual Income Amount will be based on the prior Valuation Day.
•Income Stage. Your Annual Income Amount will be calculated at the beginning of this stage and, thereafter, your Annual Income Amount will be recalculated on the first Valuation Day of each Contract Year (i.e., each Contract Date Anniversary) during the Income Stage.
•Insured Income Stage. During the Insured Income Stage, your Annual Income Amount will equal your Annual Income Amount as of the Annuity Date, adjusted for any Additional Account Value Contributions and Excess Withdrawals that occurred in the same Contract Year as the qualifying event. If you were in the Pre-Income Stage on that date, your Annual Income Amount will be calculated for the first time on that date. Your Annual Income Amount will not change for the duration of the Insured Income Stage.
•Annuitization Option. You do not have an Annual Income Amount after you elect the Annuitization option. See “Annuitization Option” later in this prospectus for an explanation of how Annuity Payments are calculated.
How the Annual Income Amount is Calculated. On each date of calculation as described in the previous section, your Annual Income Amount is calculated by multiplying your Income Base by your Income Percentage as of that Valuation Day. For example, at a time that we calculate the Annual Income Amount, if the Income Base equals $100,000 and the Income Percentage equals 4%, the Annual Income Amount will equal $4,000 (i.e., $100,000 x 0.040 = $4,000).
During the Pre-Income Stage, you will have an Income Percentage and an Income Base, which is subject to potential positive and negative adjustments. Likewise, during the Income Stage, you will have an Income Percentage and an Income Base that is subject to potential positive and negative adjustments. Therefore, your future Annual Income Amount will be affected by changes in your Income Base, as well as changes to the Income Percentage due to Deferral Rates and Additional Account Value Contributions during those Contract stages. See “Income Base” and “Income Percentage” later in this section for information about how your Income Base and Income Percentage may increase or decrease.
Immediate Adjustment to Remaining Annual Income Amount for an Additional Account Value Contribution During the Income Stage.
If you make an Additional Account Value Contribution during the Income Stage, your remaining Annual Income Amount will be immediately increased, making an additional amount of Income Withdrawals available for that Contract Year. When an Additional Account Value Contribution is acknowledged by us, your Income Percentage will be recalculated to be a weighted average of your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution and the remaining Annual Income Amount for the Contract Year will be increased by an amount equal to the new weighted Income Percentage applied against the Additional Account Value Contribution. See “Examples of Calculations – Examples of Impact of Additional Account Value Contributions on the Income Base, Income Percentage and Annual Income Amount” for an example.
Unused Annual Income Amount. Any portion of the Annual Income Amount not withdrawn in a Contract Year during the Income Stage will be carried over to allow for Income Withdrawals above the Annual Income Amount in future Contract Years during the Income Stage. We refer to this as “Unused Annual Income Amount.”
However, your Unused Annual Income Amount is subject to investment risk based on the performance of your Account (net of fees). A Performance Adjustment will apply to any Unused Annual Income Amount on each Contract Date Anniversary during the Income Stage and could be positive as a result of positive investment performance, or conversely, negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees.
For example, assume that at the end of a Contract Year during the Income Stage you had $1,000 in remaining Annual Income Amount for the current Contract Year and $1,000 in Unused Annual Income Amount from prior Contract Years. Also assume that your Income Base had decreased by 10% since the previous Contract Date Anniversary, excluding the impact of any Additional Account Value Contributions. Based on these assumptions, on the Contract Date Anniversary, your Unused Annual Income Amount would be reduced by 10% (same as the net percentage change to your Income Base) from $2,000 to $1,800. Conversely, had your Income Base increased by 10%, your Unused Annual Income Amount would be increased from $2,000 to $2,200.
INCOME BASE
The Income Base is the amount to which we apply the Income Percentage to determine the Annual Income Amount in the Pre-Income and Income Stages. Your Income Base may increase or decrease during the Pre-Income Stage and Income Stage. You will not have an Income Base after electing the Annuitization option because your Annuity Payments will not be based on an Annual Income Amount, nor will you continue to have an Income Base in the Insured Income Payment Stage because your Insured Income Payments are calculated on the Annuity Date and will not change for the remainder of the Insured Income Stage.
Initial Income Base. On the Contract Date, your Income Base will equal your Initial Account Value Contribution.
Changes to Income Base During the Pre-Income Stage. During the Pre-Income Stage, on each Valuation Day after the Contract Date, your Income Base will equal your Account Value. Because your Income Base is directly tied to your Account Value during the Pre-Income Stage, your Income Base will be increased on a dollar-for-dollar basis by positive investment performance and Additional Account Value Contributions and will be decreased on a dollar-for-dollar basis by negative investment performance and withdrawals from your Account, as explained further below.
•Investment Performance. Investment performance may increase or decrease your Account Value and Income Base. Your Account Value may be invested in assets that are subject to market risk and/or other investment risks, which means that your Account Value may fluctuate up or down based on market conditions and other factors. Your Income Base is subject to the same level of investment risk because your Income Base will always equal your Account Value during the Pre-Income Stage.
•Additional Account Value Contributions. If you make an Additional Account Value Contribution, your Income Base is increased by the dollar amount of the Additional Account Value Contribution (as of the Valuation Day we approve it). For example, if an Additional Account Value Contribution increases your Account Value by $5,000, your Income Base will likewise increase by $5,000.
•Withdrawals. If you take any withdrawal from your Account during the Pre-Income Stage (other than a withdrawal your Financial Institution designates as a fee payment), you must affirmatively designate it as a Non-Income Withdrawal or else it will be treated as an Income Withdrawal and the Pre-Income Stage will end.
◦A Non-Income Withdrawal will decrease your Income Base by the dollar amount of the Non-Income Withdrawal. For example, if you withdraw $1,000 from your Account for any reason during the Pre-Income Stage and designate the deduction as a Non-Income Withdrawal, your Income Base will likewise decrease by $1,000.
◦Your first Income Withdrawal will be treated as having been taken during the Income Stage, as discussed further below. If your first Income Withdrawal exceeds the Annual Income Amount calculated on the Valuation Day you take your first Income Withdrawal, a portion of your first Income Withdrawal will be an Excess Withdrawal.
Changes to Income Base During the Income Stage. On the first Valuation Day during the Income Stage, your Income Base will be equal to the Income Base from the Pre-Income Stage immediately before going into the Income Stage or, if the Income Stage started as a result of you taking your first Income Withdrawal, it will be equal to the Income Base immediately before the withdrawal. Your Income Base may increase or decrease during the Income Stage as described below. Please note it is unlikely that your Account Value will equal your Income Base during the Income Stage because (i) Income Withdrawals reduce your Account Value but not your Income Base (whereas, during the Pre-Income Stage, all withdrawals reduce your Account Value and Income Base) and (ii) Excess Withdrawals reduce your Income Base on a proportionate basis, not a dollar-for-dollar basis.
•Investment Performance. Your Income Base remains subject to investment risk based on the performance of your Account (net of fees) during the Income Stage. On each Valuation Day during the Income Stage, your Income Base will be subject to a Performance Adjustment. A Performance Adjustment could be positive as a result of positive investment performance, or conversely, a negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees.
For example, assume at the close of a Valuation Day during the Income Stage, your Account Value is $90,000 and your Income Base is $100,000. If your Account Value appreciated in value by 1% to $90,900 by the close of the next Valuation Day solely due to investment performance, your Income Base would likewise increase by 1% from $100,000 to $101,000. Conversely, if your Account Value depreciated in value by 1% from $90,000 to $89,100, your Income Base would likewise decrease by 1% from $100,000 to $99,000. Note that, in this example, the Account Value increased or decreased by $900, whereas the Income Base increased or decreased by $1,000, even though each increased or decreased by 1%.
•You should understand that your Income Base remains subject to investment risk during the Income Stage and that your Income Base would be higher if Contract Fees and Advisory Fees were not deducted from your Account.
•Additional Account Value Contributions. If you make an Additional Account Value Contribution, your Income Base is increased by the dollar amount of the Additional Account Value Contribution, same as in the Pre-Income Stage.
•Withdrawals. During the Income Stage, other than withdrawals to pay Contract Fees or Advisory Fees, any withdrawal from your Account will be deemed to be either an Income Withdrawal or an Excess Withdrawal (or a combination of both).
◦Each Contract Year during the Income Stage, you may take withdrawals from your Account up to your Annual Income Amount (and any Unused Annual Income Amount). All such withdrawals will be deemed Income Withdrawals. Once your remaining Annual Income Amount (and Unused Annual Income Amount) for a Contract Year equals $0, any additional amounts withdrawn during that Contract Year will be deemed to be Excess Withdrawals.

◦Income Withdrawals do not reduce your Income Base. For example, if your Account Value equals $80,000 and your Income Base equals $100,000 immediately before an Income Withdrawal of $1,000, your Account Value will equal $79,000 and your Income Base will equal $100,000 immediately after the Income Withdrawal.
◦An Excess Withdrawal proportionally reduces your Income Base by the ratio of the Excess Withdrawal amount to the Account Value immediately prior to the Excess Withdrawal. For example, if your Account Value equals $80,000 and your Income Base equals $100,000 immediately before an Excess Withdrawal of $1,000, your Account Value will equal $79,000 and your Income Base will equal $98,750 immediately after the Excess Withdrawal. Please note that, because the Excess Withdrawal reduced the Account Value by 1.25% (i.e., ($1,000 / $80,000) x 100%), the Income Base was likewise reduced by 1.25%. However, because the Income Base was greater than the Account Value, the Account Value decreased by $1,000 while the Income Base decreased by $1,250.
An Excess Withdrawal may significantly reduce the value of your Annual Income Amount and could cause your Contract to terminate. The reduction to your Income Base may be greater than the Excess Withdrawal amount. If your Account Value is reduced to $0, as a result of Excess Withdrawals that deplete the Account Value and Income Base, your Contract will be terminated. We will notify you of any withdrawal from your Account that we consider to be an Excess Withdrawal. If you believe there has been an error, you should contact us immediately.
◦Deductions from your Account to pay Contract Fees or Advisory Fees are not considered withdrawals for purposes of the Contract. Such deductions will not reduce your remaining Annual Income Amount (or Unused Annual Income Amount) and will not be Excess Withdrawals. However, each such deduction will reduce the Performance Adjustment to your Income Base on the next Valuation Day and to your Unused Annual Income Amount on the next Contract Date Anniversary. Withdrawals to satisfy Required Minimum Distributions will be treated as Income Withdrawals, subject to limitations. See “Additional Information About Withdrawals – Special Withdrawal Rules for Required Minimum Distributions.”
INCOME PERCENTAGE
The Income Percentage is the rate we apply to the Income Base to determine the Annual Income Amount. Your Income Percentage will change during the Pre-Income Stage and can also change during the Income Stage as described below. Neither your Income Percentage (nor Annual Income Amount) will change during the Insured Income Stage. You will not have an Income Percentage after electing the Annuitization option because your Annuity Payments will not be based on an Annual Income Amount.
Initial Income Percentage. On the Contract Date, your Income Percentage will equal the Initial Income Percentage applicable to your Initial Account Value Contribution. The Initial Income Percentage applicable to your Initial Account Value Contribution is based on the age of the Annuitant, or the younger of the Annuitants, on the Contract Date. The Initial Income Percentage schedule applicable to your Initial Account Value Contribution will be shown in your Contract. For applications signed on or after June 13, 2025, the Income Percentage schedule is set forth in the table below.

Age	Single Income Percentages	Joint Income Percentages	Income Deferral Rates
50	3.15%	2.80%	0.10%
51	3.20%	2.85%	0.10%
52	3.25%	2.90%	0.10%
53	3.35%	3.00%	0.10%
54	3.40%	3.05%	0.10%
55	3.45%	3.10%	0.10%
56	3.50%	3.15%	0.10%
57	3.60%	3.25%	0.10%
58	3.65%	3.30%	0.10%
59	3.75%	3.40%	0.10%
60	3.80%	3.45%	0.15%
61	3.90%	3.55%	0.15%
62	4.00%	3.65%	0.15%
63	4.05%	3.70%	0.15%
64	4.15%	3.80%	0.15%
65	4.25%	3.90%	0.20%
66	4.35%	4.00%	0.20%
67	4.45%	4.10%	0.20%

Age	Single Income Percentages	Joint Income Percentages	Income Deferral Rates
68	4.60%	4.25%	0.20%
69	4.70%	4.35%	0.20%
70	4.80%	4.45%	0.25%
71	4.95%	4.60%	0.25%
72	5.05%	4.70%	0.25%
73	5.20%	4.85%	0.25%
74	5.30%	4.95%	0.25%
75	5.45%	5.10%	0.35%
76	5.60%	5.25%	0.35%
77	5.75%	5.40%	0.35%
78	5.95%	5.60%	0.35%
79	6.10%	5.75%	0.35%
80	6.25%	5.90%	0.40%
81	6.25%	5.90%	0.40%
82	6.25%	5.90%	0.40%
83	6.25%	5.90%	0.40%
84	6.25%	5.90%	0.40%
85	6.25%	5.90%	0.40%
We change these rates from time to time. In order for you to receive the rates in the table above, your Annuity application must be signed on or after June 13, 2025 and before new rates are established. From the date you sign your Annuity application, we must also receive that paperwork in Good Order within 15 calendar days, and the new Annuity must be issued within 45 calendar days of the date the application was signed. If both these conditions are not met, and you decide to proceed with the purchase of the Annuity, you will receive the rates that are in effect on your Contract Date. Under certain circumstances we may waive these conditions or extend these time periods in a nondiscriminatory manner.
See "Appendix B" for historical rates.
Changes to Income Percentage. After the Contract Date, your Income Percentage will not change except as follows:
•Daily Increase During Pre-Income Stage for Income Deferral Rate. Your Income Percentage will increase each day during the Pre-Income Stage. The Income Deferral Rate is expressed as an annualized percentage and is applied daily to your Income Percentage. The applicable Income Deferral Rate is determined by the attained age of the Annuitant, or the younger of the Annuitants, on the Contract Date and each Contract Date Anniversary thereafter as shown in the Income Deferral Rate schedule set forth in your Contract (i.e., the Income Deferral Rate will change as the Annuitant(s) ages.) For applications signed on or after June 13, 2025, the Income Deferral Rate schedule is set forth in the table above. See “Examples of Calculations – Example of Income Deferral Rate Addition to Income Percentage During Pre-Income Stage” for an example. The Income Deferral Rate does not accrue after the Pre-Income Stage ends.
•Recalculation Due to Additional Account Value Contribution. Your Income Percentage will be recalculated as a new, weighted Income Percentage if you make an Additional Account Value Contribution during the Pre-Income Stage or the Income Stage. If you make an Additional Account Value Contribution, it will be assigned an Initial Income Percentage. The Initial Income Percentage applicable to your Additional Account Value Contribution will be the Initial Income Percentage we are declaring for new sales of the Contract (if we are still selling the Contract) or Additional Account Value Contributions (if we are no longer selling the Contract) based on the age of the Annuitant, or the younger of the Annuitants, on the date of the contribution. Refer to the table above for the Initial Income Percentages that we are currently offering. In no event will the Initial Income Percentage applicable to your Additional Account Value Contribution be lower than 1.00%.
When an Additional Account Value Contribution is made, your Income Percentage will be recalculated to be a weighted average of your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. The formula for calculating the new weighted Income Percentage is:

((A x B) + (C x D)) / (A + C), where:
A =The Income Base immediately before an Additional Account Value Contribution is effective.
B =The Income Percentage immediately before the Additional Account Value Contribution is effective.
C =The amount of the Additional Account Value Contribution.
D =The Initial Income Percentage applicable to the Additional Account Value Contribution.
See “Examples of Calculations – Examples of Impact of Additional Account Value Contributions on the Income Base, Income Percentage and Annual Income Amount” for an example.
In general, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage. If the Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage. Your Income Base and Annual Income Amount will increase as a result of any Additional Account Value Contribution.
•One-Time, Permanent Reduction Due to Opt-Out of Contract Fee Percentage Increase. If you opt-out of an increase to your Contract Fee percentage, your Income Percentage will be subject to a one time and permanent reduction of 5% on the next Contract Date Anniversary. For example, assume your Contract Date Anniversary is January 2, you reject a Contract Fee percentage increase on December 15, and your current Income Percentage is 4%. Based on these assumptions, on the next January 2, your Income Percentage will be reduced from 4% to 3.80%. See “Contract Fees – Increase to Annual Contract Fee Percentage and Impact of Opt-Out.”
•Other Changes to Income Percentage. Please note the Income Percentage could change if there is a change to the Annuitant(s) under the Contract, as discussed under “Contract Designations” later in this prospectus.

EXAMPLES OF CALCULATIONS
The values shown in this section (and the other examples in this prospectus) are purely hypothetical and are intended to help you understand the operation of the Contract.
Example of Income Deferral Rate Addition to Income Percentage During Pre-Income Stage
This example is intended to illustrate the daily accrual of the Income Deferral Rate to the Income Percentage during the Pre-Income Stage. Assume the following:
•The Contract Date is June 15, the Owner is the sole Annuitant and age 65.
•The Initial Income Percentage and Income Deferral Rate then in effect for a sole Annuitant age 65 are 4.00%, and 0.20%, respectively.
•The Income Deferral Rate then in effect for a sole Annuitant age 66 is 0.25%.
•The Account Value and Income Base on the Contract Date is $100,000.
•On December 15 of the first Contract Year, the Account Value has grown to $106,000 from positive investment performance. No Income Withdrawals have been requested so the Income Base is also $106,000.
•A quote of the Annual Income Amount is requested as of December 16.
The quoted Annual Income Amount on December 16 (based on values from December 15) would be $4,346.87 determined by multiplying the Income Percentage of 4.10% by $106,000. The Income Percentage of 4.10% = 4.00% + [0.20% x (184 days / 365 days)]. The daily amount of the Income Deferral Rate will change to 0.25% on the next Contract Date Anniversary on which the Owner’s attained age enters the next rate level unless the Pre-Income Stage has ended.
Example of Decrease to Income Base for Non-Income Withdrawal During Pre-Income Stage
This example is intended to illustrate the dollar-for-dollar reduction to the Income Base due to a Non-Income Withdrawal during the Pre-Income Stage. Assume the following:
•The Contract Date is November 1st.
•On October 3rd of the following calendar year, the Account Value is $120,000, and, since Income Withdrawals have not yet begun, the Income Base is the same as Account Value, so it is also $120,000.
•Also, on that same October 3rd, a $15,000 Non-Income Withdrawal is taken.
Non-Income Withdrawals reduce the Account Value by the amount of the withdrawal, so the Account Value after the Non-Income Withdrawal is $105,000 ($120,000 – $15,000). After the withdrawal, the Income Base will be equal to the Account Value, $105,000.
Examples of Income Withdrawal and Excess Withdrawal During the Income Stage
Continuing the previous example, now assume the following for the next two examples:
•A new Contract Year begins on November 1st.
•On October 24th of the following calendar year, a $2,500 withdrawal is taken.
•On October 29th of the same year, a $5,000 withdrawal is taken.
Example of Dollar-for-Dollar Reduction to Remaining Annual Income Amount for Income Withdrawal
On October 24th, the remaining Annual Income Amount is $6,000 and Unused Annual Income Amount is $0. As such, the entire $2,500 withdrawal is deemed to be an Income Withdrawal. When $2,500 is withdrawn on this date, the remaining Annual Income Amount for that Contract Year (up to and including October 31st) is $3,500. This is the result of a dollar-for-dollar reduction of the remaining Annual Income Amount by withdrawals that do not exceed the remaining Annual Income Amount plus any Unused Annual Income Amount ($6,000 less $2,500 = $3,500).
Example of Proportionate Reduction to Income Base for Excess Withdrawal
Continuing the previous example, when a withdrawal of $5,000 is taken on October 29th, the Account Value immediately prior to this withdrawal is $103,500 and the Income Base is $130,000. The first $3,500 of this withdrawal is deemed to be an Income Withdrawal and reduces the remaining Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount of $1,500 is an Excess Withdrawal and proportionally reduces the Income Base by the ratio of the Excess Withdrawal to the Account Value before the Excess Withdrawal. This reduction in Income Base will impact the Annual Income Amount in future Contract Years. (Note that if there are other future withdrawals in that Contract Year, each would result in another proportional reduction to the Income Base).

Here is the calculation:

Account Value before Income Withdrawal	$103,500.00
Income Base before Income Withdrawal	$130,000.00
Less amount of Annual Income Amount remaining	$3,500.00
Account Value immediately before Excess Withdrawal of $1,500	$100,000.00
Excess Withdrawal amount	$1,500.00
Proportional Reduction to Income Base	1.50%
Income Base after Excess Withdrawal	$128,050.00
Examples of Impact of Additional Account Value Contributions on the Income Base, Income Percentage and Annual Income Amount
Provided below are examples of the impact of Additional Account Value Contributions. Assume the following:
•The Contract Date is September 9th.
•On March 9th of the following calendar year, the Income Percentage is 5.00%, the Income Base is $100,000, and an Additional Account Value Contribution of $25,000 is made.
•The Initial Income Percentage attributable to the Additional Account Value Contribution based on the attained age of the sole Annuitant is 4.00%.
Example of Income Base Increase due to Additional Account Value Contribution
The Additional Account Value Contribution of $25,000 is applied as of March 9th and increases the Income Base to $125,000 as of March 9th ($100,000 + $25,000 = $125,000).
Example of Change to the Income Percentage due to Additional Account Value Contribution
Continuing the previous example, as noted above, the Income Percentage prior to the Additional Account Value Contribution is 5.00%, which includes the accumulated amount of the Income Deferral Rate, and the Initial Income Percentage attributable to the Additional Account Value Contribution is 4.00%. The new Income Percentage after the Additional Account Value Contribution is $4.80%. This is the result of taking the weighted average of the two Income Percentages: ((5% * $100,000) + (4% * $25,000)) / $125,000 = 4.8%).
Here is the calculation:

Income Base before Additional Account Value Contribution	$100,000.00
Income Percentage before Additional Account Value Contribution	5.00%
Additional Account Value Contribution	$25,000.00
Initial Income Percentage attributable to Additional Account Value Contribution	4.00%
New Income Base	$125,000.00
New Income Percentage	4.80%
Example of Increase to Annual Income Amount for Next Contract Year due to Additional Account Value Contribution
Continuing the previous example, the Annual Income Amount calculated at the beginning of the Contract Year was $5,000 (5% of $100,000 = $5,000). Following the application of the Additional Account Value Contribution, the new Income Base is $125,000 and the new Income Percentage is 4.8%. Assuming no changes to the Income Base or Income Percentage, the Annual Income Amount calculated on the next Contract Date Anniversary will be $6,000. This is the result of applying the new Income Percentage to the new Income Base (4.8% * 125,000 = $6,000).
Examples of Changes to the Income Base due to Performance Adjustment
During the Income Stage, the Income Base is subject to a Performance Adjustment on each Valuation Day during the Income Stage. The Performance Adjustment to the Income Base can be positive or negative based on investment performance and deductions for Contract Fees or Advisory Fees. The following examples show changes to the Income Base due to daily net Account performance and then how the Income Base on the Contract Date Anniversary determines that Contract Year’s Annual Income Amount.
Example of Change to Income Base after Income Withdrawals Have Started
On the Contract Date Anniversary, the Account Value is $100,000.00, the Income Base is $125,000.00, and the Income Percentage is 4.80%. This results in an Annual Income Amount for the Contract Year of $6,000.00. On the Valuation Day after the Contract Date Anniversary, no withdrawals are taken, no Additional Account Value Contributions are made, and the Account Value has increased to $102,500. This 2.5% increase to the Account Value causes the Income Base to increase to $128,125.00 and the Annual Income Amount remains $6,000.00 for the current Contract Year. On the following Valuation Day, no withdrawals are taken, no Additional Account Value Contributions are made, and the Account Value has decreased to $101,475.00. This 1.0% decrease to Account Value causes the Income Base to decrease to $126,843.75 and the Annual Income Amount remains $6,000.00 for the current Contract Year.

	Account Value	Income Base	Annual Income Amount
Contract Date Anniversary	$100,000.00	$125,000.00	$6,000.00
Next Valuation Day	$102,500.00	$128,125.00	$6,000.00
Next Valuation Day	$101,475.00	$126,843.75	$6,000.00
The following examples demonstrate the impact of an increase to the Income Base, and a corresponding increase to the Annual Income Amount and a decrease to the Income Base and a corresponding decrease to the Annual Income Amount. For simplicity, these examples reflect a full year of hypothetical change in Account Value due to investment performance.
Assumed Increase to Income Base and Annual Income Amount from Positive Investment Performance
The Income Base on the prior Contract Date Anniversary was $125,000.00 and the Income Percentage is 4.80%. This resulted in the Annual Income Amount for the prior Contract Year of $6,000.00. As of current Contract Date Anniversary, the Income Base has increased and is now $130,000.00 resulting in an Annual Income Amount of $6,240.00 for the current Contract Year.

Income Percentage	4.80%

Income Base on prior Contract Date Anniversary	$125,000.00
Annual Income Amount for prior Contract Year	$6,000.00

Income Base on current Contract Date Anniversary	$130,000.00
Annual Income Amount for current Contract Year	$6,240.00
Assumed Decrease to Income Base and Annual Income Amount from Negative Investment Performance
The Income Base on the prior Contract Date Anniversary was $130,000.00 and the Income Percentage is 4.80%. This resulted in the Annual Income Amount for the prior Contract Year of $6,240.00. As of current Contract Date Anniversary, the Income Base has decreased and is now $125,000.00 resulting in an Annual Income Amount of $6,000.00 for the current Contract Year.

Income Percentage	4.80%

Income Base on prior Contract Date Anniversary	$130,000.00
Annual Income Amount for prior Contract Year	$6,240.00

Income Base on current Contract Date Anniversary	$125,000.00
Annual Income Amount for current Contract Year	$6,000.00
Example of Impact of Additional Account Value Contribution on Remaining Annual Income Amount
Continue from prior example (assume no other transactions other than indicated below):

Income Percentage	4.80%
Income Base on prior Contract Date Anniversary	$125,000
Annual Income Amount on Prior Contract Date Anniversary	$6,000
Unused Annual Income Amount	$0
5 Months After Prior Contract Date Anniversary:

Net Performance from Prior Contract Date Anniversary to Current date	-4.00%
Income Base Immediately Before Income Withdrawal	$120,000	($125,000 x (1-4.00%))
Income Withdrawal Amount	$5,000
Remaining Annual Income Amount After Income Withdrawal	$1,000	($6,000-$5,000)

4 Months Later:

Net Performance from Prior Income Withdrawal Date to Current Date	5.00%
Income Base Immediately Before Additional Account Value Contribution	$126,000	($120,000 x (1 + 5.00%))
Income Percentage Immediately Before Additional Account Value Contribution	4.80%
Additional Account Value Contribution	$50,000
Income Rate for Additional Value Contribution	4.00%
Income Base After Additional Account Value Contribution	$176,000	($126,000+$50,000)
Weighted Income Percentage	4.57%	(($126,000 x 4.80% +$50,000 x 4.00%)/$176,000)
Increase in Annual Income Amount	$2,285	($50,000 x 4.57%)
Remaining Annual Income Amount After Additional Account Value Contribution	$3,285	($1,000+$2,285)
Example of Impact of Performance Adjustment on Unused Annual Income Amount
Any Unused Annual Income Amount is subject to a Performance Adjustment on each Contract Date Anniversary during the Income Stage. The Performance Adjustment can be positive or negative based on investment performance and deductions for Contract Fees or Advisory Fees.
Continue from prior example (assume no other transactions other than indicated below):
At Contract Date Anniversary:

Remaining Annual Income Amount	$3,285
Net Performance from the Additional Account Value Contribution to current date	-10.00%
Annual Net Performance from Prior Contract Anniversary Date to Current Date	-9.28%	(1-4.00%) x (1+5.00%)x(1-10.00%)-1
Unused Annual Income Amount	$2,980	($3,285 x (1-9.28%))
Income Base	$158,400	($176,000 x (1 - 10.00%))
Income Percentage	4.57%
Annual Income Amount	$7,239	($158,400 x 4.57%)

Example of negative net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	-6.90%
Account Value on current Contract Anniversary Date	$93,100	($100,000 x (1 - 6.90%))
Income Base on current Contract Anniversary Date	$116,375	($125,000 x (1 - 6.90%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0

Example of positive net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	7.10%
Account Value on current Contract Anniversary Date	$107,100	($100,000 x (1 + 7.10%))
Income Base on current Contract Anniversary Date	$133,875	($125,000 x (1 + 7.10%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0

Example of negative net performance adjustment during the Income Stage with an Income Withdrawal

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	-2.00%
Account Value Immediately before Income Withdrawal	$98,000	($100,000 x (1 - 2.00%))
Income Base Immediately before Income Withdrawal	$122,500	($125,000 x (1 - 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$96,000	($98,000 - $2,000)
Income Base Immediately After Income Withdrawal	$122,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	-5.00%
Account Value on current Contract Anniversary Date	$91,200	($96,000 x (1 - 5.00%))
Income Base on current Contract Anniversary Date	$116,375	($122,500 x (1 - 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$2,793	($3,000 x (1 - 2.00%) x (1 - 5.00%))

Example of positive net performance adjustment during the Income Stage with an Income Withdrawal

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	2.00%
Account Value Immediately before Income Withdrawal	$102,000	($100,000 x (1 + 2.00%))
Income Base Immediately before Income Withdrawal	$127,500	($125,000 x (1 + 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$100,000	($102,000 - $2,000)
Income Base Immediately After Income Withdrawal	$127,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	5.00%
Account Value on current Contract Anniversary Date	$105,000	($100,000 x (1 + 5.00%))
Income Base on current Contract Anniversary Date	$133,875	($127,500 x (1 + 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$3,213	($3,000 x (1 + 2.00%) x (1 + 5.00%))

Example for Quarterly Advisory Fee and Quarterly Contract Fee Deduction During Income Stage:

Net Performance from the prior Contract Anniversary Date to current date before fees	5.00% %
Account Value Immediately before Fee Deduction	$105,000
Income Base Immediately before Fee Deduction	$110,250
Quarterly Advisory Fee	$230
Quarterly Contract Fee	$230
Account Value Immediately After Quarterly Advisory Fee and Quarterly Contract Fee Deduction	$104,540	($105,000 - $230 - $230)
Income Base Immediately After Quarterly Advisory Fee and Quarterly Contract Fee Deduction	$109,767	($110,250 x (1 - ($230 + $230) / $105,000))
Net Performance from the prior Contract Anniversary Date to current date after fees	4.54% %	(1 + 5.00%) x ($104,540 / $105,000) - 1

CONTRACT FEES
Contract Fees are the fees we charge for the benefits provided under the Contract. You must pay Contract Fees during the Pre-Income Stage and Income Stage in order to maintain the Contract. Contract Fees no longer apply after the earlier of (a) the Annuity Date or (b) the termination of the Contract. If you fail to pay your Contract Fees when due, we reserve the right to terminate the Contract.
ANNUAL CONTRACT FEE PERCENTAGE
The maximum annual Contract Fee percentage for your Contract is 1.50%, as a percentage of Account Value. We cannot change this maximum fee once your Contract is issued. This maximum fee will always be disclosed in the Prospectus.
The annual Contract Fee percentage applicable to your Contract may be lower than the maximum annual Contract Fee percentage. At any time on or after the 3rd Contract Date Anniversary, we may increase your annual Contract Fee percentage for future Contract Years, subject to the maximum annual Contract Fee percentage and your opt-out right. See “Increase to Annual Contract Fee Percentage and Impact of Opt-Out” below. Annual Contract Fee percentages among Contract Owners may vary based on certain factors, including date of issuance, declared rates, Financial Firm, and exercise of opt-out rights. The current Contract Fee is 1.00% annually.
ASSESSMENT AND PAYMENT OF CONTRACT FEES
We will assess and charge the Contract Fee quarterly. We may offer additional billing frequencies in the future. On each date that we calculate your Contract Fees, they will be calculated based on your Account Value on that Valuation Day (after any adjustments for withdrawals or Additional Account Value Contributions on that Valuation Day). For example, if the Current Contract Fee is 1.00% and is charged quarterly, the Contract Fee would equal 0.25% of the Account Value on the day that the Contract Fee is calculated.
Once the fee is determined for each billing period during the Pre-Income Stage and Income Stage, we will provide notice of the amount that must be paid and the due date for payment. The notice will be provided to your Financial Firm. You and your Financial Firm should decide how your Financial Firm will remit payment to us. You may pay Contract Fees from your Account, or any other option made available by either your Financial Firm or us (e.g., check, electronic transfer from a bank account). The payment methods available may differ for Non-qualified and Qualified Accounts. However, if you pay Contract Fees with funds outside of your Qualified Account, the amount may be considered a deemed contribution to your Qualified Account. There may be other tax implications associated with certain payment options. You should discuss with your financial professional. You may change your method of payment at any time. If you need to remit Contract Fees to us directly, rather than through your Financial Firm, please contact our Service Office immediately.
All Contract Fees must be paid in U.S. dollars.
FAILURE TO PAY CONTRACT FEES WHEN DUE
If your Contract Fees are not paid when due, we may terminate the Contract upon written notice to you and your Financial Professional. The written notice will indicate the date of termination, which will not be less than 7 calendar days from the date of the written notice. If Contract Fees are not paid in full by the termination date, the Contract will be terminated with no interest remaining in the Contract.
INCREASE TO ANNUAL CONTRACT FEE PERCENTAGE AND IMPACT OF OPT-OUT
At any time on or after the 3rd Contract Date Anniversary, we may increase your annual Contract Fee percentage for future Contract Years, subject to the maximum annual Contract Fee percentage. We will notify you in writing at least 60 days in advance of any such increase.
You will be given an opportunity to “opt-out” of an increase to your annual Contract Fee percentage. If you opt-out of an increase, your annual Contract Fee percentage will not change, but on the next Contract Date Anniversary, your Income Percentage will be subject to a one time and permanent reduction of 5%. For example, assume your Contract Date Anniversary is January 1, you reject a Contract Fee percentage increase on December 15, and your current Income Percentage is 4%. Based on these assumptions, on the next January 1, your Income Percentage will be reduced from 4% to 3.8%.
If you wish to opt-out of the charge increase, you must notify us within the period stated in our notice to you; otherwise, the charge increase will become effective. When we receive your opt-out request, we will send you a form communicating the estimated impact on your Annual Income Amount as a result of the one time and permanent reduction of 5% to your Income Percentage. If you still wish us to process your opt-out request, you must sign and return the form to us at our Service Office in Good Order.
PRO-RATED CONTRACT FEE UPON TERMINATION
In the event this Contract terminates during the Pre-Income Stage or Income Stage for any reason other than death, the final Contract Fee will be prorated for the number of days that have elapsed in the current billing period. If your Contract Fee was already paid for the billing period, the difference between the pro-rated Contract Fee and the amount you paid for the most recent billing period will be refunded to you. If any further amounts are due to us, we will notify you.

PREMIUM TAXES
Some states and municipalities charge premium taxes or similar taxes on annuities that we are required to pay. Premium tax rates and rules vary by state and may change. We reserve the right to deduct any premium taxes arising under the Contract from Annuity Payments or Insured Income Payments. The deduction would be designed to approximate the taxes that we are required to pay. Premium tax rates currently range from 0% to 3.5%.
ADVISORY FEES
Your obligation to pay Advisory Fees, if any, is solely a matter between you and your Financial Firm and/or Financial Professional and/or any additional service providers, such as Dimensional Fund Advisors. You should understand that any Advisory Fees owed to your Financial Firm and/or Financial Professional and/or any additional service providers, such as Dimensional Fund Advisors, are in addition to the Contract Fees owed to us under this Contract.

INVESTMENT RESTRICTIONS
We require that all assets in your Account be managed through the Dimensional Fund Advisors UMA Platform. This means your Account may only hold investments available on that platform (Dimensional Fund Advisors is solely responsible for the investment strategies available in the Dimensional Fund Advisors UMA Platform, the acceptance of securities which may be provided in-kind into the Dimensional Fund Advisors UMA Platform, as well as securities which are eligible for purchase in the Dimensional Fund Advisors UMA Platform) and you must work with a Financial Professional who uses Dimensional Fund Advisors as a sub-advisor and is approved by us. If your Account no longer satisfies these conditions, we will notify you and give you 14 calendar days to take corrective action. At this time, we do not impose any other restrictions on what assets may be in your Account. All investments available to your Account on the Dimensional Fund Advisors UMA Platform are Eligible Account Assets. However, we reserve the right to impose additional investment restrictions at any time, in our sole discretion.
Eligible Account Assets include all registered securities, including exchange traded funds (ETFs), mutual funds and public company stocks offered through the Dimensional Fund Advisors UMA Platform. Dimensional Fund Advisors is solely responsible for selecting the investments available on the Dimensional Fund Advisors UMA Platform. We do not, and will not, have any influence on the selection of investments available on the Dimensional Fund Advisors UMA Platform.
Please note, we may impose additional investment restrictions at any time, in our sole discretion, and limit what investments are deemed to be Eligible Account Assets to be held in your Account. Failure to adhere to the investment restrictions will terminate the Contract, as described below. We will notify you of any such violation and give you 14 calendar days to reallocate your Account Value to avoid termination.
Dimensional Fund Advisors implements an integrated investment approach that combines research, portfolio design, portfolio management and trading functions. Dimensional Fund Advisors emphasizes long-term drivers of expected returns identified by research, while balancing risk through broad diversification across companies. Dimensional Fund Advisors is solely responsible for the investment strategies available in the Dimensional Fund Advisors UMA Platform, the acceptance of securities which may be provided in-kind into the Dimensional Fund Advisors UMA Platform, as well as securities which are eligible for purchase in the Dimensional Fund Advisors UMA Platform. Your Financial Professional is solely responsible for the selection of and initial allocation to investment strategies and related eligible assets on the Dimensional Fund Advisors UMA Platform. Dimensional Fund Advisors serves as sub-adviser to your Financial Professional investing in registered securities through the Dimensional Fund Advisors UMA Platform. In order to access the Dimensional Fund Advisors UMA Platform, you and your Financial Professional must engage Dimensional Fund Advisors as a sub-advisor to your Account. This means you will have to pay an additional Advisory Fee with respect to your Account. Neither your Financial Professional nor Dimensional Fund Advisors receive any compensation from us in connection with the Account or Contract.
The private letter rulings discussed in the “Tax Considerations” section are based on full allocation to the Eligible Account Assets. If your Account Value is invested entirely in a single company, you may not be entitled to rely on the private letter rulings and there could be negative tax consequences.
If your Account Value is allocated to any ineligible assets at any time during the Pre-Income Stage or the Income Stage, your Account will be in violation of the Contract’s provisions. We will notify you and your Financial Professional of any such violation through a written letter, and you will be required to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of notification. If you do not re-allocate your Account Value to comply with the investment restrictions by the date specified in the notice, we will terminate your Contract.
If we change these investment restrictions or impose additional investment restrictions, we will file a Post-Effective Amendment to the Registration Statement that contains this prospectus and provide you with a revised Prospectus. Additionally, we will notify you of the change and if reallocation of your Account Value is required. Upon receiving such notice, if action is required by you, you must take action by the date specified in the notice, which will not be less than 14 calendar days from the date of notice, or your Contract will be terminated. Complying with the new investment restrictions could impact the performance of your Account, could result in higher investment expenses, and could have adverse tax implications.
If a Financial Firm ceases to offer Eligible Account Assets to your Account, we will remove that Financial Firm from our list of approved Financial Firms. If we remove your Financial Firm from our list of approved Financial Firms, you may need to take action in order to maintain the Contract. See “Requirement to Maintain Your Account with an Approved Financial Firm” for additional information.
You should consult with your Financial Professional to assist you in determining whether investment restrictions are suited for your financial needs and risk tolerance.

ADDITIONAL INFORMATION ABOUT WITHDRAWALS
DEDUCTIONS FROM ACCOUNT DEEMED TO BE WITHDRAWALS
During the Pre-Income Stage, we consider the deduction of any amounts from your Account to be a withdrawal, including deductions to pay Contract Fees, Advisory Fees, and Required Minimum Distributions and deductions for any other purpose. If you (or your Financial Professional) do not specifically designate any such withdrawal as a Non-Income Withdrawal, it will be deemed your first Income Withdrawal (and the Pre-Income Stage will end). Your first Income Withdrawal will be treated as having been taken during the Income Stage, rather than the Pre-Income Stage. You may take an unlimited number of Non-Income Withdrawals during the Pre-Income Stage; however, Non-Income Withdrawals reduce your Account Value, and thus, your Income Base.
During the Income Stage, for purposes of the Contract, amounts deducted from the Account to pay Contracts Fees or Advisory Fees are not considered withdrawals (i.e., they do not count against your remaining Annual Income Amount or Unused Annual Income Amount and will never be considered Excess Withdrawals). Required Minimum Distributions are considered withdrawals but are subject to special rules regarding their treatment under the Contract, as described below. All other deductions from the Account are considered to be withdrawals and will therefore be either Income Withdrawals or Excess Withdrawals depending on your remaining Annual Income Amount and Unused Annual Income Amount at the time of withdrawal.
While deductions to pay Contract Fees or Advisory Fees are not considered withdrawals during the Income Stage, each such deduction will reduce your Account Value and will be reflected in the Performance Adjustment to your Income Base on the next Valuation Day. The Performance Adjustment is equal to the net percentage change in Account Value since the previous Valuation Day due to investment performance and deductions for Contract Fees or Advisory Fees. As a result, your Income Base (and future Annual Income Amount) would be higher if Contract Fees and Advisory Fees were not deducted from your Account.
When determining the amount deducted from your Account, we will include the amount of any charges deducted from the Account as part of the withdrawal, including any taxes withheld.
During the Insured Income Stage or upon exercising the Annuitization option, withdrawals are irrelevant because there is no longer an Account related to the Contract.
SPECIAL WITHDRAWAL RULES FOR REQUIRED MINIMUM DISTRIBUTIONS
For purposes of this Contract, Required Minimum Distributions are determined by us based on the value of the Account (including this Contract), and do not include the value of any other annuities, savings or investments subject to the beneficiary rules.
There are no special rules for Required Minimum Distributions during the Pre-Income Stage. During the Pre-Income Stage, a Required Minimum Distribution may be designated as a Non-Income Withdrawal. If a Required Minimum Distribution is designated as a Non-Income Withdrawal, the Required Minimum Distribution will reduce your Income Base on a dollar-for-dollar basis, same as any other withdrawal during the Pre-Income Stage. If a Required Minimum Distribution is designated as your first Income Withdrawal, it will be deemed to have been taken during the Income Stage (as discussed further below).
There are special rules for Required Minimum Distributions during the Income Stage. During the Income Stage, Required Minimum Distributions will not be treated as Excess Withdrawals, subject to the following:
•If, in any Contract Year, your Required Minimum Distribution amount is less than the Annual Income Amount plus Unused Annual Income Amount, there is no special treatment for Required Minimum Distributions under these circumstances. In other words, any withdrawals (including your Required Minimum Distribution) that exceed the Annual Income Amount plus Unused Annual Income Amount will be treated as Excess Withdrawals.
•In any Contract Year that your Required Minimum Distribution amount is greater than the Annual Income Amount plus Unused Annual Income Amount, withdrawals up to your Required Minimum Distribution amount will be deemed Income Withdrawals. Any amounts withdrawn in excess of your Required Minimum Distribution amount (excluding any Contract Fees and Advisory Fees) will be treated as Excess Withdrawals.
In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right to treat any amount that would have been considered as a Required Minimum Distribution, if not for the suspension, as eligible for treatment as described in this section.

ANNUITIZATION OPTION
THE ANNUITIZATION OPTION
At any time on or after the 1st Contract Date Anniversary, subject to requirements described below, you may elect the Annuitization option. Upon electing the Annuitization option, the Account Value you transfer to us will be converted into a guaranteed stream of Annuity Payments from us. The Contract’s guarantees related to the Annual Income Amount will no longer be available.
You cannot elect the Annuitization option if you have already elected to begin Insured Income Payments. If you wish to receive Insured Income Payments based on your Annual Income Amount, rather than receive Annuity Payments based on your Account Value applied to an available annuity option, you can elect to begin the Insured Income Stage by meeting certain requirements. See “Contract Stages – Insured Income Stage.”
If the initial Annuity Payment would be less than $100, we will not allow you to elect the Annuitization option (except as otherwise specified by applicable law).
We must receive your election request at our Service Office in Good Order. The date as of which we process your election request is the Annuity Date. The amount and duration of your Annuity Payments will depend on the amount of assets annuitized, the age and sex of the Annuitant(s), and the annuity option selected. Once we receive your election to commence Annuity Payments, we will only make Annuity Payments under the specific annuity option elected. The annuity option cannot be changed.
If you exercise the Annuitization option, you must transfer your remaining Account Value as of the Annuity Date to us. The Account Value transferred to us is paid in consideration for your Annuity Payment stream. You will no longer have an Account Value or ownership rights over those assets, including the ability to take withdrawals in addition to the Annuity Payments.
In the event that you exercise the Annuitization option during the Income Stage and you have remaining Annual Income Amount or Unused Annual Income Amount as of the Annuity Date, you may withdraw some or all of it from your Account Value before transferring your Account Value to us. However, withdrawing remaining Annual Income Amount or Unused Annual Income Amount in that circumstance will cause your Annuity Payments to be lower because you will be annuitizing fewer assets.
If you select an annuity option with a lifetime payout and no period certain, your annual Annuity Payments will not be less than the annual Insured Income Payments you would have received in the Insured Income Stage, based on your Annual Income Amount as of the Annuity Date, adjusted for Additional Account Value Contributions and Excess Withdrawals that occurred in the same Contract Year as the Annuity Date. For this purpose, if there has been a change in your Account Value as of the date you close your Account at your Financial Firm and the date we receive your Account Value, the following applies: (i) if the Account Value is higher, we will treat the increase as an Additional Account Value Contribution, and (ii) if the Account Value is lower, we will treat the decrease as a withdrawal in accordance with the conditions of the Pre-Income Stage or Income Stage, as applicable to your Contract immediately prior to the Annuity Date.
After our payment obligations have been satisfied, the Contract will terminate. We reserve the right to limit your period certain election or commute any remaining benefit payable at your death to comply with applicable law.
If needed, we will require proof in Good Order of an Annuitant’s age before commencing Annuity Payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional Annuity Payments while the Annuitant lives. We will seek to recover any life income Annuity Payments that we made after the death of the Annuitant.
You are not required to elect the Annuitization option under any circumstances. There is no latest Annuity Date under the Contract, and no date as of which the Annuitization option is automatically exercised.
ANNUITY OPTIONS
We currently make annuity options available that provide fixed Annuity Payments only. Fixed Annuity Payments provide the same amount with each payment. You may choose one of the annuity options described below, and the frequency of annuity payments, upon electing the Annuitization option.
•Option 1 - Life Income Annuity Option with a Period Certain: Under this option, periodic Annuity Payments are payable for the period certain, subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain.
•Option 2 - Joint Life Annuity Option. Under the joint lives option, Annuity Payments are payable during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable
Under either annuity option, Annuity Payments may be payable monthly, quarterly, semi-annually or annually, as you choose, subject to our then current rules. We may limit the length of any annuity option including, any Period Certain, to conform to applicable tax rules.
At the Annuity Date, we may make available other annuity options not described above.

PURCHASING THE CONTRACT AND MAKING ACCOUNT VALUE CONTRIBUTIONS
CONTRACT APPLICATION
To purchase the Contract, you must complete an application form. Application forms are available through Financial Professionals. Your application form is subject to our approval. We may refuse to issue a Contract for any reason in our sole discretion.
AGE REQUIREMENTS
The Annuitant or the younger of the Annuitants, as applicable, must be at least age 50 and the oldest of the Annuitants must be no older than age 85 as of the Contract Date. If a Co-Annuitant or Contingent Annuitant is added after the Contract Date, the younger and oldest of the Annuitants must satisfy these age requirements as of the Contract Date. See “Contract Designations” for additional information about naming Annuitants.
MINIMUM INITIAL ACCOUNT VALUE CONTRIBUTION AND MINIMUM AGES
The minimum Initial Account Value Contribution (i.e., the amount that must be in your Account on the Contract Date) is $50,000. Your Financial Firm may require a higher amount to establish an Account. The Annuitant or the younger of the Annuitants, as applicable, must be at least age 50 to purchase the contract. You may designate whether the Contract will be on a single income basis or joint income basis with your Spouse.
See “Contract Designations” for additional information about naming Annuitants and spousal designations.
RIGHT TO CANCEL
You may cancel this Contract for a refund of Contract Fees paid to us by notification to us in Good Order or by returning the Contract to our Service Office or to the representative who sold it to you within 30 days after you receive it. The Contract can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of this Contract by mail is effective upon being postmarked, properly addressed and postage prepaid.
The amount of the refund will equal any Contract Fees paid as of the Valuation Day we receive the returned Contract at our Service Office or the cancellation request in Good Order.
Your Right to Cancel is specific to this contract; if you exercise this right, it will not cancel your Account and your Account Value may continue to be subject to market performance of the allocated investments.
RESTRICTIONS ON ADDITIONAL ACCOUNT VALUE CONTRIBUTIONS
While we cannot prevent you from adding funds to your Account (i.e., making contributions to your Account), if you wish to maintain this Contract, the addition of funds to your Account is subject to the Contract’s restrictions as described in this section.
All contributions into your Account during the Pre-Income Stage and Income Stage are subject to our review and approval for purposes of the Contract. If we approve a contribution to your Account, it will be acknowledged by us as an “Additional Account Value Contribution” under the Contract.
We will reject any Additional Account Value Contribution if the Owner or oldest Owner has reached the maximum issue age for purchasing the Contract.
We reserve the right to further limit, restrict, suspend or reject any contribution as an Additional Account Value Contribution at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject an additional contribution include, but are not limited to the following:
•if we are not then offering the Contract for new issues;
•if we are offering a modified version of the Contract for new issues;
•if we determine that, as a result of the timing and amounts of your additional contributions and withdrawals, the Annual Income Amount is being increased in an unintended fashion. For example, if the Income Percentage available for new money is higher than your current Income Percentage and you take Income Withdrawals and add them back to the Account as Additional Account Value Contributions, driving up your weighted average Income Percentage and Annual Income Amount. If we find evidence of such manipulation we reserve the right to stop accepting Additional Account Value Contributions for your contract.
•if your Initial Account Value Contribution and previous Additional Account Value Contributions, and premiums under other annuity contracts that we or our affiliates issued, equals or exceeds $2,000,000;
•if the Additional Account Value Contribution is not allocated to Eligible Account Assets; or
•the oldest of the Annuitants is 85, or older.
If we exercise our right to limit, restrict, suspend or reject any contribution as an Additional Account Value Contribution, you may no longer be able to increase the Annual Income Amount to the level you originally intended through Additional Account Value Contributions. This could also impact your ability to make annual contributions for Qualified Accounts.
If a contribution to the Account is not accepted by us as an Additional Account Value Contribution and needs to be removed from the Account in order to maintain the Contract, we will provide notification to you and your Financial Professional with a date by which the funds must be removed from the Account, which will be no less than 7 calendar days from the date of notice. Failure to remove the funds from the Account by that date will result in the termination of the Contract.
After Insured Income Payments or Annuity Payments commence, no Additional Account Value Contributions can be made as there is no longer an Account in which this Contract is in relation to.

CONTRACT DESIGNATIONS
SINGLE INCOME VERSUS JOINT INCOME BASIS
When you purchase the Contract, you may designate whether your Contract will be on a single income or joint income basis. If your Contract is on a single income basis, there will be a single Annuitant. If your Contract is on a joint income basis, there will be two Annuitants who must be each other’s spouse (i.e., the Annuitant and the Co-Annuitant or, if an entity is the owner, the Annuitant and the Contingent Annuitant, hereinafter collectively referred to as “Annuitants”). The Annuitant(s) is the measuring life for Insured Income Payments (during the Insured Income Stage) or Annuity Payments (upon electing the Annuitization option). This designation will also impact:
•Who may be named as a joint Contract Owner, who must be an Account Owner, who may be designated as Annuitant(s), and when the Contract terminates due to death. See “Requirements for Contracts on a Single Income Basis” and “Requirements for Contracts on a Joint Income Basis” below.
•The Initial Income Percentages applicable to your Contract, which vary on a single and joint income basis.
You may add or remove the Co-Annuitant or Contingent Annuitant designation at any time during the Pre-Income Stage, subject to the requirements described in this section. Your designation is irrevocable once the Pre-Income Stage ends.
REQUIREMENTS FOR CONTRACTS ON A SINGLE INCOME BASIS
For Contracts on a single income basis (i.e., Contracts with a single Annuitant):
If one Contract Owner is named:
•the Contract Owner and the Annuitant must be the same
•the Contract Owner must be an Account Owner
•upon Due Proof of Death of the Contract Owner, this Contract will terminate unless the Contract is still in the Pre-Income Stage and the surviving spouse of the Contract Owner becomes the Owner of the Account and both the Contract Owner and Annuitant of this Contract, in which case the Contract would continue and
•the Annual Income Amount will be based on the applicable Joint Income Option Percentage(s)
•No additional Contract Owners or Annuitants may be named, and this Contract will terminate upon the death of the new Contract Owner
If two Contract Owners are named:
•they must be spouses and the first named Contract Owner, as shown on the Contract Schedule, must be an Account Owner and will be the Annuitant
•no additional Contract Owners or Annuitants may be named
•while both Contract Owners are alive, the Contract ownership rights will be vested equally in both Contract Owners
•if the Contract Owner, who is also the Annuitant, dies first, this Contract will terminate upon Due Proof of Death, unless the Contract is still in the Pre-Income Stage and the surviving spouse of the Contract Owner becomes the Owner of the Account and both the Contract Owner and Annuitant of this Contract.
•if the Contract Owner who is not the Annuitant dies first, and is still the spouse of the surviving Contract Owner at the time of death, the Contract will continue unless we are otherwise instructed
If the Contract Owner is an entity that we permit:
•the Annuitant must be named and have a beneficial interest in the entity
•the entity must be the Account Owner
•upon receipt of Due Proof of Death of the death of the Annuitant, the Contract will terminate
REQUIREMENTS FOR CONTRACTS ON A JOINT INCOME BASIS
For Contracts on a joint income basis (i.e., Contracts with two Annuitants):
If one Contract Owner is named:
• the Contract Owner will be the Annuitant and must be an Account Owner
•a Co-Annuitant must be designated and be the spouse of the Annuitant
•if the Co-Annuitant survives the Contract Owner, then, upon the receipt of Due Proof of Death of the Contract Owner, the Co-Annuitant will become the Contract Owner and Annuitant, subject to tax rules, as long as
• the Co-Annuitant is or becomes the Account Owner, and
•is the spouse of the deceased Contract Owner/Annuitant at the time of death;
otherwise, this Contract will terminate.

If two Contract Owners are named:
•the first named Contract Owner will be the Annuitant and the other Contract Owner will be the Co-Annuitant
•at least one of the Contract Owners must also be an Account Owner
•the Contract Owners must be spouses, and each must have the option of continuing the Account upon the first Contract Owner’s death
•upon the receipt of Due Proof of Death of the Contract Owner to die, the Contract will continue if the Contract Owners were spouses at the time of death and the surviving spouse is or becomes the Account Owner
If the Contract Owner is an entity that we permit:
•the Annuitant must be named and have a beneficial interest in the entity
•a Contingent Annuitant must also be named and must be the spouse of the Annuitant
•the entity must be the Account Owner
•upon receipt of Due Proof of Death of the death of the Annuitant, the Contingent Annuitant will become the Annuitant (if the Contingent Annuitant remained the spouse of the deceased Annuitant at the time of death), subject to tax rules; otherwise, this Contract will terminate
•upon receipt of Due Proof of Death of the death of the Contingent Annuitant, this Contract will continue unless instructed otherwise
If the Contract is continued as a result of death, and the decedent was the named Annuitant, the Annual Income Amount will continue to be based on the applicable Joint Income Option Percentage(s); no additional Contract Owners or Annuitants may be named and this Contract will terminate upon the death of the last surviving Contract Owner (or last surviving Annuitant if the Contract Owner is an entity).
CHANGE IN CO-ANNUITANT OR CONTINGENT ANNUITANT
A Co-Annuitant or Contingent Annuitant may be added, changed, or removed during the Pre-Income Stage, subject to the requirements set forth in the previous section. A Co-Annuitant/Contingent Annuitant cannot be added, changed, or removed after the Pre-Income Stage except as described below. If a Co-Annuitant/Contingent Annuitant has been added, changed, or removed, we recalculate your Income Percentage based on the age of the remaining Annuitant (if the Co-Annuitant or Contingent Annuitant has been removed) or younger of the Annuitants (if the Co-Annuitant or Contingent Annuitant has been added or changed) on the Contract Date.
The Annuitant cannot be changed except in the event of death, as described above, or divorce as described below.
CHANGE IN CONTRACT OWNER
The Contract Owner(s) cannot be changed after we issue the Contract except in the case of divorce or a change in which the beneficial owner of the Contract does not also change. See “Effect of Divorce” below.
EFFECT OF DIVORCE
Upon receipt of notice of the divorce, and any other documentation we require, in Good Order at our Service Office:
When no Co-Annuitant or Contingent Annuitant has been named
•If the divorce occurs during the Pre-Income Stage and results in the removal of the Annuitant from the Contract (as Annuitant and/or Contract Owner) or as an Account Owner, and the former spouse is named as an Account Owner (or, if the Account is owned by an entity, has a beneficial interest in the entity), the Contract Owner and/or the Annuitant, the Contract will continue, unless we are instructed otherwise. If this Contract is continued, the Annual Income Amount will be determined using the applicable rates based on the younger of the new Annuitant and the Annuitant on the Contract Date and this Contract will terminate upon the death of the new Contract Owner (or new Annuitant if the Contract is owned by an entity). A Co-Annuitant or Contingent Annuitant may not be named.
•If divorce occurs after the Pre-Income Stage, and results in the removal of the Annuitant from this Contract (as Annuitant and/or Contract Owner) or as an Account Owner, the Contract will terminate.
When a Co-Annuitant or Contingent Annuitant has been named at the time of the divorce
If the divorce results in the removal of one of the Annuitants from the Contract and the remaining Annuitant is named as an Account Owner, the Contract Owner and/or Annuitant, the Contract will continue, unless we are instructed otherwise.
•If the divorce results in the removal of the Annuitant during the Pre-Income Stage: The Annual Income Amount will continue to be based on the applicable Joint Income Option Percentage(s) and no additional Contract Owners or Annuitants may be named; this Contract will terminate upon the death of the last surviving Contract Owner (or Annuitant if entity owned).
•If the divorce results in the removal of the Co-Annuitant or Contingent Annuitant during the Pre-Income Stage: The Annual Income Amount will be determined using the rates applicable to the Annuitant.
•If divorce results in the removal of one of the Annuitants after the Pre-Income Stage, the divorce will not result in a new Annual Income Amount and the Contract will terminate upon the death of the resulting Annuitant. A new Co-Annuitant or Contingent Annuitant may not be named.

CHANGE IN ACCOUNT OWNER
During the Pre-Income Stage and the Income Stage, if the Account Owner is changed, the Contract will continue provided that the Account Owner is an existing Annuitant under the Contract. Since there is no Account to which this Contract is in relation to in the Income Stage or after the Annuitization option has been elected, there are no longer account owner restrictions under the Contract.
If the Account Owner changes to someone other than one of the Annuitants during the Pre-Income Stage or the Income Stage, we reserve the right to terminate the Contract.
BENEFICIARY
If you exercise the Annuitization option and elect a Period Certain annuity option, you must name a Beneficiary. The Beneficiary is entitled to receive any remaining Period Certain Annuity Payments, if applicable, at the death of the Annuitant(s). The Beneficiary may be changed at any time prior to the death of the Annuitant(s) unless you previously identified the current Beneficiary’s designation as irrevocable.

ADDITIONAL INFORMATION RELATED TO YOUR FINANCIAL FIRM AND FINANCIAL PROFESSIONAL
REQUIREMENT TO MAINTAIN YOUR ACCOUNT WITH AN APPROVED FINANCIAL FIRM
During the Pre-Income Stage and Income Stage, your Account must be maintained with a Financial Firm that we have approved in connection with this Contract. We may add or remove a Financial Firm from our list of approved Financial Firms at any time. In addition, if your Financial Firm decides to no longer service the Contract, it will be removed from our list of approved Financial Firms. A current list of approved Financial Firms is available at www.prudential.com/ActiveIncomeApprovedFirms.
FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS
If your Financial Professional (i.e., your registered investment advisor and a representative of a selling firm) has this authority, we deem that all such transactions that are directed by your Financial Professional, as applicable, with respect to your Contract have been authorized by you. You will receive a confirmation of any financial transaction involving your Contract as required by applicable law. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person’s authority. We may also suspend, cancel or limit these authorizations at any time. In the Contract Application, you may grant or deny the representative who sold you the Contract the ability to Perform Contract Maintenance on your behalf by submitting instructions to us. In separate new business forms completed by your Financial Professional and you, you will authorize your Financial Professional to Perform Contract Maintenance on your behalf by submitting instructions to us. If you authorize more than one person (e.g., the representative of the selling firm and your registered investment advisor) to Perform Contract Maintenance for the Contract, we will follow all instructions from all such authorized persons in the order received. You understand that neither us or our affiliates have a duty to reconcile or research any differing or conflicting instructions.
OPTIONS UPON FINANCIAL FIRM CHANGES
If we remove your Financial Firm from our list of approved Financial Firms or if your Financial Firm withdraws from servicing your Contract, you need to take certain actions in order to maintain your Contract or the Contract will terminate (collectively “Involuntary Financial Firm Change”). If you change your Financial Firm, this is considered a “Voluntary Financial Firm Change.”
For Involuntary Financial Firm Changes, we will send you a written notice of your options:
(a)You may keep your Contract in force and remain in the Pre-Income Stage or Income Stage by transferring the Account to an approved Financial Firm within 30 days. If Contract Fees were due during that 30-day period, they will be due immediately upon opening your Account at your new Financial Firm. Your Income Base and Annual Income Amount could be impacted if there has been a change in your Account Value as of the date you close your Account at your prior Financial Firm and the date you open your Account at your new Financial Firm as follows:
•During the Pre-Income Stage, the Income Base is equal to the Account Value.
•During the Income Stage, changes to the Account Value will be reflected in the Performance Adjustment applied to the Income Base.
(b)    You may keep your Contract in force by electing to enter the Insured Income Stage and transferring your remaining Account Value to us within 30 days, as described under “The Contract Stages – Insured Income Stage.”
(c)    You may keep your Contract in force by exercising the Annuitization option and transferring your remaining Account Value to us within 30 days, if eligible, as described under “Annuitization Option.”
If you do not exercise one of the options above, your Contract will be terminated. We will not make any future payments to you, including if your Account Value were to drop to $0 or below the Minimum Account Value. We will provide you with written notice of termination.
If your contact is in the Insured Income Stage, there will be no impact on your Contract or our payment obligations.
For Voluntary Financial Firm Changes:
In general, you have the right to move your Account to another approved Financial Firm at any time, although doing so may have consequences under the Contract. We must receive your election of one of the below options, in Good Order, at least 3 days before your Account Value is transferred to us or a new Financial Firm:
(a)To keep your contract in force and remain in the Pre-Income Stage or Income Stage with a new approved Financial Firm, you must complete the transfer of your Account within 30 days. If Contract Fees were due during that 30-day period, they will be due immediately upon opening your Account at your new Financial Firm. Your Income Base and Annual Income Amount could be impacted if there has been a change in your Account Value as of the date you close your Account at your prior Financial Firm and the date you open your Account at your new Financial Firm as follows:
•During the Pre-Income Stage, the Income Base is equal to the Account Value.
•During the Income Stage, changes to the Account Value will be reflected in the Performance Adjustment applied to the Income Base.

(b)    If you leave your Financial Firm but your new firm is not an approved Financial Firm, you may keep your Contract in force by electing to enter the Insured Income Stage, as described under “The Contract Stages – Insured Income Stage.”
(c)    If you leave your Financial Firm but your new firm is not an approved Financial Firm, you may keep your Contract in force by exercising the Annuitization option, if eligible, as described under “Annuitization Option.”
If you do not exercise one of the options above, your Contract will be terminated. We will not make any future payments to you, including if your Account Value were to drop to $0 or below the Minimum Account Value. We will provide you with written notice of termination.
If an Involuntary or Voluntary Financial Firm change occurs after the Annuity Date, there will be no impact on your Contract or our payment obligations.
CHANGE IN FINANCIAL PROFESSIONAL
You may change your Financial Professional at any time without impact to your Contract if the new Financial Professional is appointed with us to service this Contract and the change does not also involve a change in your Financial Firm. If your change in Financial Professional also involves a change in your Financial Firm, you must satisfy the applicable requirements discussed under “Options Upon Financial Firm Changes” above in order to maintain your Contract.

TERMINATION OF THE CONTRACT
You may terminate this Contract at any time prior to the Annuity Date. Termination will occur upon our receipt of your notification of termination in Good Order.
We reserve the right to terminate the Contract, on a non-discriminatory basis, upon any of the following events:
•The death of a Contract Owner unless this Contract is continued as described in the “Contract Designations” section;
•The death of the Annuitant if Income Withdrawals have not begun and a surviving spouse does not remain or become an owner of the Account and/or continue this Contract as described in the “Contract Designations” section;
•On the date of death of the Annuitant (or the last surviving of the Annuitant(s)), if Income Withdrawals or Insured Income Payments have begun;
•If the Contract is owned by a non-natural person and the Annuitant is changed, section 72(s) of the Code treats the change as the death of the Annuitant unless there is a Contingent Annuitant and the change results in the Contingent Annuitant becoming the Annuitant as described in the “Contract Designations” section;
•If the Account Owner changes to someone other than one of the Annuitants during the Pre-Income Stage or the Income Stage;
•If the Annuitization option has been elected and we have satisfied our Annuity Payment obligations;
•As of any date during the Pre-Income Stage or Income Stage your Account Value and Income Base equals $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage), and/or Excess Withdrawals that deplete the Account (during the Income Stage);
•As of any date during the Pre-Income Stage or Income Stage that the Account Value is reduced below the Minimum Account Value, and you have not elected to enter the Insured Income Stage within 7 calendar days, as described under “The Contract Stages – Insured Income Stage” section
•During the Pre-Income Stage or Income Stage, upon violation of the Contract’s investment restrictions as described under “Investment Restrictions”, and you fail to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional.
•Failure of your Financial Firm to provide timely information about the Account necessary to fulfill our obligations under the Contract during the Pre-Income Stage or Income Stage;
•Failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional, as described under “Contract Fees – Failure to Pay Contract Fees When Due”;
•If funds are added to your Account that are not permitted by us as an Additional Account Value Contribution and you fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or
•Full liquidation of the Account during the Pre-Income Stage or Income Stage, unless either (a) you elect to begin the Insured Income Stage as described under “Contract Stages – Insured Income Stage”; (b) you elect the Annuitization option, as described under “Annuitization Option”; or (c) the liquidated Account Value is re-established within an Account at a Financial Firm approved by us as described under “Additional Information Related to Your Financial Firm and Financial Professional – Change in Financial Professional.”
If this Contract is terminated for any reason, you will lose any future ability to take Income Withdrawals or potentially receive Insured Income Payments or Annuity Payments. If we exercise our right to terminate your Contract, unless otherwise specified, you will not have the ability to reverse this action. As outlined above, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving you an opportunity to correct the violation, if applicable.
Your previously paid Contract Fees will not be refunded if the Contract is terminated after the right to cancel period (except as described under “Contract Fees – Pro-Rated Contract Fee Upon Termination”). You will receive written notification of the termination and no interest will remain in the Contract. Termination of the Contract is irrevocable.
You will not be allowed to re-purchase the Contract for 90 days after termination. If we are still selling the Contract and you repurchase the Contract, the Contract will be subject to the terms, conditions, and rates that we are offering at that time.

TAX CONSIDERATIONS
The tax considerations associated with the Contract vary depending on whether the Contract is (i) owned by an individual or non-natural person, or (ii) associated with a Custodial IRA Account or Custodial Roth IRA Account. We discuss the tax considerations for these categories of Contracts below. The discussion is general in nature and describes only federal income tax law (not state, local, foreign or other federal tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and you should always consult a qualified tax advisor regarding the application of law to your circumstances. In addition, unless specifically mentioned below, the following discussion is limited to the federal income tax treatment of your Contract and does not address the federal tax treatment of your Account or investments within your Account. You should consult a qualified tax advisor regarding the tax implications of your Account, including the effect, if any, of the Contract on the tax treatment of your Account.
NON-QUALIFIED ANNUITIES
In general, as used in this prospectus, a Non-qualified contract is owned by an individual or by a non-natural person for the benefit of an individual and is not associated with a Custodial IRA Account or Custodial Roth IRA Account.
Annuity Qualification
The Contract is a contingent deferred annuity contract. Prudential and a prospective purchaser received favorable private letter rulings (PLR202250011 and 202250013, hereinafter referred to as "CDA PLRs") from the IRS with respect to a Non-qualified version of this Contract. The PLR issued to Prudential provides that
•The Contract is a Non-qualified annuity contract in accordance with Section 72 of the Code;
•The sum of all charges (Contract Fees) paid under the Contract plus any proceeds paid to the Company upon liquidation of the Account in consideration for Annuity Payments or Insured Income Payments will be the “investment in the contract” for purposes of Section 72 of the Code (referred to as “cost basis” herein);
•Any amount in the Account will not cause the Contract to have “cash value” or “cash surrender value” for purposes of Section 72 of the Code; and
•The Insured Income Payments and Annuity Payments are taxable using a pro rata rule pursuant to Section 72(b) of the Code.
In addition, the PLR issued to a prospective purchaser provides that:
•Dividends received from assets in a taxable investment or brokerage account (a “Non-Qualified Account” under this Contract) will not fail to be treated as “qualified dividend income” merely because of the individual’s ownership of the Contract;
•Ownership of the Contract will not be treated as a straddle (offsetting positions with respect to personal property) under Section 1092; and
•The Contract will not constitute insurance or other compensation to the individual owner for any prior deductible losses in the investment or brokerage account for purposes of Section 165 and the “investment in the contract” portion of the payments made under the Contract (“Insured Income Payments” or “Annuity Payments” under this Contract) will not be includible in the individual owner’s gross income by virtue of the “tax benefit rule.”
To date, relatively few contingent deferred annuity contracts have been offered to the public. Although the Internal Revenue Service (IRS) has issued private letter rulings concerning products similar to this Contract, these rulings are not binding on the IRS with respect to this Contract. Only the CDA PLRs are binding with respect to this Contract. Please note that the IRS has the authority to revoke a PLR it has issued and impose different rules on a prospective, or less commonly, a retroactive basis.
You should consult a tax professional before you purchase a Contract.
Diversification and Investor Control for Fluctuating Insured Income Payments or Annuity Payments. In order to qualify for the tax rules applicable to Contracts described below, the investment assets in the accounts underlying a Non-qualified contract that provides for Insured Income Payments or Annuity Payments that fluctuate with the value of those account assets must be diversified according to certain rules under the Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment, and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the U.S. or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Contract meet these diversification requirements.
An additional requirement for qualification for the tax treatment described above is that we, and not you as the Contract Owner, must have sufficient control over the underlying account assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which the Contract will not be treated as an annuity contract for tax purposes if persons with ownership rights have excessive control over the investments underlying the Contract. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Contract or the

Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.
The foregoing requirements will apply to your Contract only if it is a Non-qualified contract and you elect to receive Insured Income Payments or Annuity Payments that reflect the investment return and market value of assets that We hold in an account underlying the Contract.
Required Distributions Upon Your Death for a Non-qualified Contract. Upon your death, certain distributions must be made under the Contract. The required distributions depend on whether you die before or on or after the Annuity Date. If you die on or after the Annuity Date, the remaining portion of the interest in the Contract (if any) must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, if the Contract is payable to your surviving spouse, the Contract may be continued with your spouse as the Owner. For Non-qualified contracts owned by a non-natural person, the required distribution rules generally apply upon the death or change of the Annuitant. This means that for a Contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitant to die. For grantor trusts, the death of the grantor is generally treated as the death of the Owner. Special and complex rules apply to trust owned annuities. Please consult an independent tax advisor with any questions.
Changes to Your Contract. We reserve the right to make any changes we deem necessary to assure that your Contract qualifies as an annuity for tax purposes. Any such changes will apply to all Contract Owners and you will be given notice to the extent feasible under the circumstances.
Taxes Payable by You
Given the design of this Contract, you can only receive payments from this Contract that are considered annuity payments for tax purposes (i.e. Insured Income Payments and Annuity Payments). Accordingly, as a general rule, you should not pay any tax until you receive money under the Contract.
If you purchase the Contract in connection with a Qualified Account (i.e. Custodial IRAs), the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. Please refer to the CUSTODIAL IRAs section below and consult your personal tax advisor for more information on taxes payable by you under a Custodial IRA.
There is no tax deferral if you purchase the Contract in connection with a Non-qualified Account (i.e. taxable investment or brokerage account). As such, payments made in connection with a Non-qualified Account follow the tax rules typically associated with that account. Please refer to the information provided on the CDA PLRs in the Annuity Qualification section above and consult your personal tax advisor for more information on taxes payable by you under a Non-qualified Account.
Taxes on Insured Income Payments and Annuity Payments
If you select an Insured Income Payment or Annuity Payment option as described earlier in this prospectus, a portion of each such payment you receive will be treated as a partial return of your cost basis and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the payment you receive by a fraction, the numerator of which is your cost basis (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the Contract. After the full amount of your cost basis has been recovered tax-free, the full amount of the payments will be taxable. If Insured Income Payments or Annuity Payments stop due to the death of the Annuitant before the full amount of your cost basis has been recovered, a tax deduction may be allowed for the unrecovered amount. Under the Tax Cuts and Jobs Act of 2017, this deduction is suspended until after 2025.
Medicare Tax on Net Investment Income
The Code includes a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly or qualifying widow(er) with dependent child, $125,000 for married taxpayers filing separately, $200,000 for all others, and approximately $15,200 for estates and trusts. The taxable portion of the Insured Income Payments, the Annuity Payments, and any payments after your death will be considered investment income for purposes of this surtax.
10% Additional Tax for Early Withdrawal from a Non-qualified Contract
Generally, the 10% additional tax will not apply to Insured Income Payments or Annuity Payments under the Contract regardless of your age. However, in limited circumstances, you may owe a 10% additional tax on the taxable portion of distributions from your Non-qualified contract before you attain age 59½. The additional tax may apply if you elect an Annuity Payment option, if made available, that does not provide for level, fixed Annuity Payments. Non-natural Owners should consult a tax advisor about whether the 10% additional tax applies.
Special Rules in Relation to Tax-free Exchanges Under Section 1035
Special rules apply to exchanges of annuity contracts under Section 1035 of the Code. However, you cannot exchange your Non-qualified contract or purchase your Contract in an exchange for another annuity or life insurance contract.
Taxes Payable by Beneficiaries for a Non-qualified Contract
The Contract does not provide a cash value or death benefit.
If an Owner dies before the Annuity Date, the Owner’s spouse may continue the Contract and receive Insured Income Payments or Annuity Payments provided under the Contract if the spouse is the Owner’s “designated beneficiary” within the meaning of federal tax law. The value of the inherited Contract, as determined under federal law, also may be included in the Owner’s estate for federal estate tax purposes. Generally, the same income tax rules described above would also apply to amounts received by your Beneficiary. For example, distributions are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the Contract.
After the Annuity Date, if a period certain remains under the Annuity Payment option and the Annuitant dies before the end of that period, any remaining payments made to the Beneficiary will be fully excluded from income until the remaining cost basis is recovered and all Annuity Payments thereafter are fully includible in income. This rule does not apply if the Annuity Payment option was for a period certain only with no life contingency; in that case, all the Annuity Payments will be taxed on a pro rata basis even after the Owner’s death, until all cost basis is fully recovered. If we allow the Beneficiary to commute the remaining payments in a lump sum, the amount received over the remaining cost basis will be includible in income.
Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Non-qualified contract is held by a Custodial IRA Account as defined by Section 408(a) of the Code or a Custodial Roth IRA Account as defined by Section 408A of the Code. In such a situation, tax deferral should be provided by the Custodial IRA Account or Custodial Roth IRA Account. We may also allow the naming of a contingent annuitant when a Non-qualified contract is held by an entity owner when such Contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.
Reporting and Withholding on Distributions
Amounts distributed from a Contract are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an Insured Income Payment or Annuity Payment, we apply default withholding under the applicable tax rules unless you designate a different withholding status. In the case of all other distributions, we will withhold at a rate of 10% unless you elect otherwise. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (which includes a resident alien), and you request a payment be delivered outside the United States or do not provide a U.S. taxpayer identification number (TIN), or we are notified that your TIN is incorrect, we are required to withhold income tax.
State income tax withholding rules vary and we will withhold based on the rules of your state of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a qualified Contract.
Regardless of the amount withheld by us, you are liable for payment of income taxes (including any estimated taxes that may be due) on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.
Entity Owners (other than Custodial IRAs)
Where a Non-qualified contract is held by a non-natural person (e.g., a trust, corporation, partnership), other than as an agent or nominee for a natural person (or in other limited circumstances), increases in the “net surrender value” of the Contract over its cost basis will be subject to tax annually. The IRS may substitute “fair market value” for “net surrender value” when applying this rule.
Where a Contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such Contract is generally not considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Non-qualified contract held by a natural person, provided that all grantors of the trust are natural persons. At this time, we will not issue a Contract to grantor trusts with more than two grantors.
Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.
CUSTODIAL IRAs
A Non-qualified contract may be purchased by a Custodial IRA Account or a Custodial Roth IRA Account (collectively, “Custodial IRAs”), which can hold other permissible assets. The terms and administration of the trust or custodial account in accordance with the laws and regulations for, IRAs or Roth IRAs, as applicable, are the responsibility of the applicable trustee or custodian (collectively, “custodian”). If your relationship with the custodian terminates, the custodian may transfer your Contract to you and Insured Income Payments or Annuity Payments may commence at such time. In that case, we will add an endorsement to the Contract to ensure that it satisfies the applicable tax rules for individual retirement annuity contracts under Section 408(b) of the Code (as a traditional IRA or Roth IRA, depending on which type of Custodial IRA you owned). Your Contract would continue as a Qualified Annuity.
You should be aware that IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts or are issued as annuity contracts. This means that when a Custodial IRA invests in a Contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).
The custodian of your Custodial IRA will provide you with an “IRA Disclosure Statement” or “Roth IRA Disclosure Statement” (as applicable), which contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information, the IRS requires that you have a “Free Look” after making an initial contribution to the IRA. During this time, you can cancel the Contract by notifying us in writing and we will refund your Contract Fees.

Required Minimum Distributions During Your Life for a Qualified Contract
If you hold the Contract under a Custodial IRA, Required Minimum Distribution rules must be satisfied. This means that generally payments must start from the Custodial IRA by April 1 of the year after the year you reach the applicable age (“Required Beginning Date”) and must be made for each year thereafter. Roth IRAs are not subject to these rules during the Owner’s lifetime.

If you were born...	Your "applicable age" is...
Before July 1, 1949	70½
After June 30, 1949 and before 1951	72
After 1950 and before 1960	73
After 1959	75
The amount of the payment must at least equal the minimum required under the IRS rules. You should consult your tax advisor or the custodian of your Custodial IRA for more information on how the Required Minimum Distribution rules apply to your Custodial IRA, including how those rules apply when your Custodial IRA holds a Contract. Please contact your custodian within a reasonable time before the IRS deadline so that a timely distribution is made.
Generally, the “actuarial present value” of your Contract must be reflected in the value of your Custodial IRA when determining your Required Minimum Distributions. We will calculate the actuarial present value. If Insured Income Payments or Annuity Payments commence from your Contract while the Contract is still held by the Custodial IRA, you should consult your custodian or tax advisor regarding whether those payments will satisfy your Required Minimum Distribution obligation each year. When Insured Income Payments or Annuity Payments commence from your Contract, your custodian may distribute the Contract to you as an individual retirement annuity under Section 408(b) of the Code, at which point we will add an endorsement to the Contract to ensure that is complies with the applicable tax rules for such individual retirement annuities. Thereafter, the Insured Income Payments or Annuity Payments should satisfy your Required Minimum Distribution obligation each year.
Please note that there is a 25% excise tax (a 50% excise tax applied prior to the 2023 taxable year) on the amount of any required minimum distribution not made in a timely manner. The excise tax on failure is further reduced from 25% to 10% if corrected in a timely manner and certain other conditions are met in accordance with SECURE 2.0.
10% Additional Tax for Early Withdrawal from a Qualified Contract
You may owe a 10% additional tax on the taxable portion of distributions from your Custodial IRA. Please contact the custodian for more information. The additional tax also may apply to distributions that are made to you from your Contract if the Contract is transferred to you from your Custodial IRA (which generally may occur only in connection with the commencement of Annuity Payments or Insured Income Payments as discussed above). In such case, the additional tax should not apply to Insured Income Payments regardless of your age, and it should not apply to Annuity Payments regardless of your age unless you elect an Annuity Payment option that does not provide for level, fixed Annuity Payments.
Required Minimum Distributions Upon Your Death for a Qualified Contract
If you hold the Contract under a Custodial IRA, different Required Minimum Distribution rules must be satisfied after your death. You should consult your tax advisor or the custodian of your Custodial IRA for more information on how the Required Minimum Distribution rules apply to your Custodial IRA after your death, including how those rules apply when your Custodial IRA holds a Contract.
Generally, this Contract does not provide a cash value or death benefit. However, if you die prior to your Annuity Date (or Required Beginning Date), your spouse may continue your Custodial IRA or Custodial Roth IRA as their own, in which case the Contract also would continue as an asset of the Custodial IRA.
If the Contract is transferred to you from your Custodial IRA upon the commencement of Insured Income Payments or Annuity Payments as discussed above, after your death any remaining interest in the Contract must be distributed in accordance with federal income tax requirements as described below.
•If you have a designated beneficiary, any remaining interest must be distributed within 10 years after your death, unless the designated beneficiary is an “eligible designated beneficiary” (“EDB”), or some other exception applies. A designated beneficiary is any individual designated as a beneficiary by the employee or IRA owner. An EDB is any designated beneficiary who is (1) your surviving spouse, (2) your minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than you. An individual’s status as an EDB is determined on the date of your death.
This 10-year post-death distribution period applies regardless of whether you die before your required beginning date, or you die on or after that date (including after Insured Income Payments or Annuity Payments have begun). However, if the Beneficiary is an EDB and the EDB dies before the entire interest is distributed under this 10-year rule, the remaining interest must be distributed within 10 years after the EDB’s death (i.e., a new 10-year distribution period begins).
If your Insured Income Payments or Annuity Payments continue after your death, such as in the form of a joint and survivor annuity or an annuity with a guaranteed period of more than 10 years, any distributions after your death that are scheduled to be made beyond the applicable distribution period imposed under the new law might need to be commuted at the end of that period (or otherwise modified after your death if permitted under federal tax law and by Prudential) in order to comply with the post-death distribution requirements.
If your Beneficiary is not an individual, such as a charity, your estate, or a trust, any remaining interest in your Annuity Payments after your death generally must be distributed at least as rapidly as under the method of distribution being used on the date of your death. However, if your Beneficiary is a trust and all the beneficiaries of the trust are individuals, the law can apply pursuant to special rules that treat the beneficiaries of the trust as designated beneficiaries. You may wish to consult a professional tax advisor about the federal income tax consequences of your Beneficiary designations.
•Spousal continuation. If your Beneficiary is your spouse, your surviving spouse can continue the Insured Income Payments or Annuity Payments.
The post-death distribution requirements are complex and unclear in numerous respects. In addition, the manner in which these requirements will apply will depend on your particular facts and circumstances. You may wish to consult a professional tax advisor for tax advice as to your particular situation.
Taxation of Distributions
Amounts that you receive from your Custodial IRA or directly from your Contract, including amounts that are required to be distributed under the Required Minimum Distribution rules, generally are subject to tax. A portion of such distributions may be excludable from your gross income if you made after-tax contributions to your Custodial IRA. We expect that Contract Fees that are taken from your Custodial IRA (whether Roth or non-Roth) and paid directly to Prudential as consideration for a Contract that is held as an investment within your Custodial IRA will not be treated as distributions from your Custodial IRA for tax purposes, but the IRS has not specifically addressed this question with respect to this Contract or any similar contingent deferred annuity product. You may wish to consult a professional tax advisor for tax advice as to your particular situation regarding any type of payment, distribution, or transfer involving your Custodial IRA.
Reporting and Withholding on Distributions
We will not report or withhold on payments made from a Non-qualified contract held by a Custodial IRA Account or Custodial Roth IRA Account.
For all other IRA or Roth IRA distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage and tax report as required under applicable tax law. The rate of withholding on Insured Income Payments and Annuity Payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, for any Insured Income Payments or Annuity Payments not subject to mandatory withholding, you will have taxes automatically withheld under the applicable default withholding rules.
If no U.S. TIN is provided, no election out of withholding will be allowed, and we will automatically withhold using the default withholding rules. We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. If you are a U.S. person (which includes a resident alien), and you request a payment be delivered outside the U.S., we are required to withhold income tax. There may be additional state income tax withholding requirements.
ADDITIONAL CONSIDERATIONS
Reporting and Withholding for Escheated Amounts
Revenue Rulings 2018-17 and 2020-24 provide that an amount transferred from an IRA or 401(a) qualified retirement plan to a state’s unclaimed property fund is subject to federal income tax withholding at the time of transfer. The amount transferred is also subject to federal tax reporting. Consistent with these Rulings, we will withhold federal and state income taxes and report to the applicable Owner or Beneficiary as required by law when amounts are transferred to a state’s unclaimed property fund.
Civil Unions and Domestic Partnerships
U.S. Treasury Department regulations provide that for federal tax purposes, the term “spouse” does not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship that is not denominated as a marriage under the laws of the state where the relationship was entered into, regardless of domicile. As a result, if a Beneficiary of a deceased Owner and the Owner were parties to such a relationship, the Beneficiary will be required by federal tax law to take distributions from the Contract in the manner applicable to non-spouse Beneficiaries and will not be able to continue the Contract. Please consult with your tax or legal adviser.

OTHER INFORMATION
GENERAL ACCOUNT
Our payment obligations under the Contract are supported by our General Account and are subject to our claims paying ability. The General Account is not segregated for the exclusive benefit of any particular contract or obligation. General Account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The General Account is subject to regulation and supervision by the Arizona Department of Insurance and Financial Institutions and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.
RESERVED RIGHTS
In addition to rights specifically reserved elsewhere in this prospectus, we reserve the right to perform any or all of the following: (a) make changes required by any change in the federal securities laws, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, or any changes to the Securities and Exchange Commission’s interpretation thereof; (b) make changes that are necessary to maintain the tax status of your Contract or any charge or distribution from your Contract under the Internal Revenue Code; and (c) make any changes required by federal or state laws with respect to annuity contracts. We reserve the right to modify the Contract without receiving your prior consent, except as may be required by any applicable law, if we are required to make changes necessary to comply with state regulatory requirements, Internal Revenue Service (“IRS”) requirements or other federal requirements.
MATERIAL STATE VARIATIONS
Material state variations for the Contract are listed in “Appendix A – Special Contract Provisions for Contracts Issued in Certain States.”
STATEMENTS AND REPORTS
We or your Financial Professional will provide quarterly statements related to your Contract.
We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us or your Financial Professional prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudential.com or any other electronic means. We generally send a confirmation statement to you each time a financial transaction is made affecting the Contract. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge up to $50 for each such additional or previously sent report.
ASSIGNMENT
You may not assign the Contract or any rights under the Contract.
DEFERRAL OF TRANSACTIONS
We may defer any payment from us for a period not to exceed the lesser of 6 months or the period permitted by applicable law. Where required, we will make written request to, and obtain prior written approval from, the state insurance commissioner. If we elect to postpone payments for 30 days or more, we will pay interest as required by applicable law.
ELECTIONS, DESIGNATIONS, CHANGES, REQUESTS AND NOTICES
All elections, designations, changes and requests that we require must be received by us in Good Order and are effective only after they have been acknowledged by us, subject to any transactions made by us before receipt of such notices. In lieu of a written communication, we may agree in advance to communication regarding a specific matter by telephone or by some other form of electronic transmission in a manner we accept. All notices must include the Contract Owner’s(s’) name and Contract Number. We will not be responsible for any actions taken before we receive a valid change request. Correspondence from us relating to your Contract will be sent to your last known address.
Any notice we are required to provide to you, in accordance with the terms of the Contract, will be in writing unless we mutually agree to the use of another medium or format.
EVIDENCE OF SURVIVAL OR MARITAL STATUS
Before we make an Insured Income Payment or Annuity Payment, we have the right to require proof of continued life or marital status and any other documentation we need to make such payment. We can require this proof for any person whose life or death determines whether or to whom we must make the Insured Income Payment or Annuity Payment.
We may withhold an Insured Income Payment or Annuity Payment until we receive such evidence or evidence satisfactory to us of the relevant life. We credit interest on such withheld payments at the rate required by law. Should we subsequently determine withheld payments are payable, we will pay the withheld payments and any applicable interest credited in a lump sum.
FACILITY OF PAYMENT
We reserve the right, in settlement of full liability, to make payment to a guardian, relative, or other person deemed eligible by us if a person(s) to whom we are making Income or Annuity Payments is deemed to be legally incompetent, as permitted by law.

MISSTATEMENT OF AGE OR SEX
If there has been a misstatement of the age and/or sex of any person upon whose life any amounts we are obligated to determine in order to make any payment, including Insured Income Payments or Annuity Payments, we will adjust such amounts to conform to that for the correct age and/or sex. As to Annuity Payments and Insured Income Payments: (a) any underpayments by us will be remedied on the next payment following the correction with interest at a rate not less than that required by applicable law but not exceeding 6%; and (b) any overpayments by us will be charged against future amounts payable by us under your Contract. If there has been a misstatement of the age and/or sex of a person(s) upon whose life the Insured Income Payments or Annuity Payments under the Contract are based, we will make adjustments to any availability and any benefits payable under the Contract to conform to the facts.
RECOVERY OF EXCESS PAYMENTS
We may recover from you or your estate any Insured Income Payments or Annuity Payments made after the death of the Annuitant or the last of the Annuitants that would have otherwise resulted in the termination of the Contract.
TAX REPORTING AND WITHHOLDING
We will comply with all applicable federal and state tax reporting and withholding laws and regulations with respect to amounts payable under the Contract.
SERVICE PROVIDERS [To be updated by amendment.]
We conduct the bulk of our operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2025, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of those set forth in the table below.

Name of Service Provider	Services Provided	Address
Broadridge Investor Communication	Proxy services and regulatory mailings	51 Mercedes Way, Edgewood, NY 11717
EDM Americas	Records management and administration of annuity contracts	301 Fayetteville Street, Suite 1500, Raleigh, NC 27601
EXL Service Holdings, Inc	Administration of annuity contracts	350 Park Avenue, 10th Floor, New York, NY 10022
Guidehouse	Claim related services	150 North Riverside Plaza, Suite 2100, Chicago, IL 60606
National Financial Services	Clearing firm for Broker Dealers	82 Devonshire Street Boston, MA 02109
Open Text, Inc	Fax Services	100 Tri-State International Parkway, Lincolnshire, IL 60069
PERSHING LLC	Clearing firm for Broker Dealers	One Pershing Plaza, Jersey City, NJ 07399
The Depository Trust Clearinghouse Corporation	Clearing and settlement services for Distributors and Carriers.	55 Water Street, 26th Floor, New York, NY 10041
Thomson Reuters	Tax reporting services	3 Times Square New York, NY 10036
Universal Wilde	Composition, printing, and mailing of contracts and benefit documents	26 Dartmouth Street, Westwood, MA 02090
Venio Systems LLC	Claim related services	4031 University Drive, Suite 100, Fairfax, VA 22030
EXPERTS [To be updated by amendment.]
The financial statements of Pruco Life Insurance Company as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 included in this prospectus have been so included in reliance on the report of [ ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL PROCEEDINGS
We are subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to us and proceedings generally applicable to business practices in the industry in which we operate. We may be subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. We may also be subject to litigation arising out of our general business activities, such as our investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In addition, we, along with other participants in the businesses in which we engage, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus.
Our litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. In some of our pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. It is possible that our results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of our litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on our financial position.
Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on the Contract, the ability of Prudential Annuity Distributors, Inc. to perform its contract with us, or our ability to meet our obligations under the Contract.
INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
HOW TO CONTACT US
Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
Prudential’s Customer Service Team
Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.
Internet
Access information about your Contract through our website: www.prudential.com
Correspondence Sent by Regular Mail
Prudential Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Correspondence Sent by Overnight*, Certified or Registered Mail
Prudential Annuities Service Center
1600 Malone Street
Millville, NJ 08332
*Please note that overnight correspondence sent through the United States Postal Service may be delivered to the P.O. Box listed above, which could delay receipt of your correspondence at our Service Center. Overnight mail sent through other methods (e.g. Federal Express, United Parcel Service) will be delivered to the address listed below.
Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this prospectus refers to the day when we receive a request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.
You can obtain Contract information through your Financial Professional, by calling our automated response system, and at www.prudential.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your Contract. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or your Financial Professional, to access your Contract information and perform certain transactions on your Contract. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise in the Contract application, we deem that all transactions that are directed by your Financial Professional with respect to your Contract have been authorized by you. You and your Financial Firm will also authorize us to accept instructions to Perform Contract Maintenance. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Contract or you may establish or change your PIN by calling our automated response system, www.prudential.com, our Internet Website. Any third party that you authorize to perform financial transactions on your Contract will be assigned a PIN for your Contract.
Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Contract using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.
Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUCO LIFE AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

THE INSURANCE COMPANY
PRUCO LIFE INSURANCE COMPANY
Pruco Life Insurance Company (“Pruco Life”) is a wholly owned subsidiary of The Prudential Insurance Company of America (“Prudential Insurance”), which in turn is a direct wholly owned subsidiary of Prudential Financial, Inc. (“Prudential Financial”). Pruco Life is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York, and sells such products primarily through affiliated and unaffiliated selling firms. Pruco Life is located at 751 Broad Street, Newark, NJ 07102-3777. Our internet address is www.prudential.com.
Pruco Life has one wholly-owned insurance subsidiary, Pruco Life Insurance Company of New Jersey (“PLNJ”). Pruco Life and its subsidiary are together referred to as the “Company”, “we” or “our” and all financial information is shown on a consolidated basis. PLNJ is a stock life insurance company organized in 1982 under the laws of the state of New Jersey. It is licensed to sell life insurance and annuities in New Jersey and New York only.
Prudential Insurance may make capital contributions to the Company, as needed, to enable it to comply with its reserve and capital requirements and fund expenses in connection with its business. Prudential Insurance is under no obligation to make such contributions and its assets do not back the benefits payable under the Company’s policyholders’ contracts.
No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. You would rely solely on the claims-paying ability of Pruco Life to make all Insured Income Payments and Annuity Payments. Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.
Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 (“Securities Act”) and Rule 159 thereunder, Pruco Life delivers this prospectus to current Owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current Owners while outside of the United States.
The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We rely on the exemption from the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), provided by Rule 12h-7 under the 1934 Act with respect to registered non-variable insurance contracts (such as contingent deferred annuities, index-linked investment options and fixed investment options subject to a market value adjustment) that we issue.
OUR BUSINESS
Insurance Products
The Company sells variable annuities, indexed variable annuities and fixed annuities, contingent deferred annuities, variable life, term life and universal life insurance primarily through affiliated and unaffiliated distributors in the United States.
Variable and Indexed Variable Annuities
Our variable annuities are designed to provide tax-deferred asset accumulation through a suite of underlying variable investment options, annuitization options and death benefits. We sell indexed variable annuities that provide index-linked investment options in addition to these traditional investment options. Index strategies provide an interest component linked to, but not an investment in, the selected index, and its performance over the elected term, subject to parameters such as cap, step, participation and buffer rates, as well as contractual minimums and maximums. These annuities may include a protected income benefit.
Fixed and Fixed Indexed Annuities
Our single premium fixed indexed annuities offer flexibility to allocate account balances between an index-based strategy and a fixed rate strategy. The index-based strategy provides interest or an interest component linked to, but not an investment in, the selected index, and its performance over the elected term, subject to certain contractual minimums and maximums. The fixed rate strategy, not associated with an index, offers a guaranteed growth at a set interest rate for one year and can be renewed annually. These annuities may include principal protection and guaranteed lifetime withdrawal benefits.
We also sell single premium fixed annuities without index strategies that are designed to provide principal protection and guaranteed lifetime withdrawals, multi-year guaranteed annuities that are designed to provide tax-deferred growth with guaranteed rates of return over a specified guaranteed rate period, and single premium immediate group annuities that are designed to provide guaranteed income payments within an employer-based retirement plan.
Contingent Deferred Annuities
In June 2025, we began offering the contingent deferred annuity, which provides a longevity benefit designed to allow periodic withdrawals from a third-party investment account until the assets are depleted and we are obligated to make guaranteed payments, if ever.
Variable Life
Our variable life policies are designed to provide permanent coverage for life with potential to accumulate policy cash value based on underlying investment options. Our variable life policies offer flexibility in payment options and the potential to accumulate cash value through a suite of underlying variable investment options or a fixed rate option. We sell indexed variable life policies which provide index-linked investment options in addition to these traditional investment options. Index strategies credit interest to the cash value that is linked to, but not an investment in, the performance of an external index, subject to certain parameters such as cap, step, participation and buffer rates, as well as contractual minimums/maximums.
Term Life
Our term life policies are designed to provide coverage for a specified number of years with a guaranteed tax-advantaged death benefit. Most of our term life policies offer an income tax-free death benefit and guaranteed premiums that will stay the same during the level-premium period. Most of our term life policies also offer a conversion option that allows the policyholder to convert the policy into a permanent policy that can potentially cover the insured for life.
Universal Life
We sell universal life policies that are designed to provide permanent coverage for life with the potential to accumulate policy cash value. Our universal life policies offer flexibility in payment options and the potential to accumulate cash value in an account that earns interest based on a crediting rate determined by the Company, subject to contractual minimums. Our indexed universal life policies provide interest credited to the cash value that is linked to, but not an investment in, the performance of an external index subject to certain cap and participation rates as well as contractual minimums/maximums.
Other
We also offer third-party stable value bank owned life insurance (“BOLI”) contracts, which earn fee revenue in exchange for a guaranteed minimum interest rate on wrapped assets, and final expense insurance, a whole life product that provides coverage in smaller face amounts typically used for funeral expenses.
Revenues and Profitability
Our revenues primarily come in the form of:
•Fee income from asset management fees and service fees, which represent administrative service and distribution fees from many of our proprietary and non-proprietary mutual funds. The asset management fees are determined as a percentage of the average assets allocated to our proprietary mutual funds in our variable annuity and variable universal life products (net of sub-advisory expenses related to non-proprietary sub-advisors).
•Policy charges and fee income representing mortality, expense and other fees for various insurance-related options and features based on asset-based fees of the separate accounts, account value, premium, or guaranteed value, as applicable.
•Investment income (which contributes to the net spread over interest credited on certain products and related expenses).
•Premiums that are fixed in accordance with the terms of the policies.
Our profitability is substantially impacted by our ability to appropriately price our products. We price our products based on:
•An evaluation of the risks assumed and consideration of applicable risk management strategies, including hedging and reinsurance costs.
•Assumptions regarding investment returns and contractholder behavior, including persistency, benefit utilization and the timing and efficiency of withdrawals for contracts with living benefit features, as well as other assumptions.
•Our life-related product assumptions of future mortality and morbidity, policyholder behavior, interest rates and investment returns, expenses, premium payment patterns, performance and cost of ceded reinsurance, separate account fund performance and product-generated tax deductions.
Marketing and Distribution
Our distribution efforts for our annuity products, which are supported by a network of internal and external wholesalers, are executed through a diverse group of distributors including:
•Third-party distribution through:
◦Broker-dealers;
◦Banks and wirehouses;
◦Independent financial planners; and
◦Independent Marketing Organizations (“IMO”) (specifically for SurePath® and SurePath® Income).
•Financial professionals, including those associated with Prudential Advisors, Prudential's proprietary nationwide sales organization. In 2024, the Company transitioned its retail brokerage and investment advisory assets from Prudential Advisors’ third-party custodian to LPL Financial Holdings Inc. (“LPL”) to leverage LPL’s broker-dealer and registered investment advisory services.

We primarily distribute our individual life products through the following three channels:
•Third-party distribution through:
◦Independent brokers
◦Banks and wirehouses; and
◦General agencies and producer groups
•Financial professionals associated with Prudential Advisors, Prudential's proprietary nationwide sales organization.
•Trusted Partnerships, via embedded digital solutions through:
◦Credit Unions;
◦Mortgage originators;
◦Affinities; and
◦Digital marketing affiliates/paid media efforts.
Reinsurance
We regularly enter into third-party reinsurance agreements as either the ceding entity or the assuming entity. We also enter into affiliated reinsurance agreements as both the ceding and assuming entity for capital management purposes. As a ceding entity, exposure to the risks reinsured is reduced by transferring certain rights and obligations of the underlying insurance product to a counterparty. Conversely, as an assuming entity, exposure to the risks reinsured is increased by assuming certain rights and obligations of the underlying insurance products from a counterparty.
We enter into reinsurance agreements as the ceding entity for a variety of reasons but primarily to reduce exposure to loss, reduce risk volatility, provide additional capacity for future growth and for capital management purposes for certain of our variable annuity, term and universal life products. Under ceded reinsurance, we remain liable to the underlying policyholder if a third-party reinsurer is unable to meet its obligations. We evaluate the financial condition of reinsurers, monitor the concentration of counterparty risk and maintain collateral, as appropriate, to mitigate this exposure.
For policies sold through 2017, we have reinsured the majority of our mortality risk which generally have maximum retained mortality risk amount of $100,000. For the new business going forward, Pruco Life retains the mortality risk not ceded to third-party or affiliated reinsurers, which may be up to $20 million on a single life and then down to $10 million per life for new business starting in 2020.
See "Appendix D - Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of significant reinsurance transactions and their impact on our financial results.
Competition
We are among the industry’s largest providers of individual annuities and we compete with many providers of retirement savings and accumulation products, including large, well established insurance and financial services companies, and private equity firms. We believe our competitive advantage lies primarily in our innovative product features and our risk management strategies as well as brand recognition, financial strength, the breadth of our distribution platform and our customer service capabilities. We periodically adjust product offerings, prices and features based on the market and our strategy, with a goal of achieving customer and enterprise value.
In our life insurance business, we compete with many large, well-established life insurance companies in a mature market. We compete primarily based on price, service (including the speed and ease of underwriting), distribution channel relationships, brand recognition and financial strength. We periodically adjust product offerings, prices and features based on the market and our strategy, with a goal of achieving customer and enterprise value.
REGULATION
Our businesses are subject to comprehensive regulation and supervision. The purpose of these regulations is primarily to protect our customers and the overall financial system. Many of the laws and regulations to which we are subject are regularly re-examined. Existing or future laws and regulations may become more restrictive or otherwise adversely affect our operations or profitability, increase compliance costs, or increase potential regulatory exposure. In recent years we have experienced, and expect to continue to experience, extensive changes in the laws and regulations, and regulatory frameworks, applicable to our businesses. We cannot predict how current or future initiatives will further impact existing laws, regulations and regulatory frameworks.
State insurance laws regulate all aspects of our business. Insurance departments in the District of Columbia, Guam and all states monitor our insurance operations. The Company is domiciled in Arizona and its principal insurance regulatory authority is the Arizona Department of Insurance and Financial Institutions (“AZ DIFI”). Our subsidiary PLNJ is domiciled in New Jersey and its principal insurance regulatory authority is the New Jersey Department of Banking and Insurance ("NJDOBI"). Generally, our insurance products must be approved by the insurance regulators in the state in which they are sold. Our insurance products are substantially affected by federal and state tax laws.

Our variable annuities and life insurance policies and certain of our non-variable insurance products are considered securities under the U.S. federal securities laws and are generally required to be registered under the Securities Act of 1933 and are subject to regulation by the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”). The separate accounts that support our registered variable insurance products are also required to be registered and must comply with the requirements of the Investment Company Act of 1940 and the SEC’s rules and regulations thereunder. The SEC and FINRA may from time to time make inquiries and conduct examinations of our compliance with federal securities laws and regulations.
Dodd-Frank Wall Street Reform and Consumer Protection Act
The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) increased the potential for federal regulation of our businesses. Under Dodd-Frank, the Financial Stability Oversight Council (“FSOC” or the “Council”) may designate a financial company as a non-bank systemically important financial institution (a “SIFI”) subject to supervision by the Board of Governors of the Federal Reserve System (“FRB”) if the FSOC determines that either (i) material financial distress at the entity, or (ii) the nature, scope, size, scale, concentration, interconnectedness, or mix of the entity’s activities, could pose a threat to domestic financial stability. In November 2023, the FSOC adopted revisions to SIFI designation guidance and the accompanying analytical framework for assessing risks from companies and activities, which will make it easier to designate financial companies as SIFIs going forward. In a House Financial Services Committee meeting on May 7, 2025, the Department of Treasury Secretary indicated that FSOC intends to reassess the 2023 guidance. Prudential is not currently designated as a SIFI.
We cannot predict what actions the FSOC will take with respect to designating Prudential or whether interpretive guidance, new legislation or other initiatives aimed at revising Dodd-Frank and regulation of the financial system will impact the Company.
ERISA
The Employee Retirement Income Security Act (“ERISA”) is a comprehensive federal statute that applies to U.S. employee benefit plans sponsored by private employers and labor unions. Plans subject to ERISA include pension and profit sharing plans and welfare plans, including health, life and disability plans. ERISA provisions include reporting and disclosure rules, standards of conduct that apply to plan fiduciaries and prohibitions on transactions known as “prohibited transactions,” such as conflict-of-interest transactions and certain transactions between a benefit plan and a party in interest. ERISA also provides for civil and criminal penalties and enforcement. Prudential Financial's insurance, investment management and retirement businesses provide services to employee benefit plans subject to ERISA, including services where Prudential Financial may act as an ERISA fiduciary. In addition to ERISA regulation of businesses providing products and services to ERISA plans, Prudential Financial becomes subject to ERISA’s prohibited transaction rules for transactions with those plans, which may affect Prudential Financial’s ability to enter transactions, or the terms on which transactions may be entered, with those plans, even in businesses unrelated to those giving rise to party in interest status.
Fiduciary Rules and Other Standards of Care
The Company and our distributors are subject to rules regarding the standard of care applicable to sales of our products and the provision of advice to our customers, including, among others, the U.S. Department of Labor (“DOL”) fiduciary rule, the Securities and Exchange Commission (“SEC”) Regulation Best Interest, and the National Association of Insurance Commissioners (“NAIC”) and Japanese Financial Services Agency (“FSA”) Standard of Care regulations.
DOL Fiduciary Rule
The DOL “fiduciary” rule is a set of regulations establishing a uniform standard of care for investment professionals who provide advice to retirement savers. The rule is designed to ensure that investment professionals who are “fiduciaries” under the rule act in the best interest of their clients. The rule provides, among other things, that fiduciaries may not recommend investments that they own or in which they have a financial interest. The rule also requires fiduciaries to provide clients with certain information about their investment recommendations, including information about fees and risks. Compliance with the DOL fiduciary rule has resulted in increased costs.
In April 2024, the DOL adopted a final rule, which had been proposed in October 2023, titled the “Retirement Security Rule,” and issued final amendments to several prohibited transaction class exemptions (“PTEs”) available to investment advice fiduciaries. Key aspects of the final rule include, among other things: (1) a broader definition of “investment advice fiduciary,” which includes financial service providers who give compensated investment advice to individual retirement account owners, participants in workplace plans such as 401(k)s, and plan officials responsible for administering plans and managing plan assets; and (2) when relying on the amended PTEs, the requirement to comply with various conditions such as providing clients with certain information about their investment recommendations and complying with a best interest standard of care. The amended PTEs allow fiduciaries to engage in certain transactions that would otherwise be prohibited, provided they meet certain conditions designed to protect retirement investors.
The final rule and amended PTEs were scheduled to become effective in September 2024, with a one-year phase in period for certain conditions of the amended PTEs; however, there are pending legal challenges to the rule which could, among other things, delay its implementation in whole or in part. In July 2024, two United States District Courts issued orders staying the effective date of the rule during the pendency of the suits and any appeals. In September 2025, the DOL published a regulatory agenda indicating that the DOL will revisit the fiduciary rule in light of these legal proceedings.

SEC Regulation Best Interest
In June 2019, the SEC adopted a package of rulemakings and interpretative guidance that, among other things, requires broker-dealers to act in the best interest of retail customers when recommending securities transactions or investment strategies to them. The guidance also clarifies the SEC’s views of the fiduciary duty that investment advisers owe to their clients. The best interest standards became effective on June 30, 2020 and have been a focus of SEC examinations and enforcement activity since. The standards apply to recommendations to purchase certain of our products and have resulted in increased compliance costs.
NAIC Standard of Care
In February 2020, the NAIC adopted revisions to the model suitability rule applicable to the sale of annuities. The revised model regulation provides that the insurance salesperson must act “without placing the producer’s or the insurer’s financial interest ahead of the consumer’s interest.” As of April 21, 2025, all states have adopted the revised model regulation except New York, which adopted its own standard of care.
U.S. State Insurance Holding Company Regulation
We are subject to the Arizona insurance holding company law which requires us to register with the insurance department and to furnish annually financial and other information about the operations of the Company. Generally, all transactions with affiliates that affect the Company must be fair and reasonable and, if material, require prior notice and approval or non-disapproval by the AZ DIFI. Similar laws are applicable to PLNJ in New Jersey.
Change of Control
Most states have insurance laws that require regulatory approval of a direct or indirect change of control of an insurer or an insurer’s holding company. Laws such as these that apply to us prevent any person from acquiring control of Prudential Financial or of its insurance subsidiaries unless that person has filed a statement with specified information with the insurance regulators and has obtained their prior approval. Under most states’ statutes, acquiring 10% or more of the voting stock of an insurance company or its parent company is presumptively considered a change of control, although such presumption may be rebutted. New Jersey has recognized an additional presumption of control upon the holding or controlling of enough proxies to elect 10% or more of the board of directors of a New Jersey-domiciled insurance company or its parent company. Accordingly, any person who acquires “control” of Prudential Financial, either by the acquisition of voting securities or, in the case of New Jersey, by the accumulation of proxies without the prior approval of the applicable insurance regulator of the states in which our U.S. insurance companies are domiciled will be in violation of these states’ laws and may be subject to injunctive action requiring the disposition or seizure of those securities or proxies by the relevant insurance regulator or prohibiting the voting of those securities or proxies and to other actions determined by the relevant insurance regulator. In addition, many state insurance laws require prior notification to state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state.
Group-Wide Supervision
The New Jersey Department of Banking and Insurance ("NJDOBI") acts as the group-wide supervisor of Prudential Financial pursuant to New Jersey legislation that authorizes group-wide supervision of internationally active insurance groups (“IAIGs”). The law, among other provisions, authorizes NJDOBI to examine Prudential Financial and its subsidiaries, including by ascertaining the financial condition of the insurance companies for purposes of assessing enterprise risk. In accordance with this authority, NJDOBI receives information about Prudential Financial’s operations beyond those of its New Jersey domiciled insurance subsidiaries.
Additional areas of focus regarding group-wide supervision of insurance holding companies include the following:
•Examination. State insurance departments conduct comprehensive financial examinations of the books and records, financial reporting, policy filings and market conduct of insurance companies domiciled in their states, no less than every five years under state laws in accordance with NAIC models adopted nationwide. As group-wide supervisor, NJDOBI, along with our other insurance regulators, has expanded the periodic examinations to cover Prudential and all of its subsidiaries. In 2023, NJDOBI and AZ DIFI, along with the insurance regulators of Connecticut and Indiana, concluded a global consolidated group-wide examination of Prudential Financial and its subsidiaries for the five-year period ended December 31, 2021, with no reportable findings or statutory violations.
•Group Capital Calculation. The NAIC has developed and implemented a group capital calculation that uses a risk-based capital (“RBC”) aggregation methodology to serve as an additional tool to help state regulators assess potential risks within and across insurance groups.
•College of Supervisors. Several of our domestic and foreign regulators participate in an annual supervisory college facilitated by NJDOBI. The purpose of the supervisory college is to promote ongoing supervisory coordination, facilitate the sharing of information among regulators and enhance each regulator’s understanding of the Company’s risk profile.
We cannot predict what, if any, additional requirements and compliance costs any new group-wide standards will impose on Prudential Financial.
U.S. Insurance Operations
Generally, our insurance products must be approved by the insurance regulators in the state in which they are sold. Our insurance products are substantially affected by federal and state tax laws.

State Insurance Regulation
State insurance authorities have broad administrative powers with respect to all aspects of the insurance business including: (1) licensing to transact business; (2) licensing agents; (3) admittance of assets to statutory surplus; (4) regulating premium rates for certain insurance products; (5) approving policy forms; (6) regulating unfair trade and claims practices; (7) establishing reserve requirements and solvency standards; (8) fixing maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; (9) regulating the type, amounts and valuations of investments permitted; (10) regulating reinsurance transactions, including the role of captive reinsurers; and (11) other matters.
State insurance laws and regulations, including the NAIC's Insurance Holding Company Act Model #440, require the Company to file financial statements with the domestic regulators for each insurer, in accordance with accounting practices and procedures prescribed or permitted by the department. The Company’s operations and accounts are subject to financial examination by the domiciliary department at any time. In accordance with Model #440, other states typically defer to the primary domestic supervisor on financial statements and oversight, so long as that domestic supervisor’s state is accredited.
Financial Regulation
Dividend Payment Limitations. The Arizona insurance law regulates the amount of dividends that may be paid by the Company.
Risk-Based Capital. We are subject to RBC requirements that are designed to enhance regulation of insurers’ solvency. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory capital, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. Within a given risk category, these factors are higher for those items with greater underlying risk and lower for items with lower underlying risk. Insurers that have less statutory capital than required are considered to have inadequate capital and are subject to varying degrees of regulatory action depending upon the level of capital inadequacy.
The RBC framework is subject to periodic reexamination or revision. On February 20, 2025, the NAIC launched an RBC Model Governance Task Force to develop guiding principles to be used in updating RBC formulas, and on September 23, 2025 the task force published a set of proposed preliminary principles for public comment. Due to the ongoing nature of the NAIC's activities regarding RBC, we cannot determine the ultimate timing of proposed changes or their impact to the Company.
Generator of Economic Scenarios (“Generator”). In 2017, the American Academy of Actuaries notified the NAIC that it did not have the resources to maintain its Generator used in regulatory reserve and capital calculations. In 2020, the NAIC selected a third-party vendor to provide, maintain, and support the Generator prescribed for life and annuity statutory reserve and capital calculations. [NAIC expects implementation to occur no earlier than 2026]. Due to the ongoing nature of the NAIC's activities regarding the Generator, we cannot predict what impact a new Generator may ultimately have on our businesses.
Insurance Reserves. State insurance laws require us to analyze the adequacy of our reserves annually. Our appointed actuary must submit an opinion that our reserves, when considered in light of the assets we hold with respect to those reserves, make adequate provision for our contractual obligations and related expenses.
Principle-Based Reserving for Life Insurance Products. In 2016, the NAIC adopted a principle-based reserving ("PBR") approach for life insurance products. Principle-based reserving replaces the reserving methods for life insurance products for which the former formulaic basis for reserves may not accurately reflect the risks or costs of the liability or obligations of the insurer. PBR does not affect reserves for policies in force prior to January 1, 2017. We use captive reinsurance subsidiaries to finance the portion of statutory reserves for term and universal life policies that we consider to be non-economic for policies written prior to the implementation of PBR.
New York Life Insurance Product Reserves. As a result of an agreement with the NY DFS regarding PLNJ's reserving methodologies for certain life insurance products, PLNJ holds additional statutory reserves on a New York basis, which reduces PLNJ's New York statutory surplus. PLNJ is not domiciled in New York, and these changes do not impact statutory reserves reported in New Jersey, its state of domicile, and therefore do not impact PLNJ's RBC ratio; however, the agreed reserve methodology may require PLNJ to hold additional New York statutory reserves in the future. New York’s version of PBR, which became effective in January 2020, allows for modifications to the NAIC valuation model and New York’s modifications might require us to increase our New York statutory reserves.
Reinsurance. The NAIC is working on several initiatives related to the use of reinsurance. In August 2025, the NAIC voted to adopt Actuarial Guideline LV (“AG 55”), which requires asset adequacy testing for certain life and health annuity reinsurance transactions using a cash flow testing methodology. Due to the ongoing nature of this work, we cannot predict what, if any, impact these initiatives will have on our businesses.
Interest Maintenance Reserve. In August 2023, the NAIC adopted a temporary change in the statutory accounting treatment of net negative interest maintenance reserves (“IMR”) that permits an insurer to admit net negative IMR up to 10% of their adjusted statutory surplus, provided such insurer’s RBC ratio remains above 300% of its Authorized Control Level RBC. This temporary guidance, which was set to expire on December 31, 2025, has been extended through December 31, 2026 while the NAIC develops a long-term solution regarding the accounting treatment of negative IMR.
Market Conduct Regulation
State insurance laws and regulations include numerous provisions governing the marketplace activities of insurers, including provisions governing the form and content of disclosure to consumers, illustrations, advertising, sales practices and complaint handling, as well as underwriting and claims activity. State regulatory authorities generally enforce these provisions through periodic market conduct examinations. We have been subject to market conduct examinations relating to our marketplace activities, including with respect to the policies and procedures we use to locate guaranteed group annuity customers and establish related reserves. Market conduct examinations by state regulatory authorities have resulted and may in the future result in us increasing statutory reserves, changing operational processes and procedures, and being subject to fines or other discipline.
Insurance Guaranty Association Assessments
Each state has insurance guaranty association laws under which insurers doing business in the state are members and may be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Typically, states assess each member insurer in an amount related to the member insurer’s proportionate share of the line of business written by all member insurers in the state. The majority of state guaranty association laws provide a tax offset for a percentage of the assessment against future years' premium taxes. For the year ended December 31, 2025, we paid $[XX] million in assessments pursuant to state insurance guaranty association laws. While we cannot predict the amount and timing of future assessments on the Company under these laws, we have established estimated reserves totaling approximately $[XX] million as of December 31, 2025, for future assessments relating to insurance companies that are currently subject to insolvency proceedings.
U.S. Federal and State Securities Regulation Affecting Insurance Operations
Our variable life insurance and variable annuity products generally are “securities” within the meaning of federal securities laws and may be required to be registered under the federal securities laws and subject to regulation by the SEC and the Financial Industry Regulatory Authority (“FINRA”). Federal securities regulation affects investment advice, sales and related activities with respect to these products.
In certain states, our variable life insurance and variable annuity products are considered “securities” within the meaning of state securities laws. As securities, these products may be subject to filing and certain other requirements. Also, sales activities with respect to these products generally are subject to state securities regulation. Such regulation may affect investment advice, sales and related activities for these products.
SECURE Act
The Setting Every Community up for Retirement Enhancement (“SECURE”), enacted in 2020, together with SECURE 2.0, which was enacted in 2022 as part of the 2023 Consolidated Appropriations Act (collectively, the "SECURE Act"), is intended to help promote retirement plan coverage and increase retirement plan savings, as well as facilitate access to guaranteed lifetime income solutions. The SECURE Act addresses coverage issues by making it easier for small businesses to participate in pooled employer plans and requires coverage of certain long-term, part-time workers. The SECURE Act addresses savings issues by raising the cap on amounts contributed through auto-enrollment, increasing the maximum age for required minimum withdrawals and removing the age cap for making Individual Retirement Account ("IRA") contributions. The SECURE Act also made it easier for employers to include guaranteed lifetime income as part of their plan by providing an annuity provider selection safe harbor, as well as providing for the portability of participant investments in annuity products.
Derivatives Regulation
Prudential Financial and its subsidiaries use derivatives for various purposes, including hedging interest rate, foreign currency, equity market and other exposures. Dodd-Frank established a framework for regulation of the over-the-counter derivatives markets. This framework sets out requirements regarding the clearing and reporting of derivatives transactions, as well as collateral posting requirements. Affiliated swaps entered into between Prudential Financial subsidiaries are generally exempt from most of these requirements.
We continue to monitor regulatory developments and the potential hedging cost impacts of margin requirements, and increased capital requirements for derivatives transactions. Additionally, the need to post cash and certain collateral may also require the liquidation of higher yielding assets for cash, resulting in a negative impact on investment income.
Privacy, Data Protection and Cybersecurity Regulation
We are subject to U.S. federal laws, regulations and directives that require financial institutions and other businesses to protect the security and confidentiality of personal, proprietary, or other non-public information, including intellectual property, health-related and customer information, which they may handle and process, and to notify their customers and other appropriate individuals of their policies and practices relating to the collection, use and disclosure of such information. In addition, we are subject to international data protection and privacy laws, regulations, and directives concerning the safeguarding and protection of personal information, including as such laws relate to the cross border transfer or use of personal information. These laws, regulations and directives also:
•require protections regarding or limiting the use and disclosure of certain sensitive personal information such as national identifier numbers (e.g., social security numbers) or racial or ethnic origin;
•require periodic disclosure of privacy policies and practices to customers and consumers;
•require notice to affected individuals, regulators and others if there is a breach of the confidentiality, integrity, or availability of certain personal or confidential information;
•require financial institutions and creditors to implement effective programs to detect, prevent, and mitigate identity theft;
•require the proper disposal of customer and consumer information;

•regulate the process by which financial institutions make telemarketing calls and send e-mail, text, or fax messages to consumers and customers;
•require oversight of third-parties that have access to, and handle, personal or confidential information;
•provide individuals with certain rights over their personal information, such as the right to know (and in some cases, choose) what personal information is being collected and whether the information is being sold or shared, and the right to obtain portable copies of or request the deletion or correction of their personal information; and
•prescribe the permissible uses of certain personal information, including customer information and consumer report information.
Regulatory and legislative activity in the areas of privacy, data protection and information and cybersecurity continues to increase worldwide. Financial regulators in the U.S. and international jurisdictions in which Prudential Financial operates continue to focus on data privacy and cybersecurity, including in rulemaking and examinations of regulated entities, and have communicated heightened expectations. For example, the E.U.’s General Data Protection Regulation (“GDPR”), which became effective in May 2018, and the U.K,'s Data Protection Act 2018, confer additional privacy rights on individuals in the E.U. and U.K. and establish significant penalties for violations. Prudential business units (regardless of whether they are located in the E.U.) may be subject to the GDPR when personal data is processed in relation to the offer of goods and services to individuals within the E.U. or if we were to monitor the activities of individuals within the E.U. The E.U.’s Digital Operational Resilience Act came in force in January 2023 became be effective from January 2025. Internationally, a number of countries such as Brazil, India, and Japan have enacted GDPR-like regulations, while others, such as Argentina, are considering such regulations or, in the case of China, have enacted other privacy and data security regulations.
In addition, in the U.S., certain lawmakers in Congress have proposed a number of sweeping privacy laws, and amendments to the Gramm-Leach-Bliley Act of 1999 (“GLBA”) took effect in June 2023. On May 16, 2024, the SEC adopted amendments to Regulation S-P, a set of privacy rules adopted pursuant to the GLBA, that broaden the scope of information that we are required to safeguard and impose significant new obligations related to incident response and prevention, the notification of affected individuals, and the oversight of third-party vendors. Compliance with the Regulation S-P amendments is mandated as of December 3, 2025 and is expected to increase our compliance costs.
In California, the California Consumer Privacy Act (the “CCPA”) confers numerous privacy rights on individuals, including expanded privacy protections and control over the collection, use and sharing of their personal information, and corresponding obligations on businesses, including requirements to make certain disclosures to California consumers regarding personal information, among other privacy protective measures. Failure to comply with the CCPA risks regulatory fines, and the CCPA grants a private right of action and statutory damages for any unauthorized access and exfiltration, theft, or disclosure of certain types of personal information resulting from a violation of the duty to maintain reasonable security procedures and practices. The California Privacy Rights Act (the “CPRA”), imposes additional rights and obligations including expanding consumers rights with respect to certain sensitive personal information. The CPRA also created the California Privacy Protection Agency (“CPPA”) with authority to implement and enforce the CCPA, the CPRA and their regulations. In 2025, the CPPA significantly revised the regulations under the CCPA. The revised regulations, which go into effect on January 1, 2026, are broad in scope and apply to us with regard to personal information that is not subject to the California Insurance Code and its regulations and is not within the bounds of certain data-level exemptions such as the GLBA, the Fair Credit Reporting Act, and the California Financial Information Privacy Act.
Additionally, privacy laws in the United States continue to evolve, with states such as Indiana, Kentucky, and Rhode Island recently enacting comprehensive privacy and information security laws and regulations effective as of January 1, 2026 and which, to the extent they apply, impose compliance obligations applicable to our business. Additional U.S. states are considering similar legislation, and there are ongoing discussions regarding a National Privacy Law. New laws similar to the GDPR and the CCPA are expected to be enacted in coming years in various countries and jurisdictions in which we operate.
In October 2017, the NAIC adopted the Insurance Data Security Model Law. The model law requires that, among other things, insurance companies establish a cybersecurity program and includes specific technical safeguards as well as requirements regarding governance, incident planning, data management, system testing, vendor oversight and regulator notification. The NY DFS adopted a regulation similar to the NAIC effective March 2017, and in November 2023, finalized amendments taking effect from December 2023 through November 2025 to expand their cybersecurity regulation, and include additional and new requirements regarding certification, governance, audit requirements, technology and business continuity, security control and training requirements, and notification obligations. More than 27 U.S. states have either enacted the NAIC Insurance Data Security Model Law or are anticipated to enact it or similar laws in the near future and we expect more states to follow. Such enactments, especially if inconsistent between states or with existing laws and regulations could raise compliance costs or increase the risk of noncompliance, with the attendant risk of being subject to regulatory enforcement actions and penalties, as well as reputational harm. In February 2023, the NAIC released a draft updated model privacy law intended to replace the NAIC Insurance Information and Privacy Protection Model Act #670 and the Privacy of Consumer Financial and Health Information Regulation #672. However, after significant objections from stakeholders, the NAIC opted to abandon the draft new model law and instead turn its efforts to developing significant updates to existing Model Regulation #672.
The Company is monitoring regulatory guidance and rulemaking in these areas, and may be subject to increased compliance costs and regulatory requirements.

Artificial Intelligence
Regulatory standards relating to the use of artificial intelligence (“AI”) are evolving in the countries where we do business, and may increase risks associated with bias, unfair discrimination, transparency, and information security. For example, the E.U. is in the process of introducing new regulations applicable to certain AI technologies and to the data used to train, test and deploy them. U.S. state regulators have also shown increasing concern about the use of AI and the potential for discrimination and bias in insurance practices. In December 2023, the NAIC adopted the Use of Artificial Intelligence Systems by Insurers Model Bulletin with guidelines on how insurers can use AI and manage the risk of third-party vendors. The model bulletin has since been adopted in 23 states and the District of Columbia, and the NAIC has been considering drafting a new model law governing the use of AI. Other states have adopted their own guidance and regulations for the use of AI applicable to our business. For example, in July 2024, the New York Department of Financial Services adopted Insurance Circular Letter No. 7 Re: Use of Artificial Intelligence Systems and External Consumer Data and Information Sources in Insurance Underwriting and Pricing, which imposes obligations on insurers using AI or external consumer data and information sources. In May 2024, Colorado passed Senate Bill 24-205 (“the Colorado AI Law”), which became effective on February 1, 2026, regulates certain AI systems, and imposes obligations on AI system deployers and developers doing business in Colorado. The application of existing law and introduction of new or revised laws and regulations may require changes in our operations, increased compliance costs and reduce benefits from our adoption of artificial intelligence technologies.
Anti-Money Laundering and Anti-Bribery Laws
Our business is subject to various anti-money laundering and financial transparency laws and regulations that seek to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering. In addition, under current U.S. law and regulations we may be prohibited from dealing with certain individuals or entities in certain circumstances and we may be required to monitor customer activities, which may affect our ability to attract and retain customers. We are also subject to various laws and regulations relating to corrupt and illegal payments to government officials and others, including the U.S. Foreign Corrupt Practices Act and the U.K.’s Anti-Bribery Law. The obligation of financial institutions, including the Company, to identify their clients, to monitor for and report suspicious transactions, to monitor dealings with government officials, to respond to requests for information by regulatory authorities and law enforcement agencies, and to share information with other financial institutions, has required the implementation and maintenance of internal practices, procedures and controls.
Unclaimed Property Laws
We are subject to the laws and regulations of states and other jurisdictions concerning the identification, reporting and escheatment of unclaimed or abandoned funds, and we are subject to audit and examination for compliance with these requirements.
Taxation
U.S. Taxation
Prudential Financial and certain domestic subsidiaries, including the Company, file a consolidated federal income tax return that includes both life insurance companies and non-life insurance companies. The principal differences between the Company’s actual income tax expense and the applicable statutory federal income tax rate are generally deductions for non-taxable investment income, including the Dividends Received Deduction (“DRD”) and certain tax credits. The applicable statutory federal income tax rate is 21%. A future increase in the applicable statutory federal income tax rate above 21% would adversely impact the Company's tax position. In addition, as discussed further below, the tax attributes of our products may impact both the Company’s and our customers’ tax positions. As discussed further below, new tax legislation and other potential changes to the tax law may impact the Company’s tax position and the attractiveness of our products.
The United States Tax Cuts and Jobs Act of 2017 ("Tax Act of 2017") changed the taxation of businesses and individuals by lowering tax rates and broadening the tax base through the acceleration of taxable income and the deferral or elimination of certain deductions, as well as changing the system of taxation of earnings of foreign subsidiaries. The most significant changes for the Company were: (1) the reduction of the corporate tax rate from 35% to 21%; (2) revised methodologies for determining deductions for tax reserves and the DRD; and (3) an increased capitalization and amortization period for acquisition costs related to certain products.
The Inflation Reduction Act of 2022 (the “Inflation Reduction Act”), among other provisions, imposes a 15% alternative minimum tax on corporations (“CAMT”) with average applicable financial statement income over $1 billion for any three-year period ending with 2022 or later. This provision is effective in taxable years beginning after December 31, 2022. On September 12, 2024, the U.S. Department of the Treasury and the Internal Revenue Service (IRS) issued proposed regulations providing guidance on the implementation of the CAMT. The proposed regulations address various aspects of the tax, including definitions, adjustments to financial statement income, and applicable reporting requirements. In June 2025, the IRS released further guidance for determining whether a corporation is subject to the CAMT. The Company will continue to monitor regulatory updates and assess their potential effects on our tax obligations. The impact of the alternative minimum tax, if any, will vary from year to year based on the relationship of our GAAP income to our taxable income. Prudential Financial and the controlled group of corporations of which the Company is a member has determined that it is an "applicable corporation" to determine if CAMT exceeds the regular federal income tax payable. Prudential Financial has amended its Tax Allocation Agreement, which covers all insurance companies within the US consolidated tax group, to allocate all impacts of the CAMT solely to Prudential Financial. Accordingly, none of the insurance companies in the Prudential Group will be subject to any CAMT impact for reporting purposes.

U.S. federal tax law generally permits tax deferral on the inside build-up of investment value of certain retirement savings, annuities and life insurance products until there is a contract distribution and, in general, excludes from taxation the death benefit paid under a life insurance contract. The Tax Act of 2017 did not change these rules, though it is possible that some individuals with overall lower effective tax rates could be less attracted to the tax deferral aspect of the Company’s products. The general reduction in individual tax rates and elimination of certain individual deductions may also impact the Company, depending on whether current and potential customers have more or less after-tax income to save for retirement and manage their mortality and longevity risk through the purchase of the Company’s products. Congress from time to time may enact other changes to the tax law that could make our products less attractive to consumers, including legislation that would modify the tax favored treatment of retirement savings, life insurance and annuities products. Such legislation could be in the form of a direct change to the tax favored aspects of life insurance, retirement savings or annuities, or an indirect change, such as a wealth tax or mark to market tax structure, which could make holding our products less attractive.
The products we sell have different tax characteristics and, in some cases, generate tax deductions and credits for the Company. Changes in either the U.S. or foreign tax laws may negatively impact the deductions and credits available to the Company, including the ability of the Company to claim foreign tax credits with respect to taxes withheld on our investments supporting separate account products. These changes would increase the Company’s actual tax expense and reduce its consolidated net income.
The profitability of any particular product is significantly dependent on the unique characteristics of the product and our ability to continue to generate taxable income, which is taken into consideration when pricing a product and is a component of our capital management strategies. Accordingly, changes in tax law, our ability to generate taxable income, or other factors impacting the availability or value of the tax characteristics generated by our products, could impact product pricing, increase our tax expense or require us to reduce our sales of these products or implement other actions that could be disruptive to our businesses.
International and Global Regulatory Initiatives
The Group of Twenty nations ("G20"), the Financial Stability Board ("FSB") and related bodies have developed proposals to address issues such as financial group supervision, capital and solvency standards, systemic risk, corporate governance including executive compensation, climate-related financial risks, and a host of related issues. The International Association of Insurance Supervisors ("IAIS"), the global standard setting body for the insurance sector contributes to the work of G20 and FSB through the development of standards that are intended to promote effective and globally consistent supervision and maintain fair, safe and stable insurance markets. As a standard setting body, the IAIS does not have direct authority to require insurance companies to comply with the standards it develops. However, the Company and its businesses could become subject to them if they were adopted by their respective regulators, which could impact the manner in which Prudential Financial deploys its capital, structures and manages its businesses, and otherwise operates both within the U.S. and abroad.
RISK FACTORS RELATED TO OUR BUSINESS
Our financial position and operating results are subject to certain risk factors discussed below. Many of these risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them may in turn cause the emergence or exacerbate the effect of others. Such a combination could materially increase the severity of the impact of these risks on our businesses, results of operations, financial condition and liquidity. You should take these risks into consideration when reviewing our financial statements and “Appendix D - Management’s Discussion and Analysis of Financial Condition and Results of Operations” later in this prospectus.
Overview
The Company uses an integrated risk management framework to manage and oversee its risks. The Company’s risks include investment, insurance, market, liquidity, operational, and model risk as well as strategic risks that may cause the Company’s core business model to change, either through a shift in the businesses in which it is engaged or a change in execution. The Company’s strategic risks include regulatory and technological changes and other external factors. The Company's risks are further discussed below.
Investment Risk
Our investment portfolios are subject to the risk of loss due to default or deterioration in credit quality or value.
We are exposed to investment risk through our investments, which primarily consist of public and private fixed maturity securities, commercial mortgage and other loans, equity securities and alternative assets including private equity, hedge funds and real estate. We are also exposed to investment risk through a potential counterparty default.
Investment risk may result from: (1) economic conditions; (2) adverse capital market conditions, including disruptions in individual market sectors or a lack of buyers in the marketplace; (3) volatility; (4) credit spread changes; (5) benchmark interest rate changes; and (6) declines in value of underlying collateral. These factors may impact the credit quality, liquidity and value of our investments and derivatives, potentially resulting in higher capital charges and unrealized or realized losses. Also, certain investments we hold, regardless of market conditions, are relatively illiquid and our ability to promptly sell these assets for their full value may be limited. Additionally, our valuation of investments may include methodologies, inputs and assumptions which could result in changes to investment valuations that may materially impact our results of operations or financial condition.
Our investment portfolio is subject to credit risk, which is the risk that an obligor (or guarantor) is unable or unwilling to meet its contractual payment obligations on its fixed maturity security, loan or other obligations. Credit risk may manifest in an idiosyncratic manner (i.e., specific to an individual borrower or industry) or through market-wide credit cycles. Financial deterioration of the obligor increases the risk of default and may increase the capital charges required under such regimes as the NAIC RBC, or other constructs to hold the investment and in turn, potentially limit our overall capital flexibility. Credit defaults (as well as credit impairments, realized losses on credit-related sales, and increases in credit related reserves) may result in losses which adversely impact earnings, capital and our ability to appropriately match our liabilities and meet future obligations.
Our Company is subject to counterparty risk, which is the risk that the counterparty to a transaction could default or deteriorate in creditworthiness before or at the final settlement of a transaction. In the normal course of business, we enter into financial contracts to manage risks (such as derivatives to manage market risk and reinsurance treaties to manage insurance risk), improve the return on investments (such as securities lending and repurchase transactions) and provide sources of liquidity or financing (such as credit agreements, securities lending agreements and repurchase agreements). Reinsurance treaties may also be used to further strategic goals of the Company by facilitating the acquisition or divestiture of a block of business if an entity purchase or sale is not practical. These transactions expose the Company to counterparty risk. Counterparties include commercial banks, investment banks, broker-dealers and insurance and reinsurance companies. In the event of a counterparty deterioration or default, the magnitude of the losses (e.g., replacement costs) will depend on current market conditions and the feasibility (dependent on the complexity) and time requirement of entering a replacement transaction with a new counterparty. Highly bespoke transactions (e.g., strategic reinsurance) may not be replicable with any degree of certainty, possibly causing us to recapture liabilities and reestablish or strengthen reserves and capital, which could reduce capital flexibility. Losses are likely to be higher under stressed conditions.
Our investment portfolio is subject to equity risk, which is the risk of loss due to deterioration in market value of public equity or alternative assets. We include public equity and alternative assets (including private equity, hedge funds and real estate) in our portfolio constructions, as these asset classes can provide returns over longer periods of time, aligning with the long-term nature of certain of our liabilities. Public equity and alternative assets have varying degrees of price transparency. Equities traded on stock exchanges (public equities) have significant price transparency, as transactions are often required to be disclosed publicly. Assets with less price transparency include private equity (joint ventures/limited partnerships) and direct real estate. As these investments typically do not trade on public markets and indications of realizable market value may not be readily available, valuations can be infrequent and/or more volatile. A sustained decline in public equity and alternative markets may reduce the returns earned by our investment portfolio through lower-than-expected dividend income, property operating income, and capital gains, thereby adversely impacting earnings, capital, and product pricing assumptions. These assets may also produce volatility in earnings as a result of uneven distributions on the underlying investments.
Insurance Risk
We have significant liabilities for policyholders' benefits which are subject to insurance risk. Insurance risk is the risk that actual experience deviates adversely from our insurance assumptions, including mortality, morbidity, and policyholder behavior assumptions. We provide a variety of insurance products, on both an individual and group basis, that are designed to help customers protect against a variety of financial uncertainties. Our insurance products protect customers against their potential risk of loss by transferring those risks to the Company, where those risks can be managed more efficiently through pooling and diversification over a larger number of independent exposures. During this transfer process, we assume the risk that actual losses experienced in our insurance products deviates significantly from what we expect. More specifically, insurance risk is concerned with the deviations that impact our future liabilities. Our profitability may decline if mortality experience, morbidity experience or policyholder behavior experience differ significantly from our expectations when we price our products. In addition, if we experience higher-than-expected surrenders, withdrawals or claims, our liquidity position may be adversely impacted, and we may incur losses on investments if we are required to sell assets in order to fund surrenders, withdrawals or claims. If it is necessary to sell assets at a loss, our results of operations and financial condition could be adversely impacted.
Certain of our insurance products are subject to mortality risk, which is the risk that actual deaths experienced deviate adversely from our expectations. Mortality risk is a biometric risk that can manifest in the following ways:
•Mortality calamity is the risk that mortality rates in a single year deviate adversely from what is expected as the result of pandemics, natural or man-made disasters, military actions or terrorism. A mortality calamity event will reduce our earnings and capital and we may be forced to liquidate assets before maturity in order to pay the excess claims. Mortality calamity risk is more pronounced in respect of specific geographic areas (including major metropolitan centers, where we have concentrations of customers, including under group and individual life insurance, concentrations of employees or significant operations,) and in respect of countries and regions in which we operate that are subject to a greater potential threat of military action or conflict. Ultimate losses would depend on several factors, including the rates of mortality and morbidity among various segments of the insured population, the collectability of reinsurance, the possible macroeconomic effects on our investment portfolio, the effect on lapses and surrenders of existing policies, as well as sales of new policies and other variables.
•Mortality trend is the risk that mortality improvements in the future deviate adversely from what is expected. Mortality trend is a long-term risk that could emerge gradually over time. Longevity products, such as annuities, experience adverse impacts due to higher-than-expected mortality improvement. Mortality products, such as life insurance, experience adverse impacts due to lower-than-expected mortality improvement. If this risk were to emerge, the Company would update assumptions used to calculate reserves for in-force business, which may result in additional assets needed to meet the higher expected annuity claims or earlier expected life claims. An increase in reserves due to revised assumptions has an immediate impact on our results of operations and financial condition; however, economically the impact is generally long-term as the excess outflow is paid over time.

•Mortality base is the risk that actual base mortality deviates adversely from what is expected in pricing and valuing our products. Base mortality risk can arise from a lack of credible data on which to base the assumptions.
Certain of our insurance products are subject to policyholder behavior risk, which is the risk that actual policyholder behavior deviates adversely from what is expected.
•Lapse calamity is the risk that lapse rates over the short-term deviate adversely from what is expected, for example, surrenders of certain insurance products may increase following a downgrade of our financial strength ratings or adverse publicity. Only certain products are exposed to this risk. Products that offer a cash surrender value that resides in the general account, such as non-participating whole life products, could pose a potential short-term lapse calamity risk. Surrender of these products can impact liquidity, and it may be necessary in certain market conditions to sell assets to meet surrender demands. Lapse calamity can also impact our earnings and capital through its impact on estimated future profits.
•Policyholder behavior risk is the risk that the behavior of our customers or policyholders deviates adversely from what is expected. Policyholder behavior risk arises through product features which provide some degree of choice or flexibility for the policyholder, which can impact the amount and/or timing of claims. Such choices include surrender, lapse, partial withdrawal, policy loan, utilization, and premium payment rates for contracts with flexible premiums. While some behavior is driven by macro factors such as market movements, policyholder behavior at a fundamental level is driven primarily by policyholders’ individual needs, which may differ significantly from product to product depending on many factors including the features offered, the approach taken to market each product, and competitor pricing. For example, persistency (the probability that a policy or contract will remain in force) within our annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of our variable annuity products being higher than current account values in light of poor market performance as well as other factors. Many of our products also provide our customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of our variable annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first withdrawal. Results may vary based on differences between actual and expected benefit utilization. We may also be impacted by customers seeking to sell their benefits. In particular, the development of a secondary market for life insurance, including life settlements or “viaticals” and investor owned life insurance, and third-party investor strategies in our annuities business, could adversely affect the profitability of existing business and our pricing assumptions for new business. Policyholder behavior risk is generally a long-term risk that emerges over time. An increase in reserves due to revised assumptions has an immediate impact on our results of operations and financial condition; however, from an economic or cash flow perspective, the impact is generally long-term as the excess outflow is paid over time.
Our ability to reprice products is limited, and may not compensate for deviations from our expected insurance assumptions. Although some of our products permit us to increase premiums or adjust other charges and credits during the life of the policy or contract, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. Many of our products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy or contract. Even if permitted under the policy or contract, other factors may impact our decision whether to raise premiums or adjust other charges sufficiently, or at all. Accordingly, significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products.
We rely on data, technology, and intellectual property from third parties to administer our products, the unavailability or inaccuracy of which could disrupt our business. We use data, technology and intellectual property licensed from unaffiliated third parties in certain of our products and we may license additional third-party data, technology and intellectual property in the future. Any errors, delays or defects in this third-party data, technology and intellectual property could result in errors that could harm our brand and business. In addition, licensed data, technology and intellectual property may not continue to be available on commercially reasonable terms, or at all. If data providers were to terminate their relationship with us or experience operational disruptions, our ability to administer our products could be impacted. If a third party were to refuse to license its proprietary information to us on the same terms that it offers to our competitors or enter into exclusive contracts with our competitors, we could be at a competitive disadvantage. Disputes may arise between us and our licensors regarding the data, technology and intellectual property licensed to us under any license agreement, such as the scope of rights granted under the license, our compliance with our obligations under the license agreement, whether and the extent to which there has been infringement on intellectual property rights. Any of these could result in reputational and operational harm to our business.
Market Risk
The profitability of many of our insurance and annuity products are subject to market risk. Market risk is the risk of loss from changes in interest rates and equity prices.
The profitability of many of our insurance and annuity products depends in part on the value of the separate accounts supporting these products, which can fluctuate substantially depending on market conditions.
Derivative instruments that we use to hedge and manage interest rate and equity market risks associated with our products and businesses, and other risks might not perform as intended or expected resulting in higher-than-expected realized losses and stresses on liquidity and/or regulatory capital. Market conditions can limit availability of hedging instruments, require us to post additional collateral, and further increase the cost of executing product related hedges and such costs may not be recovered in the pricing of the underlying products being hedged.
Market risk may limit opportunities for investment of available funds at desired returns, including due to the prevailing interest rate environment, or other factors, with possible negative impacts on our overall results. Limited opportunities for attractive investments may lead to holding cash for long periods of time and an increased use of derivatives for duration management and other portfolio management purposes. The increased use of derivatives or portfolio rebalancing may increase the volatility of our U.S. GAAP results and our statutory capital.
Our investments, results of operations and financial condition may also be adversely affected by developments in the global economy, and in the U.S. economy (including as a result of an extended government shutdown, actions by the Federal Reserve with respect to interest rate and monetary policy, and adverse political developments). Global or U.S. economic activity and financial markets may in turn be negatively affected by adverse developments or conditions in specific geographical regions. In recent years, the financial markets have experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment.
For a discussion of the impact of changes in market conditions on our financial condition see “Quantitative and Qualitative Disclosures About Market Risk" in "Appendix D".
Our insurance and annuity products, and our investment returns, are subject to interest rate risk, which is the risk of loss arising from asset/liability duration mismatches within our general account investments. The risk of mismatch in asset/liability duration is mainly driven by the specific dynamics of product liabilities. Some product liabilities are expected to have only modest risk related to interest rates because cash flows can be matched by available assets; however, other product liabilities generate long-term cash flows (i.e., 30 years or more), resulting in significant interest rate risk, since these cash flows cannot be matched by assets for sale in the marketplace, exposing the Company to future reinvestment risk. In addition, certain of our products provide for recurring premiums which may be invested at interest rates lower than the rates included in our pricing assumptions. Market-sensitive cash flows exist with other product liabilities including products whose cash flows can be linked to market performance through secondary guarantees, minimum crediting rates, and/or changes in insurance assumptions.
Our exposure to interest rates can manifest over years as in the case of earnings compression or in the short term by creating volatility in both earnings and capital. For example, some of our products expose us to the risk that changes in interest rates will reduce the spread between the amounts that we are required to pay under contracts and the rate of return we are able to earn on our general account investments supporting these contracts. When interest rates decline or remain low, we must invest in lower-yielding instruments, potentially reducing net investment income and constraining our ability to offer certain products. This risk is increased as more policyholders may retain their policies in a low rate environment. Since many of our policies and contracts have guaranteed minimum crediting rates or limit the resetting of crediting rates, the spreads could decrease or go negative.
Alternatively, when interest rates rise, we may not be able to replace the assets in our general account with the higher-yielding assets as quickly as needed to fund the higher crediting rates necessary to keep these products and contracts competitive. It is possible that fewer policyholders may retain their policies and annuity contracts as they pursue higher crediting rates, which could expose the Company to losses and liquidity stress.
Our mitigation efforts with respect to interest rate risk are primarily focused on maintaining an investment portfolio with diversified maturities that has a key rate duration profile that is approximately equal to the key rate duration profile of our liability and surplus benchmarks; however, these benchmarks are based on estimates of the liability cash flow profiles which are complex and could be inaccurate, especially when markets are volatile. In addition, there are practical and capital market limitations on our ability to accomplish this matching. Due to these and other factors we may need to liquidate investments prior to maturity at a loss in order to satisfy liabilities or be forced to reinvest funds in a lower rate environment.
Guarantees within certain of our products, in particular our variable annuities and to a lesser extent certain individual life products, are market sensitive and may decrease our earnings or increase the volatility of our results of operations or financial position. Certain of our products, particularly our variable annuity products, include guarantees of minimum surrender values or income streams for stated periods or for life, which may be in excess of account values. Certain of our products, particularly our variable annuity and variable life products, include minimum death benefits or “no-lapse guarantees” that guarantee a death benefit as long as the “no-lapse guarantee” premium is paid. Certain of our products, particularly certain index-linked annuity and individual life products, include interest crediting guarantees based on the performance of an index. Downturns in equity markets, increased equity volatility, increased credit spreads, or (as discussed above) reduced interest rates could result in an increase in the valuation of liabilities associated with such guarantees, resulting in increases in reserves and reductions in net income. We use a variety of hedging and risk management strategies, including product features, to mitigate these risks in part and we may periodically change our strategies over time. These strategies may, however, not be fully effective. In addition, we may be unable or may choose not to fully hedge these risks. Hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Hedging instruments also may not change in value correspondingly with associated liabilities due to equity market or interest rate conditions, non-performance risk or other reasons. We may choose to hedge these risks on a basis that does not correspond to their anticipated or actual impact upon our results of operations or financial position under U.S. GAAP. Changes from period to period in the valuation of these policy benefits, and in the amount of our obligations effectively hedged, will result in volatility in our results of operations and financial position under U.S. GAAP and our statutory capital levels. Estimates and assumptions we make in connection with hedging activities may fail to reflect or correspond to our actual long-term exposure from our guarantees. Further, the risk of increases in the costs of our guarantees not covered by our hedging and other capital and risk management strategies may become more significant due to changes in policyholder behavior driven by market conditions or other factors. The above factors, individually or collectively, may have a material adverse effect on our results of operations, financial condition or liquidity.

Our valuation of the liabilities for the minimum benefits contained in many of our variable annuity products requires us to consider the market perception of our risk of non-performance, and a decrease in our own credit spreads resulting from ratings upgrades or other events or market conditions could cause the recorded value of these liabilities to increase, which in turn could adversely affect our results of operations and financial position.
We are subject to counterparty risk associated with reinsurance transactions. To mitigate this risk, we may use coinsurance with funds withheld or modified coinsurance. With these reinsurance arrangements, we retain assets on our balance sheet whose related investment performance accrues to third-party reinsurers. The composition of these assets is subject to investment guidelines specific to the reinsurance treaties and may differ from those we would normally invest in. Under GAAP, funds withheld and modified coinsurance reinsurance most often create embedded derivatives for the ceding company and the reinsurer, which are measured at fair value. The valuation of these embedded derivatives is sensitive to market factors, including credit spreads of the assets held by the ceding insurer, and can generate significant volatility in net income depending on market conditions. Changes in the fair value of embedded derivatives are included in “Realized investment gains (losses), net” on the Consolidated Statements of Operations, whereas changes in the fair value of assets are recorded primarily in “Accumulated other comprehensive income”.
Liquidity Risk
As a financial services company, we are exposed to liquidity risk, which is the risk that the Company is unable to meet near-term obligations as they come due.
Liquidity risk is a manifestation of events that are driven by other risk types (market, insurance, investment, operational). A liquidity shortfall may arise in the event of insufficient funding sources or an immediate and significant need for cash or collateral. In addition, it is possible that expected liquidity sources may be unavailable or inadequate to satisfy the liquidity demands described below.
The Company has four primary sources of liquidity exposure and associated drivers that trigger material liquidity demand. Those sources are:
•Derivative collateral market exposure: Abrupt changes to interest rate, equity, and/or currency markets may increase collateral requirements to counterparties and create liquidity risk for the Company.
•Asset liability mismatch: There are liquidity risks associated with liabilities coming due prior to the matching asset cash flows. Structural maturities mismatch can occur in activities such as securities lending, where the liabilities are effectively overnight open transactions used to fund longer term assets.
•Wholesale funding: We depend upon the financial markets for funding. These sources might not be available during times of stress, or may only be available on unfavorable terms, which can result in a decrease in our profitability and a significant reduction in our financial flexibility.
•Insurance cash flows: We face potential liquidity risks from unexpected cash demands due to severe mortality calamity, customer withdrawals or lapse events. If such events were to occur, the Company may face unexpectedly high levels of claim payments to policyholders.
Operational Risk
Our operations are exposed to the risk of loss resulting from inadequate or failed processes or systems, human error or misconduct, and as a result of external events.
An operational risk failure may result in one or more actual or potential impacts to the Company. Operational risk may be elevated as a result of significant changes to how the Company operates, including organizational changes and transformation efforts underway that increase execution risk.
Operational Risk Types
•People - Internal fraud, breaches of employment law, unauthorized activities; loss or lack of key personnel, inadequate training; inadequate supervision.
•Processes - Processing failure; failure to safeguard or retain documents/records; errors in valuation/pricing models and processes; project management or execution failures; improper sales practices; improper administration of our products.
•Technology - Failures during the development and implementation of new systems; systems failures.
•External Events - External crime; cyber-attack; outsourcing risk; vendor risk; natural and other disasters; changes in laws/regulations.
•Legal and Regulatory - Legal and regulatory compliance failures.
Potential Impacts
•Financial losses - The Company experiences a financial loss. This loss may originate from various causes including, but not limited to, transaction processing errors and fraud.

•Client service impacts - The Company may not be able to service customers. This may result if the Company is unable to continue operations during a business continuation event or if systems are compromised due to malware or virus.
•Regulatory fines or sanctions - When the Company fails to comply with applicable laws or regulations, regulatory fines or sanctions may be imposed. In addition, possible restrictions on business activities may result.
•Legal actions - Failure to comply with laws and regulations also exposes the Company to litigation risk. This may also result in financial losses.
•Reputational harm - Failure to meet regulator, customer, investor and other stakeholder expectations may cause reputational harm.
Key Enterprise Operational Risks - Key enterprise operational risks include, among others, the following:
We are subject to business continuation risk, which is the risk that our operations, systems or data, or those of third- parties on whom we rely, may be disrupted. We may experience a disruption in business continuity as a result of, among other things, the following:
•Severe pandemic, epidemic, or other public health crises, either naturally occurring or resulting from intentionally manipulated pathogens;
•Geo-political risks, including armed conflict and civil unrest;
•Terrorist events;
•Significant natural or accidental disasters;
•Cyber-attacks, both systemic (e.g., affecting the internet, cloud services, and/or other financial services industry infrastructure) and targeted (e.g., failures in or breach of our systems or that of third-parties on whom we rely);
•Insider threats;
•Physical infrastructure outages; and
•Workforce unavailability resulting from any of the above events, among others.
We depend heavily on our telecommunication, information technology and other operational systems and on the integrity and continuing availability of data we use to run our businesses and service our customers. These systems, and any available backups, may fail to operate properly or become disabled as a result of events or circumstances wholly or partly beyond our control.
Further, we face the risk of operational and technology failures experienced by others, including clearing agents, exchanges and other financial intermediaries and vendors and other third-parties to which we outsource the provision of services or business operations.
We, or third-parties on whom we rely, may not adequately maintain information security. There continues to be significant and increased cyber-attack activity against businesses, including but not limited to Prudential and others in the financial services sector and no organization, regardless of measures implemented to safeguard the systems and detect threats, is fully immune to cyber-attacks. Our cybersecurity risk remains heightened because of, among other things, the rapidly evolving nature and pervasiveness of cyber threats, our brand and reputation, our size and scale, our geographic presence and our role in the financial services industry and the broader economy. Risks related to cyber-attack arise in various areas, including:
•Protecting sensitive information is a constant need; however, some risks cannot be fully mitigated using administrative, technological, or physical controls, or otherwise.
•Employees, customers, third-party service providers on whom we rely, or other users of our systems continue to be a key avenue for malicious external parties to gain access to our network, systems, data, or that of our customers. Many attacks leverage social engineering schemes (such as phishing, vishing, or smishing) to coax an internal user to click on a malicious attachment or link to introduce malware into companies’ systems or steal the user’s username and password. Such social engineering schemes are becoming increasingly sophisticated and may involve emerging technologies such as deepfakes. Senior-level executives are increasingly becoming the targets of such attacks. Fraudulent schemes to solicit information via call centers, remote help desks and interactive voice response systems continue to increase in both volume and sophistication.
•Cyber-attacks involving the encryption and/or threat to disclose personal or confidential information (i.e., ransomware) or disruptions of communications (i.e., denial of service) for the purposes of, among other things, extortion or other motives persist and are on the rise.
•Financial services companies and their third-party service providers (including their downstream service providers) are increasingly being targeted by hackers and fraudulent actors seeking to monetize personal or confidential information to extort money, or for other malicious purposes. Such campaigns have targeted online applications and services.
•Rapidly-evolving artificial intelligence technologies have been leveraged by threat actors to make cyber-attacks more effective and efficient.
•Nation-state sponsored or affiliated organizations, or politically motivated actors, are engaged in cyber-attacks, not only for monetization purposes, but also to gain information about foreign citizens, businesses and governments, or to influence or cause disruptions in commerce or political affairs. In light of recent geopolitical events, including conflicts in Europe and the Middle East, state-sponsored or affiliated parties and/or their supporters may launch retaliatory cyber-attacks, and may attempt to cause supply chain and other third-party service provider disruptions, or take other geopolitically motivated retaliatory actions that may disrupt our business operations, and/or result in the compromise of our systems or data.
•Increasingly, malicious actors can be in companies’ systems for an extended period of time before being detected. Even if the malicious actors are discovered quickly, it could take considerable additional time for us to determine the scope of compromise, and the extent, amount, and type of information compromised, if any, and to fully contain the malicious actors, remediate and recover.
•Employees, third-party service providers or other individuals purportedly acting on behalf of the Company may fail (as a result of human error or misconduct) to comply with applicable policies and procedures, and/or circumvent controls or safeguards for unauthorized purposes. Our increased adoption of remote working increases these risks, as our interaction with employees and external service providers occur on information systems, networks and environments over which we have less control and which may be more difficult to monitor.
•We rely on third-parties to provide services, as described further below. While we maintain certain standards for all vendors that provide us services, our vendors, and in turn, their own service providers, have become subject to security breaches, including as a result of their failure to perform in accordance with their contractual obligations.
•Hardware, software or applications developed by, obtained from, or implemented in accordance with specifications provided by third-parties may contain vulnerabilities in design, maintenance or manufacturing that could be exploited to compromise the Company’s information security.
•Continuing use of remote or flexible work arrangements, including remote access tools and mobile technology (including use of personal devices), have expanded potential attack surfaces.
•The proliferation of third-party financial data aggregators and emerging technologies, including the development and use of artificial intelligence, increase our information security risks and exposure.
The development and adoption of artificial intelligence ("AI"), including generative artificial intelligence (“Generative AI”), and its use and anticipated use by us or by third-parties on whom we rely, may increase the operational risks discussed above or create new operational risks that we are not currently anticipating. AI technologies offer potential benefits in areas such as customer service personalization and process automation, and we expect to use AI and Generative AI to help deliver products and services and support critical functions. We also expect third-parties on whom we rely to do the same. There are significant risks involved in developing and deploying AI and there can be no assurance that the usage of AI will enhance our products or services or be beneficial to our business, including our efficiency or profitability. AI and Generative AI may be misused by us or by such third-parties, and that risk is increased by the relative newness of the technology, the speed at which it is being adopted, and the lack of laws, regulations or standards governing its use. Such misuse could expose the Company to legal or regulatory risk, damage customer relationships or cause reputational harm. Further, our ability to continue to develop and efficiently deploy AI technologies depends on access to specific third-party equipment and other physical infrastructure, such as processing hardware and network capacity, as to which we cannot control the availability or pricing, especially in a highly competitive environment. Our competitors may also adopt AI or Generative AI more quickly or more effectively than we do, which could cause competitive harm. Because the Generative AI technology is so new, some of the potential risks of Generative AI are currently unknowable, however, specific risks relating to AI and Generative AI could include, among others:
•Reputational Damage: Malicious actors could use AI to create deepfakes of the Company's executives or manipulate financial documents, leading to loss of customer trust and significant reputational damage. Moreover, the use of AI trained on inaccurate data sets could result in inaccurate or biased decisions. In addition, public and regulatory focus on ethical use and data privacy concerns regarding AI could result in reputational damage if we fail, or are perceived to fail, to align with societal expectations or regulatory standards relating to the use of AI.
•Fraudulent Activity: AI could be used to create forged documents or impersonate individuals to commit financial fraud, leading to financial losses and regulatory scrutiny.
•Misinformation and Disinformation: The ability to generate realistic and convincing synthetic media could be used to spread misinformation and disinformation, impacting public opinion and undermining trust in the financial system.
•Privacy Concerns: AI could be used to create synthetic identities or manipulate personal data, raising privacy concerns related to data breaches and other potential violations of consumer rights and data protection regulations.
•Cybersecurity Threats: AI could be used to create sophisticated phishing attacks or bypass security measures, increasing the risk of cyberattacks and data breaches.
We, or third-parties on whom we rely, may not adequately ensure the integrity, confidentiality, or availability of personal and confidential information. In the course of our ordinary business, we collect, store and disclose to various third-parties (e.g., service providers, reinsurers, etc.) substantial amounts of personal and confidential information, including in some instances sensitive personal information, including health-related information. We are subject to the risk that the integrity, confidentiality, or availability of this information may be compromised, including as a result of an information security breach described above, or that such events occurring at third-parties may not be disclosed to us in a timely manner. And we may have insufficient recourse against such third-parties from which such breaches originate. We have experienced cybersecurity events resulting in, among other things the compromise of personal and confidential information, including sensitive health information, of our customers and other stakeholders.
We may incur significant costs and other negative consequences resulting from cyber-attacks or other information security breaches. Any compromise or perceived compromise of the security of our systems or data or that of one of our vendors could damage our reputation, cause the deterioration or termination of relationships with among others, customers, distributors, government-run health insurance exchanges, marketing partners and insurance carriers, reduce demand for our services, result in the loss of business opportunities, and subject us to significant liability and expense as well as regulatory action, penalties and lawsuits, which would harm our business, operating results and financial condition. We may also incur significant costs in connection with our response, recovery, remediation, modification of protective measures, and compliance efforts, including costs associated with mitigating the impact of any errors, interruptions, delays or cessations of service. Additionally, our failure to timely or accurately communicate cyber incidents to relevant parties could result in regulatory, operational and reputational risk. To the extent we maintain cyber insurance, liabilities or losses arising from certain cyber incidents may not be covered or fully covered under such policies, including if our insurer denies coverage as to any particular claim in the future, and may not take into account reputational damage, the costs of which are impossible to quantify, and the amount of insurance may not be adequate. In addition, our insurance coverage with respect to cyber incidents may increase in cost or cease to be available on commercially reasonable terms, or at all, in the future.
Third-parties (outsourcing providers, vendors and suppliers and joint venture partners) present added operational risk to our enterprise. The Company's business model relies heavily on the use of third-parties to deliver contracted services in a broad range of areas. This presents the risk that the Company is unable to meet legal, regulatory, financial or customer obligations because third-parties fail to deliver contracted services, or that the Company is exposed to reputational damage because third-parties operate in a poorly controlled manner. We use affiliates and third-party vendors located outside the U.S. to provide certain services and functions, which also exposes us to business disruptions and political risks as a result of risks inherent in conducting business outside of the United States. In our investments in which we hold a minority interest, or that are managed by third-parties, we lack management and operational control over operations, which may subject us to additional operational, compliance and legal risks and prevent us from taking or causing to be taken actions to protect or increase the value of those investments. In those jurisdictions where we are constrained by law from owning a majority interest in jointly owned operations, our remedies in the event of a breach by a joint venture partner may be limited (e.g., we may have no ability to exercise a “call” option).
Affiliate and third-party distributors of our products present added regulatory, competitive and other risks to our enterprise. Our products are sold primarily through captive/affiliated distributors and third-party distributing firms. Our captive/affiliated distributors are made up of sales personnel who are generally compensated based on commissions. The third-party distributing firms are rarely dedicated to us exclusively and may frequently recommend and/or market products of our competitors. Accordingly, we must compete for their services. Our sales could be adversely affected if we are unable to attract, retain or motivate third-party distributing firms or if we do not adequately provide support, training, compensation, and education to this sales network regarding our products, or if our products are not competitive and not appropriately aligned with consumer needs. While third-party distributing firms have an independent regulatory accountability, regulators have been clear with expectations that product manufacturers retain significant sales practices accountability.
The Company and our distributors are subject to rules regarding the standard of care applicable to sales of our products and the provision of advice to our customers, and in recent years many of these rules have been revised or re-examined. In addition, there have been a number of investigations regarding the marketing practices of brokers and agents selling annuity and insurance products and the payments they receive. Furthermore, sales practices and investor protection have increasingly become areas of focus in regulatory examinations. These investigations and examinations have resulted in enforcement actions against us and companies in our industry and brokers and agents marketing and selling those companies’ products. Enforcement actions could result in penalties and the imposition of corrective action plans and/or changes to industry practices, which could adversely affect our ability to market our products. If our products are distributed in an inappropriate manner, or to customers for whom they are unsuitable, or distributors of our products otherwise engage in misconduct, we may suffer reputational and other harm to our business and be subject to regulatory action, penalties or damages. Our business may also be harmed if captive/affiliate distributors engage in inappropriate conduct in connection with the sale of third-party products.
Many of our distribution personnel are independent contractors or franchisees. From time to time, their status has been challenged in courts and by government agencies, and various legislative or regulatory proposals have been introduced addressing the criteria for determining the status of independent contractors’ classification as employees for, among other things, employment tax purposes or other employment benefits. The costs associated with potential changes with respect to these independent contractor and franchisee classifications have impacted our results previously and could have a material adverse effect on our business in the future.
Although we distribute our products through a wide variety of distribution channels, we do maintain relationships with certain key distributors. We periodically negotiate the terms of these relationships, and there can be no assurance that such terms will remain acceptable to us or such third-parties. An interruption in certain key relationships could materially affect our ability to market our products and could have a material adverse effect on our business, operating results and financial condition. Distributors may elect to reduce or terminate their distribution relationships with us, including for such reasons as adverse developments in our business, competitiveness of product offerings, adverse rating agency actions or concerns about market-related risks. We are also at risk that key distribution partners may merge, change their business models in ways that affect how our products are sold, or terminate their distribution contracts with us, or that new distribution channels could emerge and adversely impact the effectiveness of our distribution efforts. An increase in bank and broker-dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market products through these channels. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us. Finally, we also may be challenged by new technologies and marketplace entrants that could interfere with our existing relationships.
Model Risk
As a financial services company, we are exposed to model risk, which is the risk of financial loss or reputational damage or adverse regulatory impacts caused by model errors or limitations, incorrect implementation of models, or misuse of or overreliance upon models. Models are utilized by our businesses and corporate areas primarily to project future cash flows associated with pricing products, calculating reserves and valuing assets, as well as in evaluating risk and determining capital requirements, among other uses. Because models are used across the Company, model risk impacts all risk types. As our businesses continue to grow and evolve, the number and complexity of models we utilize expands, increasing our exposure to error in the design, implementation or use of models, including the associated input data and assumptions. Furthermore, model risk will be elevated during periods of transformation or due to new or changing laws or regulations.
Strategic Risk
We are subject to the risk of events that can cause our fundamental business model to change, either through a shift in the businesses in which we are engaged or a change in our execution. In addition, other risks may become strategic risks. For example, we have considered and must continue to consider the impact of the interest rate environment on new product development and continued sales of interest sensitive products.
Changes in the regulatory landscape may be unsettling to our business model. New laws and regulations are being considered in the U.S. and our other countries of operation at an increasing pace, as there has been greater scrutiny on financial regulation over the past several years. In addition, changes in policies under presidential executive orders have raised significant legal, regulatory and tax uncertainties. Proposed or unforeseen changes in law or regulation, or changes in the way existing laws or regulations are interpreted or enforced, may adversely impact our business. See “Regulation” for a discussion of certain recently enacted and pending proposals by international, federal and state regulatory authorities and their potential impact on our business, including in the following areas:
•Financial sector regulatory reform.
•U.S. federal, state and local tax laws, including CAMT.
•U.S. federal securities laws.
•Fiduciary rules and other standards of care.
•Our regulation under U.S. state insurance laws and developments regarding group-wide supervision and capital standards, accounting rules, RBC factors for invested assets and reserves for life insurance, variable annuities and other products.
•Privacy, data, artificial intelligence and cybersecurity regulation.
Changes in accounting rules applicable to our business may also have an adverse impact on our results of operations or financial condition. For a discussion of accounting pronouncements and their potential impact on our business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Changes in technology and other external factors may be unsettling to our business model. We believe the following aspects of technological and other changes would significantly impact our business model. There may be other unforeseen changes in technology and the external environment, including the regulatory response to technological change, which may have a significant impact on our business model.
•Interaction with customers. Technology is moving rapidly and as it does, it puts pressure on existing business models. Some of the changes we can anticipate are increased choices about how customers want to interact with the Company or how they want the Company to interact with them. Evolving customer preferences and changing privacy regulations may drive a need to redesign products and change the way we interact with customers. Our distribution channels may change to become more automated, at the place and time of the customer’s choosing. Such changes clearly have the potential to disrupt our business model.
•Investment Portfolio. Technology may have a significant impact on the companies in which the Company invests. For example, environmental concerns spur scientific inquiry which may reposition the relative attractiveness of wind or sun power over oil and gas. The transportation industry may favor alternative modes of conveyance of goods which may shift trucking or air transport out of favor. Consumers may change their purchasing behavior to favor online activity which would change the role of malls and retail properties.
•Medical Advances. The Company is exposed to the impact of medical advances. The unequal availability of detailed information (e.g., genetic testing) to consumers and insurers can create asymmetrical information and create anti-election risks. Also, technologies that extend lives will challenge our actuarial assumptions particularly related to mortality and longevity risk.
The following items are examples of other factors which could have a meaningful impact on our business.
•A downgrade in our financial strength or credit ratings could potentially, among other things, adversely impact our business prospects, results of operations, financial condition and liquidity. We cannot predict what additional actions rating agencies may take, or what actions we may take in response to the actions of rating agencies, which could adversely affect our business. Our ratings could be downgraded at any time and without notice by any rating agency. Credit rating agencies continually review their methodologies, including capital and earnings assessment models, as well as their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industry as a whole and may change our credit rating based on their overall view of our industry. In addition, a sovereign downgrade could result in a downgrade of Pruco Life.
•The changing competitive landscape may adversely affect the Company. In our business we face intense competition from insurance companies and diversified financial institutions, both for the ultimate customers for our products and, in many businesses, for distribution through non-affiliated distribution channels. Technological advances, changing customer expectations, including related to digital offerings, access to customer data or other changes in the marketplace may present opportunities for new or smaller companies without established products or distribution channels to meet consumers’ increased expectations more efficiently than us. Fintech and insurtech companies and companies in other industries with greater access to customers and data have the potential to disrupt industries globally, and many participants have been partially funded by industry players.
•Climate change may increase the severity and frequency of calamities, or adversely affect our investment portfolio or investor sentiment. Climate change may increase the frequency and severity of weather-related disasters and pandemics. In addition, climate change regulation may affect the prospects of companies and other entities whose securities we hold, or our willingness to continue to hold their securities. It may also impact other counterparties, including reinsurers, and affect the value of investments. We cannot predict the long-term impacts on us from climate change or related regulation. Climate change may also influence investor sentiment with respect to the Company and investments in our portfolio.
•We may fail to meet expectations relating to environmental, social, and governance standards and practices. Certain existing or potential investors, customers and regulators evaluate our business or other practices according to a variety of environmental, social and governance (“ESG”) standards and expectations. Certain of our regulators have proposed or adopted, or may propose or adopt, ESG rules or standards that would apply to our business. Our practices may be judged by ESG standards that are continually evolving and not always clear. Prevailing ESG standards and expectations may also reflect contrasting or conflicting values or agendas. We may fail to meet our commitments or targets, and our policies and processes to evaluate and manage ESG standards in coordination with other business priorities may not be completely effective or satisfy investors, customers, regulators, or others. We may face adverse regulatory, investor, customer, media, or public scrutiny leading to business, reputational, or legal challenges.
•Market conditions and other factors may adversely impact product sales or increase expenses. Examples include:
◦A change in market conditions, such as higher inflation and higher interest rates, could cause a change in consumer sentiment and behavior adversely affecting sales and persistency of our savings and protection products. Conversely, low inflation and low interest rates could cause persistency of these products to vary from that anticipated and adversely affect profitability. Similarly, changing economic conditions and unfavorable public perception of financial institutions can influence customer behavior, including increasing claims or surrenders in certain products.
◦Lapses and surrenders of certain insurance products may increase if a market downturn, increased market volatility or other market conditions result in customers becoming dissatisfied with their investments or products.
•Our reputation may be adversely impacted if any of the risks described in this section are realized. Reputational risk could manifest from any of the risks as identified in the Company’s risk identification process. Failure to effectively manage risks across a broad range of risk issues exposes the Company to reputational harm. If the Company were to suffer a significant loss in reputation, both policyholders and counterparties could seek to exit existing relationships. Additionally, large changes in credit worthiness, especially credit ratings, could impact access to funding markets while creating additional collateral requirements for existing relationships. The mismanagement of any such risks may potentially damage our reputational asset. Our business is anchored in the strength of our brand, our alignment to our values, and our proven commitment to keep our promises to our customers. Any negative public perception, founded or otherwise, can be widely and rapidly shared over social media or other means, and could cause damage to our reputation.
•Prudential Financial may be unable to attract and retain key personnel. Prudential Financial provides us with personnel pursuant to an expense charge and allocation agreement. Strong competition exists for qualified personnel with demonstrated abilities. If Prudential Financial is unable to attract and retain key personnel, our financial results and ability to compete could be adversely affected.

DIRECTORS AND EXECUTIVE OFFICERS
The directors and executive officers of Pruco Life are as follows:

Name	Age (as of 5/1/2026)	Position
Reshma V. Abraham	47	Director and Vice President
Markus Coombs	50	Director, Vice President, Chief Financial Officer, and Chief Accounting Officer
Alan M. Finkelstein	55	Director and Treasurer
Scott E. Gaul	50	Director and Vice President
Bradley O. Harris	56	Director
Salene Hitchcock-Gear	62	Director
Matthew Silver	42	Senior Vice President, Chief Actuary and Appointed Actuary
Dylan J. Tyson	53	Director, President, and Chief Executive Officer
Amy M. Woltman	52	Vice President, Chief Legal Officer, and Secretary
Reshma V. Abraham has served as Director since April 1, 2025, and Vice President since March 19, 2025. She has been employed by Prudential Financial since November 2014 and currently holds the title of Vice President, Finance. Previously, she served as Vice President, Actuary of New York Life from May 2009 to November 2014, and Associate Actuary of AXA Equitable from August 2000 to May 2009. She received her B.S. degree from Tufts University. She brings to the board vast finance and actuarial experience, qualifications and skills that led to selection for the board.
Markus Coombs has served as Director since February 19, 2020, Vice President since March 4, 2020, and Chief Accounting Officer and Chief Financial Officer since April 1, 2025. He has been employed by Prudential Financial since January 2016 and currently holds the title of Vice President, Finance. Previously, he served as Senior Vice President of AIG from February 2013 to January 2016, Actuary of AXA Equitable from June 2007 to February 2013, and Actuary of Axa Life UK from June 2001 to June 2007. He received his B.S.C. degree from University of Southampton, U.K. He brings to the board vast finance and actuarial experience, qualifications and skills that led to selection for the board.
Alan M. Finkelstein has served as Director and Treasurer since June 19, 2023. He has been employed by Prudential Financial since June 2014 and currently holds the title of Senior Vice President, Corporate Treasurer and Head of Stakeholder Relations. Previously, he served as Managing Director of Evercore Partners from September 2011 to May 2014 and Managing Director at Macquarie Group from April 2003 to June 2011. He received his B.B.A. degree from University of Wisconsin. He brings to the board vast treasury and accounting experience, qualifications and skills that led to selection for the board.
Scott E. Gaul has served as Director and Vice President since June 1, 2023. He has been employed by Prudential Financial since April 1997 and currently holds the title of Vice President, Investment and Pension Solutions. He received his B.S. degree from Penn State. He brings to the board vast finance and actuarial experience, qualifications and skills that led to selection for the board.
Bradley O. Harris has served as Director since September 29, 2023. He has been employed by Prudential Financial since May 2023 and currently holds the title of Senior Vice President and Chief Actuary. Previously, he served as Executive Vice President and Chief Risk Officer of Jackson Financial from December 2015 to May 2023, held various positions, including Chief Actuary, of Prudential Corporation Asia from February 2007 to November 2015, and held various positions, including Vice President, A&H Profit Center Manager, of AIG American General from December 2001 to January 2007. He received his B.S. degree from University of Kentucky. He brings to the board vast actuarial experience, qualifications and skills that led to selection for the board.
Salene Hitchcock-Gear has served as Director since July 25, 2018. She has been employed by Prudential Financial since June 2017 and currently holds the title of Senior Vice President, Individual Life Insurance. Previously, she served as President and CEO of Ameritas Investment Corp. from February 2003 to May 2017, President and CEO of Acacia Insurance Company from April 2008 to June 2013, and President and CEO of The Advisors Group from March 2000 to February 2003. She received her B.A. degree from University of Michigan, and her J.D. degree from New York University School of Law. She brings to the board vast finance and business leadership experience, qualifications and skills that led to selection for the board.
Matthew Silver has served as Appointed Actuary since December 5, 2022, and Chief Actuary and Senior Vice President since December 11, 2023. He has been employed by Prudential Financial since May 2006 and currently holds the title of Vice President, Actuary. He received his B.S. degree from Virginia Tech.
Dylan J. Tyson has served as Director, President and Chief Executive Officer since December 1, 2019. He has been employed by Prudential Financial since January 1995 and currently holds the position of Senior Vice President, Prudential Retirement Strategies. He received his A.B. degree from Stanford University, and M.B.A. degree from The Anderson School at UCLA. He brings to the board vast finance and business leadership experience, qualifications and skills that led to selection for the board.
Amy M. Woltman has served as Chief Legal Officer, Vice President and Secretary since January 10, 2024. She has been employed by Prudential Financial since December 2013 and currently holds the title of Vice President, Corporate Counsel. Previously, she served as Vice President,

Associate General Counsel of Scottish Re from June 2006 to November 2013, and Associate Actuary of Cadwalader, Wickersham & Taft from August 2004 to June 2006. She received her B.A. degree from Williams College and her J.D. degree from Harvard Law School.
Compensation Of Directors And Executive Officers
We do not have any employees. Our parent company, Prudential Financial, provides us with personnel, including our executive officers, pursuant to an expense charge and allocation agreement. Accordingly, we do not determine or pay any compensation to our executive officers. Prudential Financial determines and pays the salaries, bonuses, and other compensation earned by our executive officers, including any employee benefit plans, retirement benefits, or perquisites.
Our directors are also employees of Prudential Financial. They do not receive any separate compensation for their services as directors. None of our directors qualify as an independent director under the independence standards of the NYSE.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We are a wholly owned subsidiary of Prudential Insurance, which in turn is a direct wholly owned subsidiary of Prudential Financial. None of our directors or executive officers beneficially owns shares of the Company’s voting securities.
RELATED PERSON TRANSACTIONS
[ To be updated by amendment.]

FINANCIAL INFORMATION
Financial Information for Pruco Life Insurance Company can be found below in "Appendix D" to this prospectus.

APPENDIX A – SPECIAL CONTRACT PROVISIONS FOR CONTRACTS ISSUED IN CERTAIN STATES

Certain features of your Contract may be different than the features described earlier in this prospectus, if your Contract is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provisions
California and Indiana	If your Financial Firm is no longer approved by us, you may be entitled to receive a refund of a portion of your Contract Fees.
Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis.
Nevada	If your Contract Fee is not received within ten days after the due date and the Contract has been effective for more than one year, the Contract will terminate. If within one year of termination the current Contract Fees plus interest not to exceed 6% are paid, you may request reinstatement of the Contract. If the Contract has been effective for less than or equal to one year, the Contract cannot be terminated due to non-payment of Contract Fees.
If the Contract is reinstated in the Pre-Income Phase the Annual Income Amount is recalculated using the ten current value of the Account and the then current Income Percentage and Deferral Rate(s).
If the Contract is reinstated in the Income Phase, you must pay the current Contract Fees and send the remaining Account Value to us to begin the Insured Income Stage. The Annual Income Amount will be determined using the then current value of the Account and the then current Income Percentage.
Oklahoma	If you choose to cancel your Contract under the Right to Cancel provision and we do not return the Contract Fees within 30 days from the date of cancellation, we will pay interest on the proceeds using the same rate of interest as the average United States Treasury bill rate of the preceding calendar year, plus two (2) percentage points, which shall accrue from the date of cancellation until the Contract Fees are returned.

A-1

APPENDIX B – HISTORICAL INITIAL INCOME PERCENTAGES, INCOME DEFERRAL RATES, AND CONTRACT FEES

As of the date of this prospectus, there are no previously offered Initial Income Percentages, Income Deferral Rates, or Contract Fees.

B-1

APPENDIX C - HYPOTHETICAL ANNUAL INCOME AMOUNTS AND INSURED INCOME PAYMENTS BASED ON HYPOTHETICAL INVESTMENT PERFORMANCE
The examples below demonstrate the ActiveIncome benefit under different market conditions. These examples illustrate changes to the Account Value, Income Base, and Annual Income Amount from year to year, as well as future Insured Income Payments and show how different hypothetical returns may affect these benefit values. Your returns, and therefore your benefit values, will differ from these examples, perhaps significantly. You should understand that the benefit is subject to investment risk based on the performance of your Account (net of fees) until we are obligated to make Insured Income Payments or Annuity Payments. Negative market performance and fees may significantly reduce your benefit value. The examples assume that no Excess Withdrawals are taken. Excess Withdrawals decrease the Income Base on a proportional basis, which could be more than the Excess Withdrawal amount and could substantially decrease future Annual Income Amounts and any future Insured Income Payments and could terminate the Contract.
Each of the examples below assumes the following:
•60-year old purchaser who does not start taking income for 5 Contract Years.
•At the time the Contract is purchased, the purchaser has a life expectancy of 87 years.
•No Additional Account Value Contributions are made.
•Income Withdrawals are taken at the beginning of the Contract Year.
•No Excess Withdrawals are taken.
•No Unused Annual Income Amounts are carried over to future Contract Years.
•Maximum Annual Contract Fee: 1.50% of Account Value assessed quarterly.
•Annual Advisory Fee: 1.25% of Account Value assessed quarterly.
•Hypothetical annual returns ("Gross Hypothetical Annual Returns") are before Contract Fee and Advisory Fee deductions.
•Values are rounded to the nearest dollar.
Example 1 (-5%): this example demonstrates the ActiveIncome benefit in a falling market, assuming a Gross Hypothetical Annual Return of -5% for each Contract Year prior to the Insured Income Stage.

	Contract Year	Age	Gross Hypothetical Annual Returns	Account Value*	Income Base	Income Percentage	Deferral Credit	Annual Income Amount	Amount Withdrawn from Account Value	Insured Income Payment	Cumulative Income
Pre-Income Stage	1	60	-5.00%	100,000	100,000	3.80%	0.15%	-	-	-	-
	2	61	-5.00%	92,419	92,419	3.95%	0.15%	-	-	-	-
	3	62	-5.00%	85,412	85,412	4.10%	0.15%	-	-	-	-
	4	63	-5.00%	78,937	78,937	4.25%	0.15%	-	-	-	-
	5	64	-5.00%	72,952	72,952	4.40%	0.15%	-	-	-	-
Income Stage	6	65	-5.00%	67,422	67,422	4.55%	-	3,068	3,068	-	3,068
	7	66	-5.00%	59,475	62,310	4.55%	-	2,835	2,835	-	5,903
	8	67	-5.00%	52,346	57,586	4.55%	-	2,620	2,620	-	8,523
	9	68	-5.00%	45,956	53,220	4.55%	-	2,422	2,422	-	10,944
	10	69	-5.00%	40,234	49,186	4.55%	-	2,238	2,238	-	13,182
	11	70	-5.00%	35,115	45,457	4.55%	-	2,068	2,068	-	15,251
	12	71	-5.00%	30,542	42,010	4.55%	-	1,911	1,911	-	17,162
	13	72	-5.00%	26,460	38,826	4.55%	-	1,767	1,767	-	18,929
	14	73	-5.00%	22,821	35,882	4.55%	-	1,633	1,633	-	20,561
	15	74	-5.00%	19,582	33,162	4.55%	-	1,509	1,509	-	22,070
	16	75	-5.00%	16,703	30,648	4.55%	-	1,394	1,394	-	23,465
	17	76	-5.00%	14,148	28,324	4.55%	-	1,289	1,289	-	24,753
	18	77	-5.00%	11,884	26,177	4.55%	-	1,191	1,191	-	25,944
	19	78	-5.00%	9,883	24,192	4.55%	-	1,101	1,101	-	27,045
	20	79	-5.00%	8,116	22,358	4.55%	-	1,017	1,017	-	28,062
	21	80	-5.00%	6,561	20,663	4.55%	-	940	940	-	29,003
	22	81	-5.00%	5,194	19,097	4.55%	-	869	869	-	29,872
	23	82	-5.00%	3,997	17,649	4.55%	-	803	803	-	30,675
	24	83	-5.00%	2,952	16,311	4.55%	-	742	742	-	31,417
	25	84	-5.00%	2,043	15,074	4.55%	-	686	686	-	32,103
	26	85	-5.00%	1,254	13,931	4.55%	-	634	634	-	32,736
Insured Income Stage	27	86	-	573	12,875	4.55%	-	586	573	13 **	33,322
	28	87	-	-	-	-	-	586	-	586	33,908
	29	88	-	-	-	-	-	586	-	586	34,494
	30	89	-	-	-	-	-	586	-	586	35,080
	31	90	-	-	-	-	-	586	-	586	35,666
	32	91	-	-	-	-	-	586	-	586	36,251
	33	92	-	-	-	-	-	586	-	586	36,837
	34	93	-	-	-	-	-	586	-	586	37,423
	35	94	-	-	-	-	-	586	-	586	38,009

* Account Value (before withdrawal) on the Contract Date and each Contract Date Anniversary thereafter.
** This amount represents the difference between the remaining Account Value and the current year's Annual Income Amount of $586.

During the Pre-Income Stage:
•The Account Value is decreased by the Gross Hypothetical Annual Return and also decreased by the quarterly deduction of the Contract Fee and Advisory Fee. In this example, because the net performance is negative, the Account Value is decreasing.
•The Income Base is equal to the Account Value. In this example, because the Account Value is decreasing, the Income Base is also decreasing.
•The Income Percentage is increased each year by the Deferral Credit.
During the Income Stage:
•The Account Value is decreased by the Gross Hypothetical Annual Return and also decreased by the withdrawal of the Annual Income Amount and the quarterly deduction of the Contract Fee and Advisory Fee. In this example, because the net performance is negative, the Income Base is decreasing. Unlike the Account Value, however, the Income Base is not further decreased by the withdrawal of the Annual Income Amount.
•The Income Base is subject to the Performance Adjustment. In this example, because the net performance is negative, the Income Base is decreasing, even though no Excess Withdrawals are taken. Unlike the Account Value, the Income Base is not decreased by the withdrawal of the Annual Income Amount, causing these values to diverge.
•The Income Percentage is no longer increased by the Deferral Credit because the Income Stage has begun.
•The Annual Income Amount is determined on each Contract Date Anniversary by multiplying the Income Base by the Income Percentage.
During the Insured Income Stage:
•In Contract Year 27, the Account Value is less than the $586 Annual Income Amount and is depleted. The Insured Income Payment from us for this Contract Year is $13, the difference between the Annual Income Amount and the portion of the Annual Income Amount that was withdrawn from the remaining Account Value.
•Thereafter, the Insured Income Payment from us each Contract Year is equal to the $586 Annual Income Amount.

Example 2 (0%): this example demonstrates the ActiveIncome benefit in a flat market, assuming a Gross Hypothetical Annual Return of 0% for each Contract Year prior to the Insured Income Stage.

	Contract Year	Age	Gross Hypothetical Annual Returns	Account Value*	Income Base	Income Percentage	Deferral Credit	Annual Income Amount	Amount Withdrawn from Account Value	Insured Income Payment	Cumulative Income
Pre-Income Stage	1	60	0.00%	100,000	100,000	3.80%	0.15%	-	-	-	-
	2	61	0.00%	97,283	97,283	3.95%	0.15%	-	-	-	-
	3	62	0.00%	94,639	94,639	4.10%	0.15%	-	-	-	-
	4	63	0.00%	92,068	92,068	4.25%	0.15%	-	-	-	-
	5	64	0.00%	89,566	89,566	4.40%	0.15%	-	-	-	-
Income Stage	6	65	0.00%	87,133	87,133	4.55%	-	3,965	3,965	-	3,965
	7	66	0.00%	80,908	84,765	4.55%	-	3,857	3,857	-	7,821
	8	67	0.00%	74,958	82,462	4.55%	-	3,752	3,752	-	11,573
	9	68	0.00%	69,271	80,221	4.55%	-	3,650	3,650	-	15,223
	10	69	0.00%	63,838	78,041	4.55%	-	3,551	3,551	-	18,774
	11	70	0.00%	58,649	75,921	4.55%	-	3,454	3,454	-	22,229
	12	71	0.00%	53,695	73,858	4.55%	-	3,361	3,361	-	25,589
	13	72	0.00%	48,967	71,851	4.55%	-	3,269	3,269	-	28,858
	14	73	0.00%	44,456	69,899	4.55%	-	3,180	3,180	-	32,039
	15	74	0.00%	40,154	68,000	4.55%	-	3,094	3,094	-	35,133
	16	75	0.00%	36,053	66,152	4.55%	-	3,010	3,010	-	38,143
	17	76	0.00%	32,145	64,354	4.55%	-	2,928	2,928	-	41,071
	18	77	0.00%	28,423	62,606	4.55%	-	2,849	2,849	-	43,919
	19	78	0.00%	24,880	60,905	4.55%	-	2,771	2,771	-	46,691
	20	79	0.00%	21,508	59,250	4.55%	-	2,696	2,696	-	49,386
	21	80	0.00%	18,301	57,640	4.55%	-	2,623	2,623	-	52,009
	22	81	0.00%	15,252	56,074	4.55%	-	2,551	2,551	-	54,560
	23	82	0.00%	12,356	54,550	4.55%	-	2,482	2,482	-	57,042
	24	83	0.00%	9,605	53,068	4.55%	-	2,415	2,415	-	59,457
	25	84	0.00%	6,995	51,626	4.55%	-	2,349	2,349	-	61,806
	26	85	0.00%	4,520	50,223	4.55%	-	2,285	2,285	-	64,091
Insured Income Stage	27	86	-	2,174	48,858	4.55%	-	2,223	2,174	49 **	66,314
	28	87	-	-	-	-	-	2,223	-	2,223	68,537
	29	88	-	-	-	-	-	2,223	-	2,223	70,760
	30	89	-	-	-	-	-	2,223	-	2,223	72,983
	31	90	-	-	-	-	-	2,223	-	2,223	75,206
	32	91	-	-	-	-	-	2,223	-	2,223	77,429
	33	92	-	-	-	-	-	2,223	-	2,223	79,653
	34	93	-	-	-	-	-	2,223	-	2,223	81,876
	35	94	-	-	-	-	-	2,223	-	2,223	84,099
* Account Value (before withdrawal) on the Contract Date and each Contract Date Anniversary thereafter.
** This amount represents the difference between the remaining Account Value and the current year's Annual Income Amount of $2,223.
During the Pre-Income Stage:
•The Account Value is unchanged by the Gross Hypothetical Annual Return and decreased by the quarterly deduction of the Contract Fee and Advisory Fee. In this example, although the Gross Hypothetical Annual Return is 0%, the deduction from the Account Value of the Contract Fee and Advisory Fee results in negative net performance, and the Account Value is decreasing.
•The Income Base is equal to the Account Value. In this example, because the Account Value is decreasing, the Income Base is also decreasing.
•The Income Percentage is increased each year by the Deferral Credit.
During the Income Stage:
•The Account Value is unchanged by the Gross Hypothetical Annual Return (because it is 0%) and decreased by the withdrawal of the Annual Income Amount and the quarterly deduction of the Contract Fee and Advisory Fee. In this example, although the Gross Hypothetical Annual Return is 0%, the deduction of the Contract Fee and Advisory Fee results in negative net performance, and the Income Base is decreasing. Unlike the Account Value, however, the Income Base is not further decreased by the withdrawal of the Annual Income Amount.
•The Income Base is subject to the Performance Adjustment. In this example, because the net performance is negative, the Income Base is decreasing, even though no Excess Withdrawals are taken. Unlike the Account Value, the Income Base is not decreased by the withdrawal of the Annual Income Amount, causing these values to diverge.
•The Income Percentage is no longer increased by the Deferral Credit because the Income Stage has begun.
•The Annual Income Amount is determined on each Contract Date Anniversary by multiplying the Income Base by the Income Percentage.
During the Insured Income Stage:
•In Contract Year 27, the Account Value is less than the $2,223 Annual Income Amount and is depleted. The Insured Income Payment from us for this Contract Year is $49, the difference between the Annual Income Amount and the portion of the Annual Income Amount that was withdrawn from the remaining Account Value.
•Thereafter, the Insured Income Payment from us each Contract Year is equal to the $2,223 Annual Income Amount.

Example 3 (5%): this example demonstrates the ActiveIncome benefit in a rising market, assuming a Gross Hypothetical Annual Return of 5% for each Contract Year prior to the Insured Income Stage.

	Contract Year	Age	Gross Hypothetical Annual Returns	Account Value*	Income Base	Income Percentage	Deferral Credit	Annual Income Amount	Amount Withdrawn from Account Value	Insured Income Payment	Cumulative Income
Pre-Income Stage	1	60	5.00%	100,000	100,000	3.80%	0.15%	-	-	-	-
	2	61	5.00%	102,147	102,147	3.95%	0.15%	-	-	-	-
	3	62	5.00%	104,340	104,340	4.10%	0.15%	-	-	-	-
	4	63	5.00%	106,580	106,580	4.25%	0.15%	-	-	-	-
	5	64	5.00%	108,868	108,868	4.40%	0.15%	-	-	-	-
Income Stage	6	65	5.00%	111,206	111,206	4.55%	-	5,060	5,060	-	5,060
	7	66	5.00%	108,425	113,593	4.55%	-	5,168	5,168	-	10,228
	8	67	5.00%	105,473	116,032	4.55%	-	5,279	5,279	-	15,508
	9	68	5.00%	102,345	118,523	4.55%	-	5,393	5,393	-	20,901
	10	69	5.00%	99,034	121,068	4.55%	-	5,509	5,509	-	26,409
	11	70	5.00%	95,533	123,667	4.55%	-	5,627	5,627	-	32,036
	12	71	5.00%	91,836	126,322	4.55%	-	5,748	5,748	-	37,784
	13	72	5.00%	87,937	129,034	4.55%	-	5,871	5,871	-	43,655
	14	73	5.00%	83,828	131,805	4.55%	-	5,997	5,997	-	49,652
	15	74	5.00%	79,502	134,635	4.55%	-	6,126	6,126	-	55,778
	16	75	5.00%	74,951	137,525	4.55%	-	6,257	6,257	-	62,035
	17	76	5.00%	70,169	140,478	4.55%	-	6,392	6,392	-	68,427
	18	77	5.00%	65,146	143,494	4.55%	-	6,529	6,529	-	74,956
	19	78	5.00%	59,876	146,574	4.55%	-	6,669	6,669	-	81,625
	20	79	5.00%	54,349	149,721	4.55%	-	6,812	6,812	-	88,437
	21	80	5.00%	48,557	152,936	4.55%	-	6,959	6,959	-	95,396
	22	81	5.00%	42,492	156,219	4.55%	-	7,108	7,108	-	102,504
	23	82	5.00%	36,143	159,573	4.55%	-	7,261	7,261	-	109,764
	24	83	5.00%	29,503	162,999	4.55%	-	7,416	7,416	-	117,181
	25	84	5.00%	22,561	166,499	4.55%	-	7,576	7,576	-	124,757
	26	85	5.00%	15,307	170,073	4.55%	-	7,738	7,738	-	132,495
Insured Income Stage	27	86	-	7,731	173,725	4.55%	-	7,904	7,731	174 **	140,399
	28	87	-	-	-	-	-	7,904	-	7,904	148,304
	29	88	-	-	-	-	-	7,904	-	7,904	156,208
	30	89	-	-	-	-	-	7,904	-	7,904	164,113
	31	90	-	-	-	-	-	7,904	-	7,904	172,017
	32	91	-	-	-	-	-	7,904	-	7,904	179,922
	33	92	-	-	-	-	-	7,904	-	7,904	187,826
	34	93	-	-	-	-	-	7,904	-	7,904	195,731
	35	94	-	-	-	-	-	7,904	-	7,904	203,635
* Account Value (before withdrawal) on the Contract Date and each Contract Date Anniversary thereafter.
** This amount represents the difference between the remaining Account Value and the current year's Annual Income Amount of $7,904.
During the Pre-Income Stage:
•The Account Value is increased by the Gross Hypothetical Annual Return and decreased by the quarterly deduction of the Contract Fee and Advisory Fee. In this example, because the net performance is positive and no withdrawals (other than Contract Fee and Advisory Fee deductions) are taken, the Account Value is increasing.
•The Income Base is equal to the Account Value. In this example, because the Account Value is increasing, the Income Base is also increasing.
•The Income Percentage is increased each year by the Deferral Credit.
During the Income Stage:
•The Account Value is increased by the Gross Hypothetical Annual Return and decreased by the withdrawal of the Annual Income Amount and the quarterly deduction of the Contract Fee and Advisory Fee. In this example, although the net performance is positive, the withdrawal of the Annual Income Amount is generally decreasing the Account Value.
•The Income Base is subject to the Performance Adjustment. In this example, because the net performance is positive and no Excess Withdrawals are taken, the Income Base is increasing. Unlike the Account Value, the Income Base is not decreased by the withdrawal of the Annual Income Amount, causing these values to diverge.
•The Income Percentage is no longer increased by the Deferral Credit because the Income Stage has begun.
•The Annual Income Amount is determined on each Contract Date Anniversary by multiplying the Income Base by the Income Percentage.
During the Insured Income Stage:
•In Contract Year 27, the Account Value is less than the $7,904 Annual Income Amount and is depleted. The Insured Income Payment from us for this Contract Year is $174, the difference between the Annual Income Amount and the portion of the Annual Income Amount that was withdrawn from the remaining Account Value.
•Thereafter, the Insured Income Payment from us each Contract Year is equal to the $7,904 Annual Income Amount.

APPENDIX D

PRUCO LIFE INSURANCE COMPANY

FORM S-1 Management Discussion & Analysis and
Pruco Life Insurance Company GAAP Financial Statements
D-i

FINANCIAL INFORMATION
FORWARD-LOOKING STATEMENTS
Certain of the statements included in this prospectus constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Pruco Life Insurance Company and its subsidiaries. There can be no assurance that future developments affecting Pruco Life Insurance Company and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) losses on investments or financial contracts due to deterioration in credit quality or value, or counterparty default; (2) losses on insurance products due to mortality experience or policyholder behavior experience that differs significantly from our expectations when we price our products; (3) changes in interest rates and equity prices that may (a) adversely impact the profitability of our products, the value of separate accounts supporting these products or the value of assets we manage, (b) result in losses on derivatives we use to hedge risk or increase collateral posting requirements and (c) limit opportunities to invest at appropriate returns; (4) guarantees within certain of our products which are market sensitive and may decrease our earnings or increase the volatility of our results of operations or financial position; (5) liquidity needs resulting from (a) derivative collateral market exposure, (b) asset/liability mismatches, (c) the lack of available funding in the financial markets or (d) unexpected cash demands due to severe mortality calamity or lapse events; (6) financial or customer losses, or regulatory and legal actions, due to inadequate or failed processes or systems, external events, and human error or misconduct such as (a) disruption of our systems and data, (b) an information security breach, (c) a failure to protect the privacy of sensitive data, (d) reliance on third-parties or (e) labor and employment matters; (7) changes in the regulatory landscape, including related to (a) financial sector regulatory reform, (b) changes in tax laws, (c) fiduciary rules and other standards of care, (d) state insurance laws and developments regarding group-wide supervision, capital and reserves, and (e) privacy and cybersecurity regulation; (8) technological changes which may adversely impact companies in our investment portfolio or cause insurance experience to deviate from our assumptions; (9) ratings downgrades; (10) market conditions that may adversely affect the sales or persistency of our products; (11) competition; (12) reputational damage; and (13) the impact on the Company of a continued shutdown of the U.S., government. Pruco Life Insurance Company does not intend, and is under no obligation, to update any particular forward-looking statement included in this document. See “Risk Factors Related to Our Business” included in this prospectus for discussion of certain risks relating to our business and investment in our securities.
1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following analysis of our consolidated financial condition and results of operations in conjunction with the "Forward-Looking Statements" above, the "Regulation" and “Risk Factors Related to Our Business” sections, and the Consolidated Financial Statements included in this prospectus.
Overview
The Company sells variable annuities, indexed variable annuities, fixed annuities, universal life insurance, variable life insurance and term life insurance primarily through affiliated and unaffiliated distributors in the United States.
In August 2024, the Company entered into an agreement with Wilton Reassurance Company and Wilton Reinsurance Bermuda Limited (collectively, "Wilton Re") to coinsure a closed block of guaranteed universal life ("GUL") policies. The Company recaptured all risks associated with the subject GUL policies from Prudential Arizona Reinsurance Universal Company ("PAR U") and subsequently established yearly renewable term ("YRT") reinsurance for the subject GUL business with The Prudential Insurance Company of America ("Prudential Insurance"). The transaction was completed in December 2024 with an effective date of October 1, 2024.
Effective January 2024, the Company entered into an agreement with Somerset Reinsurance Ltd. ("Somerset Re") to coinsure a closed block of GUL policies to Prudential Universal Reinsurance Entity Company ("PURE"), a wholly-owned subsidiary of Prudential Insurance, with retrocession by PURE of such liabilities on a modified coinsurance basis, to Somerset Re. This transaction is effective as of January 1, 2024, whereby, the Company recaptured all risks associated with the subject GUL policies from PAR U, Prudential Universal Reinsurance Company ("PURC") and Gibraltar Universal Life Reinsurance Company ("GUL Re") and subsequently established YRT reinsurance for the subject GUL business with Prudential Insurance.
In May 2023, the Company entered into an agreement with AuguStar Life Insurance Company (formerly known as The Ohio National Life Insurance Company), an affiliate of Constellation Insurance Holdings, Inc., to reinsure approximately $10 billion of account values of Prudential Defined Income ("PDI") traditional variable annuity contracts with guaranteed living benefits. The transaction was completed on June 30, 2023 with an effective date of April 1, 2023.
Revenues and Expenses
The Company earns revenues principally from insurance premiums, mortality and expense fees, asset administration fees from insurance and investment products, and from net investment income on the investment of general account and other funds. The Company receives premiums primarily from the sale of individual life insurance and annuity products. The Company earns mortality and expense fees, and asset administration fees, primarily from the sale and servicing of universal life insurance and separate account products including variable life insurance and variable annuities. The Company’s operating expenses principally consist of insurance benefits provided and reserves established for anticipated future insurance benefits, general business expenses, reinsurance premiums, commissions and other costs of selling and servicing the various products sold and interest credited on general account liabilities.
Industry Trends
Our business is impacted by financial markets, economic conditions, regulatory oversight, and a variety of trends that affect the industries where we compete.
Financial and Economic Environment. Interest rates in the U.S. experienced a prolonged period of historically low levels, followed by a sharp rise in 2022 and sustained higher levels in 2023, 2024 and 2025. We continue to monitor current market conditions and the impact to our business from slowing or negative economic growth. In addition, we are subject to financial impacts associated with movements in equity markets and the evolution of the credit cycle.
Demographics. Individual customer demographics continue to evolve and new opportunities present themselves in different consumer segments such as the millennial and multicultural markets. Consumer expectations and preferences are changing. We believe existing and potential customers are increasingly looking for cost-effective solutions that they can easily understand and access through technology-enabled devices. At the same time, income protection, wealth accumulation and the needs of retiring baby boomers are continuing to shape the insurance industry. A persistent retirement security gap exists in terms of both savings and protection.
Regulatory Environment. See “Regulation” for a discussion of regulatory developments that may impact the Company and the associated risks.
Competitive Environment. See “Our Business” for a discussion of the competitive environment and the basis on which we compete.
2

Impact of Changes in the Interest Rate Environment
Market interest rates are a key driver of our liquidity and capital positions, cash flows, results of operations and financial position. Changes in interest rates can affect these in several ways, including favorable or adverse impacts to:
•investment-related activity, including: investment income returns, net investment spread results, new money rates, mortgage loan prepayments and bond redemptions;
•the valuation of fixed income investments and derivative instruments;
•collateral posting requirements, hedging costs and other risk mitigation activities;
•customer account values and assets under management, including their impacts on fee-related income;
•insurance reserve levels, including market risk benefits ("MRBs"), and market experience true-ups;
•policyholder behavior, including surrender or withdrawal activity; and
•product offerings, design features, crediting rates and sales mix.
Accounting Policies & Pronouncements
Application of Critical Accounting Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires the application of accounting policies that often involve a significant degree of judgment. Management, on an ongoing basis, reviews the estimates and assumptions used in the preparation of the Company's financial statements. If management determines that modifications to assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Consolidated Financial Statements could change significantly.

3

The following sections discuss the accounting policies applied in preparing our financial statements that management believes are most dependent on the application of estimates and assumptions and require management’s most difficult, subjective or complex judgments.
Insurance Liabilities
Future Policy Benefits
Future Policy Benefit Reserves, including Unpaid Claims and Claim Adjustment Expenses
We establish reserves for future policy benefits to, or on behalf of, policyholders, using methodologies prescribed by U.S. GAAP. The reserving methodologies used include the following:
•For some long-duration contracts, we utilize a net premium valuation methodology in measuring the liability for future policy benefits. Under this methodology, the Company accrues a liability for future policy benefits when premium revenue is recognized. The liability is based on the present value of expected future benefits to be paid to or on behalf of policyholders and related non-level claim settlement expenses less the present value of expected future net premiums (portion of the gross premium required to provide for all benefits and related non-level claim settlement expenses using current best estimate assumptions). A net-to-gross (“NTG”) ratio is calculated as the ratio of the present value of expected policy benefits and non-level claim settlement expenses divided by the present value of expected gross premiums. The NTG ratio is applied to gross premiums, as premium revenue is recognized, to determine net premiums that are subtracted from the present value of expected benefits and non-level claim settlement expenses to determine the liability for future policy benefits, which cannot be less than zero. The NTG ratio at the cohort measurement unit level cannot exceed 100%, and if it exceeds 100%, the excess benefit expenses are recorded as a charge to current period earnings. The result of the net premium valuation methodology is that the liability at any point in time represents an accumulation of the portion of premiums received to date expected to fund future benefits (i.e., net premiums received to date), less any benefits and expenses already paid. The liability does not necessarily reflect the full policyholder obligation the Company expects to pay at the conclusion of the contract since a portion of that obligation would be funded by net premiums received in the future and would be recognized in the liability at that time. The insurance cash flow projections are updated quarterly to reflect actual experience and are generally updated annually to reflect changes in best estimate future insurance assumptions using a retrospective unlocking method with the impact recorded through current period earnings. At the time of an experience or best estimate assumption unlocking, a revised NTG ratio is calculated using actual historical cash flow experience and updated, if any, best estimate future cash flow projections, discounted using the locked-in discount rate. The revised NTG ratio is then applied to prior period cashflows to derive a cumulative catch-up adjustment as of the beginning of the quarter. The revised NTG ratio is then used going forward to accrue the reserve, until the next unlocking. The liability is also remeasured each quarter using a current discount rate, based on an upper medium grade fixed-income instrument yield, with the impact recorded through accumulated other comprehensive income. Expense assumptions included in the liability only include claim related expenses and exclude acquisition costs and non-claim related costs such as costs relating to investments, general administration, policy maintenance, product development, market research, and general overhead.
•For limited-payment contracts, in addition to the liability calculated using the net premium valuation method described above, a deferred profit liability (“DPL”) is established for the amount of gross premiums received in excess of expected net premiums and is amortized into premium income in relation to the discounted expected benefit payments for annuity contracts. The DPL is subject to a retrospective unlocking adjustment consistent with the liability for future policy benefits.
4

•For certain contract features, such as no-lapse guarantees, a liability is established when associated assessments (which include investment margin on policyholders' account balances deposited to fixed and indexed funds and policy charges for administration, mortality, expense, surrender, and other charges) are recognized. This liability is established using current best estimate assumptions and is based on the ratio of the present value of total expected excess payments (e.g., payments in excess of account value) over the life of the contract divided by the present value of total expected assessments (i.e., benefit ratio). The liability equals the current benefit ratio multiplied by cumulative assessments recognized to date, plus interest, less cumulative excess payments to date. The liability does not necessarily reflect the full policyholder obligation the Company expects to pay at the conclusion of the contract since a portion of that excess payment would be funded by assessments received in the future and would be recognized in the liability at that time. The reserves are subject to adjustments based on annual reviews of assumptions and quarterly adjustments for experience as described below, including market performance. These adjustments reflect the impact on the benefit ratio of using actual historical experience from the issuance date to the balance sheet date plus updated estimates of future experience. The updated benefit ratio is then applied to all prior periods’ assessments to derive an adjustment to the reserve recognized through a benefit or charge to current period earnings.
•For universal life type contracts and participating contracts, the Company performs premium deficiency tests using best estimate assumptions, at a minimum, on an annual basis, and on a quarterly basis for business whose profitability is closely tied to equity market performance. If the current net reserves are less than the best estimate liability, the existing net reserves are adjusted by first reducing the associated deferred sales inducements (“DSI”) by the amount of the deficiency or to zero through a charge to current period earnings. If the deficiency is more than the DSI for insurance contracts, the net reserves are increased by the excess through a charge to current period earnings. Since investment yields are used as the discount rate, the premium deficiency test is also performed using a discount rate based on the market yield (i.e., assuming what would be the impact if any unrealized gains (losses) were realized as of the testing date). In the event that by using the market yield a deficiency occurs, an adjustment is established for the deficiency and is included in "Accumulated other comprehensive income (loss)" ("AOCI").
Annual assumptions review and quarterly adjustments
The assumptions used in establishing reserves are generally based on the Company’s experience, industry experience and/or other factors, as applicable. We update our actuarial assumptions, such as mortality, morbidity, retirement and policyholder behavior assumptions, annually unless a material change in our own experience or in industry experience made available to us is observed in an interim period that we feel is indicative of a long-term trend. Generally, we do not expect trends to change significantly in the short-term and, to the extent these trends may change, we expect such changes to be gradual over the long-term.
We perform an annual comprehensive review of the assumptions used for estimating future premiums, benefits, and other cash flows, including reviews related to mortality, morbidity, lapse, surrender, and other contractholder behavior assumptions, and economic assumptions, including expected future rates of returns on investments. The Company generally looks to relevant Company experience as the primary basis for these assumptions. If relevant Company experience is not available or does not have sufficient credibility, the Company may look to experience of similar blocks of business, either elsewhere within the Company or within the industry. As part of this review, we may update these assumptions and make refinements to our models based upon emerging experience, future expectations and other data, including any observable market data we feel is indicative of a long-term trend. The impact on our results from operations of changes in these assumptions can be offsetting and we are unable to predict their movement or impact over time.
The quarterly adjustments for market performance referred to above reflect the impact of changes to our estimate of future rates of returns on investments to reflect actual fund performance and market conditions. A portion of returns on investments for our variable life contracts are dependent upon the total rate of return on assets held in separate account investment options. This rate of return influences the fees we earn and expected claims to be paid on variable life contracts, as well as other sources of profit. Returns that are higher than our expectations for a given period produce higher-than-expected account balances, which increase the future fees we expect to earn on variable life contracts and decrease expected claims to be paid on variable life contracts. The opposite occurs when returns are lower than our expectations.
5

The weighted average rate of return assumptions used in developing estimated market returns consider many factors specific to each product type, including asset durations, asset allocations and other factors. With regard to equity market assumptions, the near-term future rate of return assumption used in evaluating liabilities for future policy benefits for certain of our products, primarily our domestic variable life insurance products, is generally updated each quarter and is derived using a reversion to the mean approach, a common industry practice. Under this approach, we consider historical equity returns and adjust projected equity returns over an initial future period of five years (the “near-term”) so that equity returns converge to the long-term expected rate of return. If the near-term projected future rate of return is greater than our near-term maximum future rate of return of 15.0%, we use our maximum future rate of return. If the near-term projected future rate of return is lower than our near-term minimum future rate of return of 0%, we use our minimum future rate of return. As of December 31, 2025, our domestic variable life insurance businesses assume an XX% long-term equity expected rate of return and a XX% near-term mean reversion equity expected rate of return, and our international variable life insurance business assumes a XX% long-term equity expected rate of return and a xx% near-term reversion equity expected rate of return.
With regard to interest rate assumptions used in evaluating liabilities for future policy benefits for certain of our products, we update the long-term and near-term future rates used to project fixed income returns annually and quarterly, respectively. As a result of our 2025 annual reviews and update of assumptions and other refinements, we kept our long-term expectation of the 10-year U.S. Treasury rate unchanged and continue to grade to a rate of 3.5% over ten years, and increased our long term expectation of the 10-year Japanese Government Bond yield by 25 basis points, and now grade to a rate of 1.5% over ten years. As part of our quarterly market experience updates, we update our near-term projections of interest rates to reflect changes in current rates.
The reserves for future policy benefits as of December 31, 2024, primarily relate to term life and universal life products. For term life contracts, the future policy benefit reserves are generally calculated using the net premium valuation methodology, as described above. The primary assumptions used in determining these expected future benefits and expenses include mortality, lapse, and interest rate assumptions. For universal life products, which include universal life contracts that contain no-lapse guarantees, reserves for future policy benefits are established using current best estimate assumptions and are based on the benefit ratio, as described above. The primary assumptions used in establishing these reserves generally include mortality, lapse, and premium pattern, as well as interest rate and equity market return assumptions. Reserves also include claims reported but not yet paid, and claims incurred but not yet reported.
Policyholders’ Account Balances
Policyholders’ account balances liability represents the contract value that has accrued to the benefit of the policyholder as of the balance sheet date. This liability is primarily associated with the accumulated account deposits, plus interest credited, less policyholder withdrawals and other charges assessed against the account balance, as applicable. The liability also includes provisions for benefits under non-life contingent payout annuities. Policyholders’ account balances also include amounts representing the fair value of embedded derivative instruments associated with the index-linked features of certain universal life and annuity products. The changes in the fair value of the embedded derivatives, including changes in non-performance risk (“NPR”) are recorded in net income.
6

Market Risk Benefits ("MRBs")
Market risk benefit liabilities (or assets) represent contracts or contract features that provide protection to the contractholder and exposes the Company to other than nominal capital market risk. MRBs are primarily related to deferred annuities with guaranteed minimum benefits including guaranteed minimum death benefits (“GMDB”), guaranteed minimum income benefits ("GMIB"), guaranteed minimum accumulation benefits (“GMAB”), guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum income and withdrawal benefits ("GMIWB”). The liability (or asset) for MRBs is estimated using a fair value measurement methodology. The fair value of these MRBs is based on assumptions a market participant would use in valuing market risk benefits. On a quarterly basis, the fair value of these MRBs is calculated as the present value of expected future benefit payments to contractholders less the present value of expected future rider fees attributable to the market risk benefits. The changes in the fair value of market risk benefits are recorded in net income, net of related hedges, in "Change in value of market risk benefits, net of related hedging gains (losses)", except for the portion of the change attributable to changes in the Company’s own NPR which is recorded in other comprehensive income ("OCI") for the direct and assumed businesses. However, the change in NPR for the ceded MRBs is recorded in net income.
Inclusive of Policyholders' Account Balances and Market risk benefits, the Company estimates that a hypothetical change to its own credit risk of plus 50 and minus 50 basis points would result in an increase and a decrease to OCI of $[XXX] million and $[XXX] million, respectively, and an increase and a decrease to net income of $[XXX] million and $[XXX] million, respectively.
Sensitivities for Insurance Assets and Liabilities
The following table summarizes the impact that could result on each of the listed financial statement balances from changes in certain key assumptions. The information below is for illustrative purposes and includes only the hypothetical direct impact on December 31, 2025 balances of changes in a single assumption and not changes in any combination of assumptions. Additionally, the illustration of the insurance assumption impacts below reflects a parallel shift in the insurance assumptions; however, these may be non-parallel in practice. Changes in current assumptions could result in impacts to financial statement balances that are in excess of the amounts illustrated. A description of the estimates and assumptions used in the preparation of each of these financial statement balances is provided above. Changes to the insurance cash flow assumptions are reflected in net income through the retrospective unlocking method for traditional long duration, limited-payment and universal life type products.
The impacts presented within this table exclude the impacts of our asset liability management strategy, which seeks to offset the changes in the balances presented within this table and is primarily composed of investments and derivatives. See further below for a discussion of the estimates and assumptions involved with the application of U.S. GAAP accounting policies for these instruments and “Quantitative and Qualitative Disclosures about Market Risk” for hypothetical impacts on related balances as a result of changes in certain significant assumptions. The impacts presented within this table are also net of reinsurance.

Increase (Decrease) in Net Income due to changes in Future Policy Benefits, Market Risk Benefits(1), and Policyholders' Account Balances, Net of Reinsurance
(in millions)
Hypothetical change in current assumptions:

Long-term interest rate:
Increase by 25 basis points	XX
Decrease by 25 basis points	XX
Long-term equity expected rate of return:
Increase by 50 basis points	XX
Decrease by 50 basis points	XX
Mortality:
Increase by 1%	XX
Decrease by 1%	XX
Lapse(2):
Increase by 10%	XX
Decrease by 10%	XX
(1)    "Market risk benefits" impact reflects the net impact of market risk benefit assets and liabilities prior to hedging.
(2)    Assumes the same shock across all products; however, we would not expect lapse rates of different products to move uniformly.

7

Other Accounting Policies
Valuation of Investments, Including Derivatives, Measurement of Allowance for Credit Losses, and the Recognition of Other-than-Temporary Impairments
Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, equity securities, other invested assets and derivative financial instruments. Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, values of securities, credit spreads, market volatility, expected returns, and liquidity. Derivative financial instruments that are generally used include swaps, futures, forwards and options and may be exchange-traded or contracted in the over-the-counter (“OTC”) market. We are also party to financial instruments that contain derivative instruments that are “embedded” in the financial instruments. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to investments and derivatives, as referenced below:
•Valuation of investments, including derivatives;
•Measurement of the allowance for credit losses on fixed maturity securities classified as available-for-sale, commercial mortgage loans, and other loans; and
•Recognition of other-than-temporary impairments ("OTTI") for equity method investments.
We present at fair value in the statements of financial position our debt security investments classified as available-for-sale, investments classified as trading, and certain fixed maturities, equity securities and certain investments within “Other invested assets,” such as derivatives.
For our investments classified as available-for-sale, the impact of changes in fair value is recorded as an unrealized gain or loss in AOCI, a separate component of equity. For our investments classified as trading and equity securities, the impact of changes in fair value is recorded within “Other income (loss)”. Our commercial mortgage and other loans are carried primarily at unpaid principal balances, net of unamortized deferred loan origination fees and expenses and unamortized premiums or discounts and a valuation allowance for losses.
In addition, an allowance for credit losses is measured each quarter for available-for-sale fixed maturity securities, and for commercial mortgage and other loans.
For equity method investments, the carrying value of these investments is written down or impaired to fair value when a decline in value is considered to be other-than-temporary.
Taxes on Income
Our effective tax rate is based on income, non-taxable and non-deductible items, tax credits, statutory tax rates and tax planning opportunities available in the various jurisdictions in which we operate. Inherent in determining our annual tax rate are judgments regarding business plans, planning opportunities and expectations about future outcomes. The Dividend Received Deduction (“DRD”) is a major reason for the difference between the Company’s effective tax rate and the U.S. federal statutory rate. The DRD is an estimate that incorporates the prior and current year information, as well as the current year’s equity market performance. Both the current estimate of the DRD and the DRD in future periods can vary based on factors such as, but not limited to, changes in the amount of dividends received that are eligible for the DRD, changes in the amount of distributions received from underlying fund investments, changes in the account balances of variable life and annuity contracts, and the Company’s taxable income before the DRD.
An increase or decrease in our effective tax rate by one percentage point would have resulted in a decrease or increase in our 2025 "Income tax expense (benefit)" of $XX million.
Contingencies
A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Accruals for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is brought to closure.
Adoption of New Accounting Pronouncements

There were no new critical accounting estimates resulting from new accounting pronouncements adopted during 2025.
8

Changes in Financial Position
2025 to 2024 Annual Comparison
Insert analysis comparable to 2024 to 2023 Annual Comparison]

2024 to 2023 Annual Comparison
Total assets increased $25.2 billion from $213.3 billion at December 31, 2023 to $238.5 billion at December 31, 2024. Significant components were:
•Total investments increased $13.9 billion primarily driven by new sales of general account annuity products;
•Reinsurance recoverables and deposit receivables increased $8.0 billion primarily driven by the reinsurance of the Company's GUL block to PURE and Wilton Re; and
•Other assets increased $1.4 billion primarily driven by deferred losses associated with the reinsurance of the Company's GUL block to Wilton Re and additional term quota share reinsurance to Prudential Arizona Reinsurance Captive Company.
Partially offset by:
•Separate account assets decreased $1.0 billion primarily driven by net outflows, partially offset by favorable equity market performance.
Total liabilities increased $25.0 billion from $208.8 billion at December 31, 2023 to $233.8 billion at December 31, 2024. Significant components were:
•Policyholder account balances increased $16.6 billion primarily driven by new sales of general account annuity products;
•Reinsurance and funds withheld payables increased $5.9 billion primarily driven by the YRT reinsurance agreements with Prudential Insurance to reinsure the mortality risk for the totality of GUL policies reinsured to PURE and Wilton Re; and
•Other liabilities increased $1.8 billion primarily driven by deferred gains associated with the reinsurance of the Company's GUL block to PURE and GUL mortality risk ceded to Prudential Insurance.
Partially offset by:
•Separate account liabilities decreased $1.0 billion, corresponding to the decrease in Separate account assets, as discussed above.
Total equity increased $0.2 billion primarily driven by net income during the year, partially offset by unrealized losses from rising interest rates and changes to direct NPR spreads.
Results of Operations
Income (loss) from Operations before Income Taxes
2025 to 2024 Annual Comparison
Insert analysis comparable to 2024 to 2023 Annual Comparison]
2024 to 2023 Annual Comparison
Income (loss) from operations before income taxes increased $495 million from $478 million in 2023 to $973 million in 2024. This includes a favorable comparative gain of $1,060 million from our annual reviews and update of assumptions and other refinements. Excluding the impact of our annual reviews and update of assumptions and other refinements, income decreased $565 million primarily driven by:
•Higher Policyholders' benefits driven by the reinsurance recapture of the Company's guaranteed universal life insurance policies.
Partially offset by:
•Higher Policy charges and fee income driven by the reinsurance recapture of the Company's guaranteed universal life insurance policies.
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•Lower amortization of deferred policy acquisition costs driven by the reinsurance recapture of the Company's guaranteed universal life insurance policies.

Revenues, Benefits and Expenses
2025 to 2024 Annual Comparison
Insert analysis comparable to 2024 to 2023 Annual Comparison]
2024 to 2023 Annual Comparison
Revenues increased $7,927 million from $3,272 million in 2023 to $11,199 million in 2024. This includes a favorable comparative net increase of $1,023 million from our annual reviews and update of assumptions and other refinements, as mentioned above. Excluding the impact of our annual reviews and update of assumptions and other refinements, the increase was $6,904 million primarily driven by the items mentioned above in Income (loss) from operations before income taxes.
Benefits and expenses increased $7,432 million from $2,794 million in 2023 to $10,226 million in 2024. This includes a favorable comparative net decrease of $37 million from our annual reviews of assumptions and other refinements, as mentioned above. Excluding the impact of our annual reviews and update to our assumptions and other refinements, the increase was $7,469 million primarily driven by the items mentioned above in Income (loss) from operations before income taxes.
Risks and Risk Mitigants
Variable Annuity Risks and Risk Mitigants. The primary risk exposures of our variable annuity contracts relate to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including capital markets assumptions such as equity market returns, interest rates and market volatility, along with actuarial assumptions such as contractholder mortality, the timing and amount of annuitization and withdrawals, and contract lapses. For these risk exposures, achievement of our expected returns is subject to the risk that actual experience will differ from the assumptions used in the original pricing of these products. Prudential Financial manages our exposure to certain risks driven by fluctuations in capital markets primarily through a combination of Product Design Features and an Asset Liability Management Strategy ("ALM"), as discussed below. The Company also manages these risk exposures through external reinsurance for certain of our variable annuity products.

Effective July 1, 2021, the Company recaptured the risks related to its variable annuity base contracts, along with the living benefit guarantees, that had previously been reinsured to FLIAC from April 1, 2016 through June 30, 2021. The recapture does not impact PLNJ, which will continue to reinsure its new and in force business to Prudential Insurance. The product risks related to the previously reinsured business that were being managed in FLIAC, were transferred to the Company. In addition, the living benefit hedging program related to the previously reinsured living benefit riders are being managed within the Company.

Fixed Annuity Risks and Risk Mitigants. Effective December 1, 2021, the Company entered into a reinsurance agreement with FLIAC under which the Company assumed all of its fixed indexed annuities and fixed annuities with a guaranteed lifetime withdrawal income feature from FLIAC. The primary risk exposure of these fixed annuity products relates to investment risks we bear for providing customers a minimum guaranteed interest rate or an index-linked interest rate required to be credited to the customer’s account value, which include interest rate fluctuations and/or sustained periods of low interest rates, and credit risk related to the underlying investments. We manage these risk exposures primarily through our investment strategies and product design features, which include credit rate resetting subject to the minimum guaranteed interest rate, as well as surrender charges applied during the early years of the contract that help to provide protection for premature withdrawals. In addition, a portion of our fixed annuity products has a market value adjustment provision that affords protection of lapse in the case of rising interest rates. We also manage these risk exposures through external and affiliated reinsurance for certain of our fixed annuity products.

Indexed Variable Annuity Risks and Risk Mitigants. Effective December 1, 2021, the Company entered into a reinsurance agreement with FLIAC under which the Company assumed all of its indexed variable annuities from FLIAC. The primary risk exposure of these indexed variable annuity products relates to the investment risks we bear in order to credit to the customer’s account balance the required crediting rate based on the performance of the elected indices at the end of each term. We manage this risk primarily through our investment strategies including derivatives and product design features, which include credit rate resetting subject to contractual minimums as well as surrender charges applied during the early years of the contract that help to provide protection for premature withdrawals. In addition, our indexed variable annuity strategies have an interim value provision that provides protection from lapse in the case of rising interest rates.
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Product Design Features:
A portion of the variable annuity contracts that we offer include an asset transfer feature. This feature is implemented at the contract level, and transfers assets between certain variable investment sub-accounts selected by the annuity contractholder and, depending on the benefit feature, a fixed-rate account in the general account or a bond fund sub-account within the separate account. The objective of the asset transfer feature is to reduce our exposure to equity market risk and market volatility. The asset transfer feature associated with our highest daily living benefit products uses a designated bond fund sub-account within the separate account. The transfers are based on a static mathematical formula used with the particular benefit which considers a number of factors, including, but not limited to, the impact of investment performance on the contractholder’s total account value. Other product design features we utilize include, among others, asset allocation restrictions, minimum issuance age requirements and certain limitations on the amount of contractholder purchase payments, as well as a required minimum allocation to our general account for certain of our products. We continue to introduce products that diversify our risk profile and have incorporated provisions in product design allowing frequent revisions of key pricing elements for certain of our products. In addition, there is diversity in our fee arrangements, as certain fees are primarily based on the benefit guarantee amount, the contractholder account value and/or premiums, which helps preserve certain revenue streams when market fluctuations cause account values to decline.
Asset Liability Management Strategy (including fixed income instruments and derivatives):
We employ an ALM strategy that utilizes a combination of both traditional fixed income instruments and derivatives to meet expected liabilities associated with our annuity guarantees. The MRB liability that we hedge consists of expected living and death benefit claims under various market conditions, which are managed using fixed income instruments, derivatives, or a combination thereof. For our Prudential Defined Income variable annuity, we utilize fixed income instruments to meet expected liabilities. For the portion of our ALM strategy executed with derivatives, we enter into a range of exchange-traded and OTC equity, interest rate and credit derivatives, including, but not limited to: equity and treasury futures; total return, credit default and interest rate swaps; and options including equity options, swaptions, and floors and caps. The intent of this strategy is to more efficiently manage the capital and liquidity associated with these products while continuing to mitigate fluctuations in net income due to movements in capital markets. To achieve this, we periodically review and recalibrate the ALM strategy by optimizing the mix of derivatives and fixed income instruments to achieve expected outcomes. As part of our periodic review of our variable annuities ALM strategy, and in accordance with our Risk Appetite Framework (“RAF”), the Company simplified its hedging approach in the first quarter of 2023 and collapsed the aggregate amount of equity hedging into one program.

Under our ALM strategy, we expect differences in the U.S. GAAP net income impact between the changes in value of the fixed income instruments (either designated as available-for-sale or designated as trading) and derivatives as compared to the changes in the MRB liability these assets support. These differences can be primarily attributed to two distinct areas:
• Different accounting treatment between liabilities and assets supporting those liabilities. Under U.S. GAAP, changes in the fair value of the derivative instruments and fixed income instruments designated as trading, and MRB, excluding the changes in the Company’s NPR spreads, are immediately reflected in net income, while changes in the fair value of fixed income instruments that are designated as available-for-sale are recorded as unrealized gains (losses) in other comprehensive income.
•General hedge results. For the derivative portion of the ALM strategy, the net hedging impact (the extent to which the changes in value of the hedging instruments offset the change in value of the portion of the MRBs we are hedging) may be impacted by a number of factors, including: cash flow timing differences between our hedging instruments and the corresponding portion of the MRBs we are hedging, basis differences attributable to actual underlying contractholder funds to be hedged versus hedgeable indices, rebalancing costs related to dynamic rebalancing of hedging instruments as markets move, certain elements of the MRBs that may not be hedged (including certain actuarial assumptions), and implied and realized market volatility on the hedge positions relative to the portion of the MRBs we seek to hedge.
11

Income Taxes
The differences between income taxes expected at the U.S. federal statutory income tax rate of 21% applicable for 2025, 2024 and 2023, and the reported income tax expense (benefit) are provided in the following table:

	Years Ended December 31,
	2025		2024	2023
	($ in millions)
Expected federal income tax expense (benefit) at federal statutory rate			$204	$100
Non-taxable investment income			(43)	(43)
Tax credits			(29)	(43)
State taxes (net of federal benefit)			5	12
Other			(2)	0
Reported income tax expense (benefit)			$135	$26
Effective tax rate	XX	%	13.9%	5.5%
Effective Tax Rate
The effective tax rate is the ratio of “Income tax expense (benefit)” divided by “Income (loss) from operations before income taxes and equity in earnings of operating joint ventures." Our effective tax rate for fiscal years 2025, 2024 and 2023 was [XX]%, 13.9% and 5.5%, respectively.
Unrecognized Tax Benefits
The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service or other taxing authorities. The completion of review or the expiration of the U.S. Federal statute of limitations for a given audit period could result in an adjustment to the liability for income taxes. The Company had no unrecognized benefit as of December 31, 2025, 2024 and 2023. We do not anticipate any significant changes within the next twelve months to our total unrecognized tax benefits related to tax years for which the statute of limitations has not expired.
Income Tax Expense vs. Income Tax Paid in Cash
Income tax expense recorded under U.S. GAAP routinely differs from the income taxes paid in cash in any given year. Income tax expense recorded under U.S. GAAP is based on income reported in our Consolidated Statements of Operations for the current period and it includes both current and deferred taxes. Income taxes paid during the year include tax installments made for the current year as well as tax payments and refunds related to prior periods.

12

Investment Portfolio

We maintain diversified investment portfolios to support our liabilities to customers as well as our other general liabilities.

The investment portfolios are managed pursuant to the distinct objectives and investment policy statements of Pruco Life. The primary investment objectives of Pruco Life include:

•hedging and otherwise managing the market risk characteristics of the major product liabilities and other obligations of the Company;
•optimizing investment income yield within risk constraints over time; and
•for certain portfolios, optimizing total return, including both investment income yield and capital appreciation, within risk constraints over time, while managing the market risk exposures associated with the corresponding product liabilities.

We pursue our objective to optimize investment income yield for Pruco Life over time through:

•the investment of net operating cash flows, including new product premium inflows, and proceeds from investment sales, repayments and prepayments into investments with attractive risk-adjusted yields; and
•the sale of investments, where appropriate, either to meet various cash flow needs or to manage the portfolio's risk exposure profile with respect to duration, credit, currency and other risk factors, while considering the impact on taxes and capital.

Our portfolio management approach, while emphasizing our investment income yield and asset/liability risk management objectives, also takes into account the capital and tax implications of portfolio activity and our assertions regarding our ability and intent to hold debt securities to recovery.

Management of Investments

Our Board of Directors (“Board”) oversees our proprietary investments, including our portfolios and regularly reviews performance and risk positions. Our Chief Investment Officer Organization (“CIO Organization”) develops investment policies subject to risk limits proposed by our Risk Management group for the portfolios and directs and oversees management of the portfolios within risk limits approved annually by the Board.

The CIO Organization, works closely with product actuaries and Risk Management to understand the characteristics of our products and their associated market risk exposures. This information is incorporated into the development of target asset portfolios that manage market risk exposures associated with the liability characteristics and establish investment risk exposures, within tolerances prescribed by the Company’s investment risk limits, on which we expect to earn an attractive risk-adjusted return. We develop asset strategies for specific classes of product liabilities and attributed or accumulated surplus, each with distinct risk characteristics. Market risk exposures associated with the liabilities include interest rate risk, which is addressed through the duration characteristics of the target asset mix, and currency risk, which is addressed by the currency profile of the target asset mix. The portfolios typically include allocations to credit and other investment risks as a means to enhance investment yields and returns over time.

Most of our products can be categorized into the following three classes:

•interest-crediting products for which the rates credited to customers are periodically adjusted to reflect market and competitive forces and actual investment experience, such as fixed annuities and universal life insurance;
•participating individual and experience-rated group products in which customers participate in actual investment and business results through annual dividends, interest or return of premium; and
•products with fixed or guaranteed terms, such as traditional whole life products and payout annuities.

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Our total investment portfolio is composed of a number of operating portfolios. Each operating portfolio backs a specific set of liabilities, and the portfolios have a target asset mix that supports the liability characteristics, including duration, cash flow, liquidity needs and other criteria. As of December 31, 2024, the average duration of our investment portfolios, including the impact of derivatives, was between 4 and 5 years. Our asset/liability management process has enabled us to manage our portfolios through several market cycles.

We implement our portfolio strategies primarily through investment in a broad range of fixed income assets, including government and agency securities, public and private corporate bonds and structured securities and mortgage loans. In addition, we hold allocations of non-coupon investments, which include equity securities and other invested assets such as limited partnerships and limited liability companies (“LPs/LLCs”), real estate held through direct ownership, derivative instruments, and seed money investments in separate accounts.

We manage our public fixed maturity portfolio to a risk profile directed or overseen by the CIO Organization and Risk Management groups and to a profile that also reflects the market environments impacting both our domestic and international insurance portfolios. The return that we earn on the portfolio will be reflected in investment income and in realized gains or losses on investments.

We use privately-placed corporate debt securities and commercial mortgage loans, which consist of mortgages on diversified properties in terms of geography, property type and borrowers, to enhance the yield on our portfolios and to improve the overall diversification of the portfolios. Private placements typically offer enhanced yields due to an illiquidity premium and generally offer enhanced credit protection in the form of covenants. Our origination capability offers the opportunity to lead transactions and gives us the opportunity for better terms, including covenants and call protection, and to take advantage of innovative deal structures.

Derivative strategies are employed in the context of our risk management framework to enhance our ability to manage interest rate and currency risk exposures of the asset portfolio relative to the liabilities and to manage credit and equity positions in the investment portfolios. For a discussion of our risk management process, see “Quantitative and Qualitative Disclosures About Market Risk” below.

Our portfolio asset allocation reflects our emphasis on diversification across asset classes, sectors and issuers. The CIO Organization, directly and through related functions within the insurance subsidiaries, implements portfolio strategies primarily through Prudential’s PGIM segment. Activities of the PGIM segment on behalf of Pruco Life's portfolios are directed and overseen by the CIO Organization and monitored by Risk Management for compliance with investment risk limits.

Portfolio Composition

Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, policy loans and non-coupon investments, which include equity securities and other invested assets such as LPs/LLCs, derivative instruments and seed money investments in separate accounts. The composition of our investment portfolio reflects, within the discipline provided by our risk management approach, our need for competitive results and the selection of diverse investment alternatives available primarily through our PGIM segment. The size of our portfolio enables us to invest in asset classes that may be unavailable to the typical investor.

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The following table sets forth the composition of our investment portfolio as of the dates indicated:

	December 31,
	2025			2024
	($ in millions)
Fixed maturities:
Public, available-for-sale, at fair value	$0	0.0%	%	$23,089	43.7%	%
Private, available-for-sale, at fair value	0	0.0		11,897	22.5
Fixed maturities, trading, at fair value	0	0.0		3,845	7.3
Equity securities, at fair value	0	0.0		2,624	4.9
Commercial mortgage and other loans, at book value, net of allowance	0	0.0		7,759	14.7
Policy loans, at outstanding balance	0	0.0		1,542	2.9
Other invested assets, net of allowance(1)	0	0.0		1,582	3.0
Short-term investments, net of allowance	0	0.0		517	1.0
Total investments	$0	0.0%	%	$52,855	100.0%	%
(1)    Other invested assets consist of investments in LPs/LLCs, derivative instruments and other miscellaneous investments.

 Investment Results

The following table sets forth the investment results for the periods indicated. The yields are based on net investment income as reported under U.S. GAAP and as such do not include certain interest-related items, such as settlements of duration management swaps which are included in “Realized investment gains (losses), net.”

	Years Ended December 31,
	2025			2024			2023
	Yield(1)		Amount	Yield(1)		Amount	Yield(1)		Amount
	($ in millions)
Fixed maturities(2)	0.00%	%	$0	5.30%	%	$1,623	4.95%	%	$1,140
Equity securities	0.00		0	3.02		30	4.21		15
Commercial mortgage and other loans	0.00		0	4.86		329	4.26		232
Policy loans	0.00		0	5.06		66	6.77		48
Short-term investments and cash equivalents	0.00		0	5.88		182	5.49		124
Gross investment income	0.00		0	5.20		2,230	4.94		1,559
Investment expenses	0.00		0	(0.25)		(105)	(0.24)		(77)
Investment income after investment expenses	0.00%	%	0	4.95%	%	2,125	4.70%	%	1,482
Other invested assets(3)			0			297			194
Total net investment income			$0			$2,422			$1,676
(1)The denominator in the yield percentage is based on quarterly average carrying values for all asset types except for fixed maturities which are based on amortized cost, net of allowance. Amounts for fixed maturities, short-term investments and cash equivalents are also netted for securities lending activity (i.e., income netted for rebate expenses and asset values netted for securities lending liabilities). A yield is not presented for other invested assets as it is not considered a meaningful measure of investment performance. Yields exclude investment income and assets related to other invested assets.
(2)Includes fixed maturity securities classified as available-for-sale and excludes fixed maturity securities classified as trading, which are included in other invested assets.
(3)Other invested assets consist of investments in LPs/LLCs, derivative instruments, fixed maturities classified as trading and other miscellaneous investments.

Fixed Maturity Securities

In the following sections, we provide details about our fixed maturity securities portfolio, which excludes fixed maturity securities classified as trading.

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Fixed Maturity Securities by Contractual Maturity Date

The following table sets forth the breakdown of the amortized cost of our fixed maturity securities portfolio by contractual maturity, as of the date indicated:

	December 31, 2025
	Amortized Cost	% of Total
	($ in millions)
Corporate & government securities
Maturing in 2026	$0	0.0%	%
Maturing in 2027	0	0.0
Maturing in 2028	0	0.0
Maturing in 2029	0	0.0
Maturing in 2030	0	0.0
Maturing in 2031	0	0.0
Maturing in 2032	0	0.0
Maturing in 2033	0	0.0
Maturing in 2034	0	0.0
Maturing in 2035	0	0.0
Maturing in 2036	0	0.0
Maturing in 2037 and beyond	0	0.0
Total corporate & government securities	0	0.0
Asset backed	0	0.0
Commercial mortgage backed	0	0.0
Residential mortgage backed	0	0.0
Total fixed maturities, available-for-sale	$0	0.0%	%

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Fixed Maturity Securities by Industry

The following table sets forth the composition of the portion of our fixed maturity, available-for-sale portfolio by industry category and the associated gross unrealized gains and losses, as well as the allowance for credit losses (“ACL”), as of the dates indicated:

	December 31, 2025					December 31, 2024
Industry(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	ACL	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	ACL	Fair Value
	(in millions)
Corporate securities:
Finance	$0	$0	$0	$0	$0	$8,447	$48	$473	$0	$8,022
Consumer non-cyclical	0	0	0	0	0	4,334	20	369	10	3,975
Utility	0	0	0	0	0	2,869	12	267	0	2,614
Capital goods	0	0	0	0	0	3,666	20	199	6	3,481
Consumer cyclical	0	0	0	0	0	2,217	14	64	15	2,152
Foreign agencies	0	0	0	0	0	284	1	32	0	253
Energy	0	0	0	0	0	1,985	8	110	8	1,875
Communications	0	0	0	0	0	714	5	44	0	675
Basic industry	0	0	0	0	0	1,369	4	84	0	1,289
Transportation	0	0	0	0	0	1,754	19	115	0	1,658
Technology	0	0	0	0	0	1,643	9	74	1	1,577
Industrial other	0	0	0	0	0	527	1	66	0	462
Total corporate securities	0	0	0	0	0	29,809	161	1,897	40	28,033
Foreign government	0	0	0	0	0	362	1	53	0	310
Residential mortgage-backed(2)	0	0	0	0	0	367	1	12	0	356
Asset-backed	0	0	0	0	0	3,728	31	9	0	3,750
Commercial mortgage-backed	0	0	0	0	0	945	5	53	0	897
U.S. Government	0	0	0	0	0	1,200	8	109	0	1,099
State & Municipal	0	0	0	0	0	570	1	30	0	541
Total fixed maturities, available-for-sale	$0	$0	$0	$0	$0	$36,981	$208	$2,163	$40	$34,986
(1)Investment data has been classified based on standard industry categorizations for domestic public holdings and similar classifications by industry for all other holdings.
(2)As of [both] December 31, 2025 and 2024, based on amortized cost, 100% were rated A or higher.

Fixed Maturity Securities Credit Quality

The Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”) evaluates the investments of insurers for statutory reporting purposes and assigns fixed maturity securities to one of six categories called “NAIC Designations.” In general, NAIC Designations of “1” highest quality, or “2” high quality, include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody’s Investor Service, Inc. (“Moody’s”) or BBB- or higher by Standard & Poor’s Rating Services (“S&P”). NAIC Designations of “3” through “6” generally include fixed maturities referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by S&P. The NAIC Designations for commercial mortgage-backed securities and non-agency residential mortgage-backed securities, including our asset-backed securities collateralized by sub-prime mortgages, are based on security level expected losses as modeled by an independent third party (engaged by the NAIC) and the statutory carrying value of the security, including any purchase discounts or impairment charges previously recognized.
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As a result of time lags between the funding of investments, the finalization of legal documents, and the completion of the SVO filing process, the fixed maturity portfolio includes certain securities that have not yet been designated by the SVO as of each balance sheet date. Pending receipt of SVO designations, the categorization of these securities by NAIC Designation is based on the expected ratings indicated by internal analysis.

Ratings assigned by nationally recognized rating agencies include S&P, Moody’s, Fitch Ratings, Inc. (“Fitch”) and Morningstar, Inc. (“Morningstar”). Low issue composite rating uses ratings from the major credit rating agencies or, if these are not available, an equivalent internal rating. For securities where the ratings assigned are not equivalent, the second lowest rating is utilized.

The following table sets forth our fixed maturity, available-for-sale portfolio by NAIC Designation or equivalent rating, as of the dates indicated:

	December 31, 2025					December 31, 2024
NAIC Designation(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses(2)	ACL	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses(2)	ACL	Fair Value
	(in millions)
1	$0	$0	$0	$0	$0	$19,247	$109	$1,093	$0	$18,263
2	0	0	0	0	0	15,232	81	966	0	14,347
Subtotal High or Highest Quality Securities(3)	0	0	0	0	0	34,479	190	2,059	0	32,610
3	0	0	0	0	0	1,209	8	67	0	1,150
4	0	0	0	0	0	952	8	28	4	928
5	0	0	0	0	0	225	1	7	0	219
6	0	0	0	0	0	116	1	2	36	79
Subtotal Other Securities(4)(5)	0	0	0	0	0	2,502	18	104	40	2,376
Total fixed maturities, available-for-sale	$0	$0	$0	$0	$0	$36,981	$208	$2,163	$40	$34,986
(1)As of December 31, 2025 and 2024, includes [XX] securities with amortized cost of $[XX] million (fair value, $[XX] million) and 163 securities with amortized cost of $1,126 million (fair value, $1,062 million), respectively, that have been categorized based on expected NAIC Designations pending receipt of SVO ratings.
(2)As of December 31, 2025, includes gross unrealized losses of $[XX] million on public fixed maturities and $[XX] million on private fixed maturities considered to be other than high or highest quality and, as of December 31, 2024, includes gross unrealized losses of $10 million on public fixed maturities and $94 million on private fixed maturities considered to be other than high or highest quality.
(3)On an amortized cost basis, as of December 31, 2025, includes $[XX] million of public fixed maturities and $[XX] million of private fixed maturities and, as of December 31, 2024, includes $24,005 million of public fixed maturities and $10,474 million of private fixed maturities.
(4)On an amortized cost basis, as of December 31, 2025, includes $[XX] million of public fixed maturities and $[XX] million of private fixed maturities and, as of December 31, 2024, includes $304 million of public fixed maturities and $2,198 million of private fixed maturities.
(5)On an amortized cost basis, as of December 31, 2025, securities considered below investment grade based on low issue composite ratings total $[XX] million, or [X]% of the total fixed maturities, and include securities considered high or highest quality by the NAIC based on the rules described above.
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Liquidity and Capital Resources
Overview
Liquidity refers to the ability to generate sufficient cash resources to meet the payment obligations of the Company. Capital refers to the long-term financial resources available to support the operations of our business, fund business growth, and provide a cushion to withstand adverse circumstances. Our ability to generate and maintain sufficient liquidity and capital depends on the profitability of our business, general economic conditions and our access to the capital markets and the alternative sources of liquidity and capital described herein.
Effective and prudent liquidity and capital management is a priority across the organization. Management monitors the liquidity of the Company on a daily basis and projects borrowing and capital needs over a multi-year time horizon. We use a Risk Appetite Framework (“RAF”) to ensure that all risks taken by the Company align with our capacity and willingness to take those risks. The RAF provides a dynamic assessment of capital and liquidity stress impacts and is intended to ensure that sufficient resources are available to absorb those impacts. We believe that our capital and liquidity resources are sufficient to satisfy the capital and liquidity requirements of the Company.
Our businesses are subject to comprehensive regulation and supervision by domestic and international regulators. These regulations currently include requirements (many of which are the subject of ongoing rule-making) relating to capital and liquidity management.
Capital
We manage to regulatory capital levels consistent with our "AA" ratings targets. We utilize the risk-based capital (“RBC”) ratio as a primary measure of capital adequacy. RBC is calculated based on statutory financial statements and risk formulas consistent with the practices of the National Association of Insurance Commissioners ("NAIC"). RBC considers, among other things, risks related to the type and quality of the invested assets, insurance-related risks associated with an insurer’s products and liabilities, interest rate risks and general business risks. RBC ratio calculations are intended to assist insurance regulators in measuring an insurer’s solvency and ability to pay future claims. The reporting of RBC measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities, but is available to the public. The Company’s capital levels substantially exceed the minimum level required by applicable insurance regulations. Our regulatory capital levels may be affected in the future by changes to the applicable regulations, proposals for which are currently under consideration by both domestic and international insurance regulators.
The regulatory capital level of the Company can be materially impacted by interest rate and equity market fluctuations, changes in the values of derivatives, the level of impairments recorded, and credit quality migration of the investment portfolio, among other items. In addition, the reinsurance of business or the recapture of business subject to reinsurance arrangements due to defaults by, or credit quality migration affecting, the reinsurers or for other reasons could negatively impact regulatory capital levels. The Company’s regulatory capital level is also affected by statutory accounting rules, which are subject to change by each applicable insurance regulator.
Captive Reinsurance Companies
Prudential Financial and the Company use captive reinsurance companies for our individual life business to more effectively manage our reserves and capital on an economic basis and to enable the aggregation and transfer of risks. The captive reinsurance companies assume business from affiliates only. To support the risks they assume, our captives are capitalized to a level we believe is consistent with the “AA” financial strength rating targets of Prudential Financial’s insurance subsidiaries. All of the captive reinsurance companies are wholly-owned subsidiaries of Prudential Financial and are located domestically, typically in the state of domicile of the direct writing insurance subsidiary that cedes the majority of business to the captive. In addition to state insurance regulation, the captives are subject to internal policies governing their activities. In the normal course of business, Prudential Financial contributes capital to the captives to support business growth and other needs. Prudential Financial has also entered into support agreements with several of the captives in connection with financing arrangements.
Prudential Financial's life insurance subsidiaries are subject to a regulation entitled “Valuation of Life Insurance Policies Model Regulation,” commonly known as “Regulation XXX,” and a supporting guideline entitled “The Application of the Valuation of Life Insurance Policies Model Regulation,” commonly known as “Guideline AXXX.” The regulation and supporting guideline require insurers to establish statutory reserves for term and universal life insurance policies with long-term premium guarantees at a level that exceeds what our actuarial assumptions for this business would otherwise require. Prudential Financial uses captive reinsurance companies to finance the portion of the reserves for this business that we consider to be non-economic as described below under “—Financing Activities—Term and Universal Life Reserve Financing.”
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Liquidity
Our liquidity is managed to ensure stable, reliable and cost-effective sources of cash flows to meet all of our obligations. Liquidity is provided by a variety of sources, as described more fully below, including portfolios of liquid assets. Our investment portfolios are integral to the overall liquidity of the Company. We use a projection process for cash flows from operations to ensure sufficient liquidity to meet projected cash outflows, including claims. The impact of Prudential Funding, LLC’s ("Prudential Funding"), a wholly-owned subsidiary of Prudential Insurance, financing capacity on liquidity (as described below) is considered in the internal liquidity measures of the Company.
Liquidity is measured against internally-developed benchmarks that take into account the characteristics of both the asset portfolio and the liabilities that they support. We consider attributes of the various categories of liquid assets (e.g., type of asset and credit quality) in calculating internal liquidity measures to evaluate our liquidity under various stress scenarios, including company-specific and market-wide events. We continue to believe that cash generated by ongoing operations and the liquidity profile of our assets provide sufficient liquidity under reasonably foreseeable stress scenarios.
Cash Flow
The principal sources of the Company’s liquidity are premiums and certain annuity considerations, investment and fee income, investment maturities, sales of investments and internal borrowings. The principal uses of that liquidity include benefits, claims, and payments to policyholders and contractholders in connection with surrenders, withdrawals and net policy loan activity. Other uses of liquidity include commissions, general and administrative expenses, purchases of investments, the payment of dividends and returns of capital to the parent company, hedging and reinsurance activity and payments in connection with financing activities.
We believe that cash flows from our operations are adequate to satisfy current liquidity requirements. The continued adequacy of our liquidity will depend upon factors such as future securities market conditions, changes in interest rate levels, policyholder perceptions of our financial strength, policyholder behavior, catastrophic events and the relative safety and attractiveness of competing products, each of which could lead to reduced cash inflows or increased cash outflows. Cash flows from investment activities results from repayments of principal, proceeds from maturities and sales of invested assets and investment income, net of amounts reinvested.
In managing liquidity, we consider the risk of policyholder and contractholder withdrawals of funds earlier than our assumptions when selecting assets to support these contractual obligations. We use surrender charges and other contract provisions to mitigate the extent, timing and profitability impact of withdrawals of funds by customers.

	Years Ended December 31,
	2025	2024	2023
	(in millions)
Cash and cash equivalents, beginning of year	$3,326	$2,140	$2,398
Cash flows from (used in) operating activities	0	3,481	2,459
Cash flows from (used in) investing activities	0	(14,368)	(9,639)
Cash flows from (used in) financing activities	0	12,073	6,922
Net increase (decrease) in cash and cash equivalents	0	1,186	(258)
Cash and cash equivalents, end of year	$3,326	$3,326	$2,140
Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024

Insert analysis comparable to 2024 to 2023 Annual Comparison]

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023

Net cash from operating activities was $3.5 billion in 2024 compared to $2.5 billion in 2023. The increase in net cash from operating activities of $1.0 billion was primarily due to cash inflows from changes in derivative positions and a larger increase in future policy benefits and other insurance liabilities. These inflows were partially offset by cash outflows driven by larger increases in reinsurance related-balances and deferred acquisition costs.

Net cash used in investing activities was $14.4 billion in 2024 compared to $9.6 billion in 2023. The increase in net cash used in investing activities of $4.8 billion was primarily due to higher payments for the purchase of fixed maturities, available-for-sale, and equity securities, partially offset by higher proceeds from the sale/maturity/prepayment of such securities.
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Net cash from financing activities was $12.1 billion in 2024 compared to $6.9 billion in 2023. The increase in net cash from financing activities of $5.2 billion was primarily due to higher policyholders’ account deposits.
Liquid Assets
Liquid assets include cash and cash equivalents, short-term investments, U.S. Treasury fixed maturities, fixed maturities that are not designated as held-to-maturity, and public equity securities. As of December 31, 2025 and 2024, the Company had liquid assets of $XX billion and $45.3 billion, respectively. The portion of liquid assets comprised of cash and cash equivalents and short-term investments was $XX billion and $3.8 billion as of December 31, 2025 and 2024, respectively. As of December 31, 2025, $[XX]billion, or [XX] % of the fixed maturity investments in the Company's general account portfolios were rated high or highest quality based on NAIC or equivalent rating.
Financing Activities
Term and Universal Life Reserve Financing
For business written prior to the implementation of principle-based reserving, Regulation XXX and Guideline AXXX require domestic life insurers to establish statutory reserves for term and universal life insurance policies with long-term premium guarantees that are consistent with the statutory reserves required for other individual life policies with similar guarantees. Many market participants believe that these levels of reserves are excessive relative to the levels reasonably required to maintain solvency for moderately adverse experience. The difference between the statutory reserve and the amount necessary to maintain solvency for moderately adverse experience is considered to be the non-economic portion of the statutory reserve.
The Company uses affiliated captive reinsurance companies to finance the portion of the statutory reserves required to be held under Regulation XXX and Guideline AXXX that is considered to be non-economic. The financing arrangements involve the reinsurance of term and universal life business to our affiliated captive reinsurers and the issuance of surplus notes by those affiliated captives that are treated as capital for statutory purposes. These surplus notes are subordinated to policyholder obligations, and the payment of principal and interest on the surplus notes can only be made with prior insurance regulatory approval.
Under the agreements, the affiliated captive receives in exchange for the surplus notes one or more credit-linked notes issued by a special-purpose affiliate of the Company with an aggregate principal amount equal to the surplus notes outstanding. The affiliated captive holds the credit-linked notes as assets supporting Regulation XXX or Guideline AXXX non-economic reserves, as applicable. The captive can redeem the principal amount of the outstanding credit-linked notes for cash upon the occurrence of, and in an amount necessary to remedy, a specified liquidity stress event affecting the captive. Under the agreements, the external counterparties have agreed to fund any such payments under the credit-linked notes in return for the receipt of fees. To date, no such payments under the credit-linked notes have been required. Under these transactions, because valid rights of set-off exist, interest and principal payments on the surplus notes and on the credit-linked notes are settled on a net basis, and the surplus notes are reflected in the Company’s total consolidated borrowings on a net basis. As a result of reinsurance transactions executed with Somerset Re and Wilton Re, we have eliminated Credit-Linked Note Structures supporting Guideline AXXX for our remaining business. In November, we restructured a series of internal captive reinsurance arrangements resulting in the consolidation of Credit-Linked Note Structures supporting Regulation XXX.
As of December 31, 2025, the affiliated captive reinsurance companies have entered into agreements with external counterparties providing for the issuance of up to an aggregate of $[XX] million of surplus notes by our affiliated captive reinsurers in return for the receipt of credit-linked notes (“Credit-Linked Note Structures”), of which $[XX] million of surplus notes was outstanding, as compared to an aggregate issuance capacity of $[XX] million, of which $[XX] million was outstanding as of December 31, 2024.
As of December 31, 2025, our affiliated captive reinsurance companies had outstanding an aggregate of $[XX] million of debt issued for the purpose of financing Regulation XXX non-economic reserves. In addition, as of December 31, 2025, for purposes of financing Guideline AXXX reserves, one of our affiliated captives had approximately $[XX] million of surplus notes outstanding that were issued to affiliates.
The Company has introduced updated versions of its individual life products in conjunction with the requirement to adopt principle-based reserving by January 1, 2020. These updated products are currently priced to support the principle-based statutory reserve level without the need for reserve financing.

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Prudential Funding, LLC
Prudential Financial and Prudential Funding borrow funds in the capital markets primarily through the direct issuance of commercial paper. The borrowings serve as an additional source of financing to meet our working capital needs. Prudential Funding operates under a support agreement with Prudential Insurance whereby Prudential Insurance has agreed to maintain Prudential Funding’s positive tangible net worth at all times.
Hedging activities associated with living benefit guarantees
The hedging portion of our risk management strategy associated with our living benefit guarantees is being managed within the Company. For the portion of the risk management strategy executed through hedging, we enter into a range of exchange-traded, cleared and other OTC equity and interest rate derivatives in order to hedge certain living benefit guarantees accounted for as embedded derivatives against changes in certain capital market risks above a designated threshold. The portion of the risk management strategy comprising the hedging portion requires access to liquidity to meet the Company's payment obligations relating to these derivatives, such as payments for periodic settlements, purchases, maturities and terminations. These liquidity needs can vary materially due to, among other items, changes in interest rates, equity markets, mortality and policyholder behavior.
The hedging portion of the risk management strategy may also result in derivative-related collateral postings to (when we are in a net pay position) or from (when we are in a net receive position) counterparties. The net collateral position depends on changes in interest rates and equity markets related to the amount of the exposures hedged. Depending on market conditions, the collateral posting requirements can result in material liquidity needs when we are in a net pay position.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk
Market risk is defined as the risk of loss from changes in interest rates, equity prices and foreign currency exchange rates resulting from asset/liability mismatches where the change in the value of our liabilities is not offset by the change in value of our assets.
For additional information regarding the potential impacts of interest rate and other market fluctuations, as well as general economic and market conditions on our businesses and profitability, see “Risk Factors Related to Our Business” above. For additional information regarding our liquidity and capital resources, which may be impacted by changing market risks, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” above.
Market Risk Management
Management of market risk, which we consider to be a combination of both investment risk and market risk exposures, includes the identification and measurement of various forms of risk, the establishment of risk thresholds and the creation of processes intended to maintain risks within these thresholds while optimizing returns on the underlying assets or liabilities. As an indirect wholly-owned subsidiary of Prudential Financial, the Company benefits from the risk management strategies implemented by Prudential Financial.
Our risk management process utilizes a variety of tools and techniques, including:
•Measures of price sensitivity to market changes (e.g., interest rates, equity index prices, foreign exchange);
•Asset/liability management;
•Stress scenario testing;
•Hedging programs and affiliated reinsurance; and
•Risk management governance, including policies, limits, and a committee that oversees investment and market risk.
Market Risk Mitigation
Risk mitigation takes three primary forms:
•Asset/Liability Management: Managing assets to liability-based measures. For example, investment policies identify target durations for assets based on liability characteristics and asset portfolios are managed within ranges around them. This mitigates potential unanticipated economic losses from interest rate movements.
•Hedging: Using derivatives to offset risk exposures. For example, for our variable annuities business, potential living benefit claims resulting from more severe market conditions are hedged using derivative instruments.
22

•Management of portfolio concentration risk. For example, ongoing monitoring and management of key rate, currency and other concentration risks support diversification efforts to mitigate exposure to individual markets and sources of risk.
Market Risk Related to Interest Rates
We perform liability-driven investing and engage in careful asset/liability management. Asset/liability mismatches create the risk that changes in liability values will differ from the changes in the value of the related assets. Additionally, changes in interest rates may impact other items including, but not limited to, the following:
•Net investment spread between the amounts that we are required to pay and the rate of return we are able to earn on investments for certain products supported by general account investments;
•Asset-based fees earned on assets under management or contractholder account values;
•Net exposure to the guarantees provided under certain products; and
•Our capital levels.
In order to mitigate the impact that an unfavorable interest rate environment has on our net interest margins, we employ a proactive asset/liability management program, which includes strategic asset allocation and derivative strategies within a disciplined risk management framework. These strategies seek to match the characteristics of our products, and to approximate the interest rate sensitivity of the assets with the estimated interest rate sensitivity of the product liabilities. Our asset/liability management program also helps manage duration gaps, currency and other risks between assets and liabilities through the use of derivatives. We adjust this dynamic process as products change, as customer behavior changes and as changes in the market environment occur. As a result, our asset/liability management process has permitted us to manage interest rate risk successfully through several market cycles.
We use duration and convexity analyses to measure price sensitivity to interest rate changes. Duration measures the relative sensitivity of the fair value of a financial instrument to changes in interest rates. Convexity measures the rate of change in duration with respect to changes in interest rates. We use asset/liability management and derivative strategies to manage our interest rate exposure by matching the relative sensitivity of asset and liability values to interest rate changes, or by controlling the “duration mismatch” of assets and liability duration targets. In certain markets, capital market limitations that hinder our ability to acquire assets that approximate the duration of some of our liabilities are considered in setting duration targets. We consider risk-based capital and tax implications as well as current market conditions in our asset/liability management strategies.
The Company also mitigates interest rate risk through a market value adjusted (“MVA”) provision on certain of the Company’s annuity products' fixed investment options. This MVA provision limits interest rate risk by subjecting the contractholder to an MVA when funds are withdrawn or transferred to variable investment options before the end of the guarantee period. In the event of rising interest rates, which generally make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which generally make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, is designed to offset the decrease or increase in the market value of the securities underlying the guarantee.
23

We assess the impact of interest rate movements on the value of our financial assets, financial liabilities and derivatives using hypothetical test scenarios that assume either upward or downward 100 basis point parallel shifts in the yield curve from prevailing interest rates, reflecting changes in either credit spreads or the risk-free rate. The following table sets forth the net estimated potential loss in fair value on these financial instruments from a hypothetical 100 basis point upward shift as of December 31, 2025 and 2024. This table is presented on a gross basis and excludes offsetting impacts to certain insurance liabilities that are not considered financial liabilities under U.S. GAAP. This scenario results in the greatest net exposure to interest rate risk of the hypothetical scenarios tested at those dates. While the test scenario is for illustrative purposes only and does not reflect our expectations regarding future interest rates or the performance of fixed income markets, it is a near-term, reasonably possible hypothetical change that illustrates the potential impact of such events. These test scenarios do not measure the changes in value that could result from non-parallel shifts in the yield curve which we would expect to produce different changes in discount rates for different maturities. As a result, the actual loss in fair value from a 100 basis point change in interest rates could be different from that indicated by these calculations. The estimated changes in fair values do not include separate account assets.

	December 31, 2025			December 31, 2024
	Notional	Fair Value	Hypothetical Change in Fair Value	Notional	Fair Value	Hypothetical Change in Fair Value
	(in millions)
Financial assets with interest rate risk:
Fixed maturities(1)					$36,320	$(1,848)
Policy loans					1,541	0
Commercial mortgage and other loans					7,535	(274)
Derivatives:
Futures				$3,321	(6)	31
Swaps				203,928	(11,543)	(1,182)
Options				146,242	(391)	12
Forwards				1,147	30	0
Synthetic GICs				3,959	0	3
Indexed universal life contracts					(1,313)	179
Indexed annuity contracts					(11,312)	159
Total embedded derivatives(2)		0	0		(12,625)	338
Financial liabilities with interest rate risk(3):
Policyholders' account balances-investment contracts					10,811	6
Insurance liabilities with interest rate risk:
Benefit reserves (traditional and limited-payment contracts)(4)					7,514	570
Market risk benefits(5)					2,488	1,506
Net estimated potential loss			$0			$(838)

(1)Includes assets classified as “Fixed maturities, available-for-sale, at fair value” and “Fixed maturities, trading, at fair value.” Changes in fair value of fixed maturities classified as available-for-sale are included in AOCI. Excludes financial assets that are considered Funds Withheld, where the economic benefits and investment risk associated with the Funds Withheld assets ultimately inure to the reinsurer. Prior period amounts have been updated to conform to current period presentation.
(2)Excludes any offsetting impact of derivative instruments purchased to hedge changes in the embedded derivatives. Amounts reported gross of reinsurance.
(3)Excludes approximately $[XX] billion and $76 billion as of December 31, 2025 and 2024, respectively, of certain insurance reserve and deposit liabilities that are not considered financial liabilities. We believe that the interest rate sensitivities of these insurance liabilities would serve as an offset to the net interest rate risk of the financial assets and liabilities, including investment contracts.
(4)Changes in fair value of benefit reserves (traditional and limited-payment contracts) are included in AOCI.
(5)Amounts reported gross of reinsurance.

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Under U.S. GAAP, the fair value of the MRBs and embedded derivatives for certain features associated with indexed universal life, and indexed annuity contracts, reflected in the table above, includes the impact of the market’s perception of our NPR. For additional information regarding the key estimates and assumptions used in our determination of fair value, including NPR, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Accounting Policies & Pronouncements—Application of Critical Accounting Estimates—Market Risk Benefits” above.
Market Risk Related to Equity Prices
We have exposure to equity price risk through our investments in equity securities, equity-based derivatives, MRBs and embedded derivatives associated with index-linked crediting features of universal life and annuity contracts. Changes in equity prices may impact other items including, but not limited to, the following:
•Asset-based fees earned on assets under management or contractholder account value; and
•Net exposure to the guarantees provided under certain products.
We manage equity price risk against benchmarks in respective markets. We benchmark our return on equity holdings against a blend of market indices, mainly the S&P 500 and Russell 2000 for U.S. equities. We benchmark foreign equities against the Tokyo Price Index, and the MSCI EAFE, a market index of European, Australian, and Far Eastern equities. We target price sensitivities that approximate those of the benchmark indices. For equity investments within the separate accounts, the investment risk is borne by the separate account contractholder rather than by the Company.
We estimate our equity risk from a hypothetical 10% decline in equity benchmark market levels. The following table sets forth the net estimated potential loss in fair value from such a decline as of December 31, 2025 and 2024. While these scenarios are for illustrative purposes only and do not reflect our expectations regarding future performance of equity markets or of our equity portfolio, they represent near-term reasonably possible hypothetical changes that illustrate the potential impact of such events. These scenarios consider only the direct impact on fair value of declines in equity benchmark market levels and not changes in asset-based fees recognized as revenue, or changes in assumptions such as market volatility or mortality, utilization or persistency rates in our variable annuity contracts that could also impact the fair value of our living benefit features. In addition, these scenarios do not reflect the impact of basis risk, such as potential differences in the performance of the investment funds underlying the variable annuity products relative to the market indices we use as a basis for developing our hedging strategy. The impact of basis risk could result in larger differences between the change in fair value of the equity-based derivatives and the related living benefit features in comparison to these scenarios. In calculating these amounts, we exclude separate account equity securities.

	December 31, 2025			December 31, 2024
	Notional	Fair Value	Hypothetical Change in Fair Value	Notional	Fair Value	Hypothetical Change in Fair Value
	(in millions)
Equity securities			$0		$2,624	$(262)
Equity-based derivatives(1)				$141,934	707	(1,582)
Indexed universal life contracts						23
Indexed annuity contracts						2,345
Total embedded derivatives(1)(2)		0	0		0	2,368
Market risk benefits(3)						(836)
Net estimated potential loss			$0			$(312)

(1)The notional and fair value of equity-based derivatives and the fair value of embedded derivatives are also reflected in amounts under “Market Risk Related to Interest Rates” above and are not cumulative.
(2)Excludes any offsetting impact of derivative instruments purchased to hedge changes in the embedded derivatives. Amounts reported gross of reinsurance.
(3)Amounts reported gross of reinsurance.
Market Risk Related to Foreign Currency Exchange Rates
The Company is exposed to foreign currency exchange rate risk in its domestic general account investment portfolios. This risk arises primarily from investments that are denominated in foreign currencies. We manage this risk by hedging substantially all domestic foreign currency-denominated fixed-income investments into U.S. dollars. We generally do not hedge all of the foreign currency risk of our investments in equity securities of unaffiliated foreign entities.
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Derivatives
We use derivative financial instruments primarily to reduce market risk from changes in interest rates, equity prices and foreign currency exchange rates, including their use to alter interest rate or foreign currency exposures arising from mismatches between assets and liabilities. Our derivatives primarily include swaps, futures, options and forward contracts that are exchange-traded or contracted in the OTC market.
Our derivatives also include interest rate guarantees we provide on our synthetic GIC products. Synthetic GICs simulate the performance of traditional insurance-related GICs but are accounted for as derivatives under U.S. GAAP due to the fact that the policyholders own the underlying assets, and we only provide a book value “wrap” on the customers’ funds, which are held in a client-owned trust. Additionally, our derivatives include embedded derivative instruments associated with the index-linked features of certain universal life and annuity products.
Market Risk Related to Variable Annuity Products
The primary risk exposures of our variable annuity contracts relate to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including capital markets assumptions such as equity market returns, interest rates, market volatility and actuarial assumptions. We manage our exposure to certain risks driven by fluctuations in capital markets primarily through a combination of product design features, such as an automatic rebalancing feature and/or inclusion in our ALM strategy. In addition, we may also utilize external reinsurance as a form of additional risk mitigation. Our guaranteed living and death benefit features on variable annuities are accounted for as MRBs and recorded at fair value. The market risk sensitivities associated with U.S. GAAP values of both the MRBs and the related derivatives used to hedge the changes in fair value of these MRBs are provided under “Market Risk Related to Interest Rates” and “Market Risk Related to Equity Prices” above.
For additional information regarding our risk management strategies, including our ALM strategy and product design features, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” above.
Financial Statements
TO ADD FROM 12/31/2025 GAAP FINANCIAL STATEMENTS FROM 10K FILING:
–Financial Statements
–Schedule I- Summary of Investments Other Than Investments in Related Parties
–Schedule II- Condensed Financial Information of Registrant

26

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.
Registration Number: 333-283684

PART II
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Accountant’s Fees & Expenses:	$20,000.00
Legal Fees & Expenses:	$20,000.00
Printing Fees & Expenses:	[$ 6,000.00]
Registration Fee:	$0.00
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.
Arizona, being the state of organization of Pruco Life Insurance Company (“Pruco”), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et seq. of the Arizona Statutes Annotated. The text of Pruco’s By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to Form 10-Q filed on August 15, 1997 on behalf of Pruco Life Insurance Company.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
Not applicable.
ITEM 16. EXHIBITS
(1)     Distribution and Principal Underwriting Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company. Incorporated by reference to Form S-3/A, Registration No. 333-220118, filed September 29, 2017 on behalf of the Pruco Life Insurance Company.
(2)     None
(3)(a)    Articles of Incorporation of Pruco Life Insurance Company, as amended through October 19, 1993. Incorporated by reference to  Post-Effective Amendment No. 1 to Form N-4, Registration No. 333-06701, filed June 24, 1996 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.
(b)    By-laws of Pruco Life Insurance Company, as amended through May 6, 1997. Incorporated by reference to Form 10-Q, Registration No. 033-37587, as filed August 15, 1997, on behalf of Pruco Life Insurance Company.
(4)(a)    Contract (P-CDA_IND)(11_21) Incorporated by reference to Form S-3, Registration No. 333-283684, filed December 9, 2024 on behalf of the Pruco Life Insurance Company.
(b)    Endorsement (P-CDA-ENT)(11/21) Incorporated by reference to Form S-3, Registration No. 333-283684, filed December 9, 2024 on behalf of the Pruco Life Insurance Company.
(c)    Application (P-CDA-APP) (11/21) Incorporated by reference to Form S-3, Registration No. 333-283684, filed December 9, 2024 on behalf of the Pruco Life Insurance Company.
(5)     Opinion of Counsel as to legality of the securities being registered. (To be filed by amendment)
(8)-(10)     None
(15)-(16)    None
(21)    Subsidiaries of Registrant. (Filed Herewith)
(22)    None

(23)     Consent of Independent Registered Public Accounting Firm. (To be filed by amendment)
(24)     Power of Attorney: Reshma V. Abraham, Markus Coombs, Alan M. Finkelstein, Scott E. Gaul, Bradley O. Harris, Salene Hitchock-Gear, and Dylan J. Tyson. (Filed Herewith)
(25)    None
(96)     None
(107)     Filing Fees. Incorporated by reference to Form S-3/A, Registration No. 333-283684, filed June 10, 2025 on behalf of the Pruco Life Insurance Company.
ITEM 17. UNDERTAKINGS
(a)The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) Not applicable.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) – (h) Not Applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 16th day of January 2026.

PRUCO LIFE INSURANCE COMPANY
(Registrant)

By:	Dylan J. Tyson*
Dylan J. Tyson
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
Reshma V. Abraham*	Director and Vice President	January 16, 2026
Reshma V. Abraham
Markus Coombs*	Chief Financial Officer, Chief Accounting Officer, Vice President and Director	January 16, 2026
Markus Coombs
Alan M. Finkelstein*	Director and Treasurer	January 16, 2026
Alan M. Finkelstein
Scott E. Gaul*	Director and Vice President	January 16, 2026
Scott E. Gaul
Bradley O. Harris*	Director	January 16, 2026
Bradley O. Harris
Salene Hitchcock-Gear*	Director	January 16, 2026
Salene Hitchcock-Gear
Dylan J. Tyson*	Director, President and Chief Executive Officer	January 16, 2026
Dylan J. Tyson

By:	/s/Elizabeth L. Gioia
Elizabeth L. Gioia

*Executed by Elizabeth L. Gioia on behalf of those indicated pursuant to Power of Attorney.